       As filed with the Securities and Exchange Commission April 9, 1998

                                                       Registration No. 333-  --
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                            MSX INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                         7363                        38-3323099
(State or other jurisdiction         (Primary Standard              (I.R.S. Employer
              of                 Industrial Classification         Identification No.)
      incorporation or                 Code Number)
        organization)
MSX International Business Services, Inc.............            7363                  38-3323109
MSX International Engineering Services, Inc..........            8711                  38-3323110
MSX International (Holdings), Inc....................            6719                  38-3325699
MSX International (USA), Inc.........................            6719                  38-3325698
Geometric Results Incorporated.......................            7363                  38-2703800
(Exact name of registrant as specified in its              (Primary Standard        (I.R.S. Employer
  charter)                                             Industrial Classification   Identification No.)
                                                             Code Number)

                                    DELAWARE
                        (State or other jurisdiction of
                         incorporation or organization)

                               275 Rex Boulevard
                          Auburn Hills, Michigan 48236
                                 (248) 299-1000
   (Address and telephone number of registrant's principal executive offices)

                               Carol Creel, Esq.
                                General Counsel
                               275 Rex Boulevard
                          Auburn Hills, Michigan 48236
                                 (248) 299-1000
           (Name, address and telephone number of agent for service)
                               ------------------

                                   COPIES TO:
                            DAVID W. FERGUSON, ESQ.
                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 450-4000
                               ------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                               ------------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                       AMOUNT             PROPOSED             PROPOSED
     TITLE OF EACH CLASS OF             TO BE         MAXIMUM OFFERING    MAXIMUM AGGREGATE        AMOUNT OF
  SECURITIES TO BE REGISTERED        REGISTERED      PRICE PER NOTE(1)    OFFERING PRICE(1)    REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
11 3/8% Senior Subordinated
  Notes due 2008................    $100,000,000            100%             $100,000,000           $29,500
-----------------------------------------------------------------------------------------------------------------
Guarantees of 11 3/8% Senior
  Subordinated Notes due 2008...         (2)                (2)                  (2)                  (2)
=================================================================================================================

(1) Estimated pursuant to Rule 457(f) solely for the purposes of calculating the registration fee.
(2) Pursuant to Rule 457(n) no registration fee is required with respect to the Guarantees of the Senior Subordinated Notes registered hereby.
                               ------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                   SUBJECT TO COMPLETION DATED APRIL 9, 1998
PRELIMINARY PROSPECTUS

                               OFFER TO EXCHANGE
                   11 3/8% SENIOR SUBORDINATED NOTES DUE 2008
                        WHICH HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933
                          FOR ANY AND ALL OUTSTANDING
                   11 3/8% SENIOR SUBORDINATED NOTES DUE 2008
                                       OF

MSX INTERNATIONAL, INC. LOGOMSX INTERNATIONAL, INC.
                               ------------------

    THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
           , 1998, UNLESS EXTENDED.

    MSX International, Inc., a Delaware corporation ("MSXI" or the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal" and, together with this Prospectus, the "Exchange Offer"), to exchange an aggregate principal amount of up to $100,000,000 of its 11 3/8% Senior Subordinated Notes due 2008 (the "Exchange Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which this Prospectus forms a part, for an identical principal amount of the issued and outstanding 11 3/8% Senior Subordinated Notes due 2008 (the "Old Notes" and, together with the Exchange Notes, the "Notes") of the Company from the Holders (as defined herein) thereof in integral multiples of $1,000. As of the date of this Prospectus, there are $100,000,000 in aggregate principal amount of the Old Notes outstanding. The terms of the Exchange Notes are identical in all material respects to the terms of the Old Notes, except that the offer and sale of the Exchange Notes have been registered under the Securities Act and therefore the Exchange Notes are not subject to certain restrictions on transfer applicable to the Old Notes, will not contain legends relating thereto and will not be entitled to registration rights or other rights under the Registration Agreement (as defined). The Exchange Notes will be issued under the same Indenture (as defined herein) as the Old Notes and the Exchange Notes and the Old Notes will constitute a single series of debt securities under the Indenture. See "The Exchange Offer."

    The Exchange Notes will mature on January 15, 2008. Interest on the Exchange Notes is payable in cash semi-annually on January 15 and July 15 of each year, commencing on the first such date following the original issuance of the Exchange Notes. The Exchange Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after January 15, 2003 at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time prior to January 15, 2001, the Company may also redeem up to 35% of the aggregate principal amount of Notes originally outstanding with the proceeds of one or more Public Equity Offerings (as defined) following which there is a Public Market (as defined), at a redemption price equal to 111.375% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, provided that at least 65% in aggregate principal amount of Notes originally issued remains outstanding immediately after giving effect to such redemption. Upon the occurrence of a Change of Control (as defined), the Company will be required to make an offer to each holder of Exchange Notes to purchase such holder's Exchange Notes, at a purchase price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase. See "Description of Notes -- Change of Control."

    The Exchange Notes will be general unsecured obligations of the Company subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company. The Notes will rank pari passu with all existing and future Senior Subordinated Indebtedness (as defined) of the Company and will rank senior to all future indebtedness that is expressly subordinated in right of payment to the Notes. The Company is a holding company that will derive all of its operating income and cash flow from its subsidiaries. The Exchange Notes will be fully and unconditionally guaranteed (the "Subsidiary Guarantees") on an unsecured, senior subordinated basis by each Domestic Restricted Subsidiary (as defined) (collectively, the "Subsidiary Guarantors") of the Company. See "Description of Notes -- Subsidiary Guarantees." As of December 28, 1997, on a pro forma basis after giving effect to the Refinancing (as defined), (i) the Company would have had $62.0 million of outstanding Senior Indebtedness, and
(ii) the Subsidiary Guarantors would have had $45.3 million of outstanding Senior Indebtedness. See "Description of Notes -- Subordination."

                                                        (Continued on next page)

      SEE "RISK FACTORS" BEGINNING ON PAGE 18 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS OF THE OLD NOTES PRIOR TO TENDERING THEIR OLD NOTES IN THE EXCHANGE OFFER.
                               ------------------

    UNTIL            , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

                               ------------------

   THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS            , 1998

(Cover page continued)

     The Company is making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company believes that the Exchange Notes issued pursuant to this Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities
Act) of such Exchange Notes. However, any holder of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Notes, or any broker-dealer who purchased Old Notes from the Company to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements.

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer during the period referred to below in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Agreement, the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any such resales for a period ending 180 days after the Expiration Date referred to below or, if earlier, when all such Exchange Notes have been disposed of by such broker-dealer. See "Plan of Distribution."

     Each holder of Old Notes who wishes to exchange Old Notes for Exchange Notes in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company, (ii) any Exchange Notes to be received by it are being acquired in the ordinary course of its business, and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes. Any broker-dealer who is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of the Exchange Notes."

     In that regard, each broker-dealer who surrenders Old Notes pursuant to the Exchange Offer will agree, by execution of, or otherwise becoming bound by, the Letter of Transmittal, that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Agreement, such broker-dealer will suspend the sale of Exchange Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such broker-dealer or the Company has given notice that the sale of the Exchange Notes may be resumed, as the case may be. If the Company gives such notice to suspend the sale of the Exchange Notes, it shall extend the 180-day period referred to above during which broker-dealers are entitled to use this Prospectus in connection with the resale of Exchange Notes by the number of days during the period from and including the date of the giving of such notice to and including the date when broker-dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Notes or to and including the date on which the Company has given notice that the sale of Exchange Notes may be resumed, as the case may be.

     The Exchange Notes will be a new issue of securities for which there currently is no market. Although Salomon Brothers Inc, Lehman Brothers Inc. and First Chicago Capital Markets, Inc., the initial purchasers of the Old Notes (the "Initial Purchasers") have informed the Company that they currently intend to make a market in the Exchange Notes, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The Company currently does not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

     Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Indenture (as defined) (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligation to such holders to provide for registration under the Securities Act of the Old Notes held by them. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. See "Prospectus Summary -- Certain Consequences of a Failure to Exchange Old Notes."

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER.

     The Company will not receive any proceeds from the issuance of the Exchange Notes offered hereby. The Company will pay all expenses of the Exchange Offer. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

     This Prospectus, together with the Letter of Transmittal, is being sent to
all registered holders of Old Notes as of        , 1998.

                             AVAILABLE INFORMATION

     The Company and the Subsidiary Guarantors have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company, the Subsidiary Guarantors and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is: http://www.sec.gov.

     As a result of the Exchange Offer, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Commission. In the event the Company ceases to be subject to the informational requirements of the Exchange Act, the Company will be required under the Indenture to continue to file with the Commission the annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, which would be required pursuant to the informational requirements of the Exchange Act. The Company will also furnish such other reports as may be required by law.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information (including the financial statements and the notes thereto) included elsewhere in this Offering Memorandum. On January 3, 1997, the Company acquired (the "TSG Acquisition") selected assets and operations of the former engineering and technical business service units of MascoTech Automotive Systems Group, Inc. ("MASG") and MascoTech, Inc. ("MascoTech"). Through the consummation of the TSG Acquisition, the Company also acquired (the "APX Acquisition") the net assets of APX International ("APX") which were previously acquired by MASG as of November 6, 1996. References herein to the TSG Acquisition include the APX Acquisition. Effective August 31, 1997, the Company acquired (the "GRI Acquisition") all of the issued and outstanding stock of Geometric Results Incorporated ("GRI"). Unless otherwise indicated, the information in this Offering Memorandum is presented on a pro forma basis as if the GRI Acquisition had occurred on January 1, 1997. All references herein to the Company or MSXI, unless the context otherwise requires, shall mean MSX International, Inc., including its subsidiaries, and its predecessor for accounting purposes, the Technical Services Group of MascoTech ("TSG"). The Old Notes were issued by the Company on January 22, 1998 (the "Offering"). Concurrently with the Offering, the Company entered into the New Credit Facility (as defined) in order the replace the Old Credit Facility (as defined) (the New Credit Facility, together with the Offering and the application of the net proceeds therefrom, the "Refinancing").

                                  THE COMPANY

     The Company is a leading provider of outside staffing, engineering and business services, principally to the automotive industry in the United States and Europe, with the capability of providing services on a worldwide basis. Through internal growth and acquisitions, the Company has become a single source provider of a broad range of complementary services, including technical and professional staffing services, engineering, design and related technical services and other business and marketing services. In August 1997, the Company acquired GRI, a wholly-owned subsidiary of Ford Motor Company ("Ford"). In connection with the GRI Acquisition, the Company entered into two five-year agreements with Ford to manage certain temporary staffing procurement services for Ford (the "Ford Master Vendor Agreement") and to provide certain general business services to Ford (the "Ford Master Supply Agreement"). By adding GRI's capabilities and services to the Company's historical strength in providing technical staffing and engineering and design services, the Company is now able to sell a broad range of complementary services to both existing and new customers within and outside the automotive industry. The Company believes that it is the only company currently providing such a broad range of services to the automotive industry on a worldwide basis. The Company employed or sourced over 12,000 individuals at 53 operating facilities in 23 countries as of December 28, 1997. The Company's principal operations are in North America and Europe. Pro forma net sales and EBITDA for the fiscal year ended December 28, 1997 were $985.1 million and $33.2 million, respectively.

     Automotive original equipment manufacturers ("OEMs") are increasingly relying on third parties to provide them with essential services as globalization and competition lead them to improve efficiency by focusing on their core competencies of vehicle development, assembly and marketing. OEMs are also consolidating their supplier base by contracting with larger, global organizations in order to streamline purchasing, reduce costs and improve quality. Management expects the Company to continue to benefit from these trends, both in the automotive and other industries.

     The Company provides three strategic service offerings to its customers:

    IN-CLIENT SERVICES        PRODUCT DEVELOPMENT SERVICES             BUSINESS & TECHNOLOGY SERVICES
    ------------------        ----------------------------             ------------------------------
- Contract Staffing         - Concept Development              - Automotive and Business Process Management
- Master Vendor Program     - Design Engineering               - Marketing Services and Document Management
                            - Manufacturing Engineering        - Purchasing Services
                            - Production Support               - Training Services
                            - Special Vehicles                 - Image Archiving, Conversion and Warehousing

     In-Client Services, Product Development Services and Business and Technology Services accounted for approximately 46%, 21% and 33%, respectively, of pro forma net sales for the fiscal year ended December 28, 1997. The Company provides its services to over 130 customers, including most of the major United States OEMs and a number of automotive suppliers. The Company's largest customers are Ford, General Motors Corporation ("GM") and Chrysler Corporation ("Chrysler"), which accounted for 72%, 8% and 7%, respectively, of the Company's pro forma net sales for the fiscal year ended December 28, 1997. The Company believes that it has developed strong relationships with its customers and has a reputation for quality, reliability and service that has been recognized through Ford's Q1 and Chrysler's Pentastar awards. In addition, most of its operations are ISO 9001 or 9002 certified.

     In-Client Services. The Company provides two types of staffing services: first, as a direct supplier of technical, professional and other temporary staffing ("Contract Staffing") and second, as the master vendor of staffing procurement through its master vendor program (the "Master Vendor Program").

     Contract Staffing. As of December 28, 1997, Contract Staffing supplied approximately 1,600 employees that it placed on assignment to approximately 130 customers in 10 countries. The Company classifies over 85% of its employees on assignment as technical personnel. Through its position as Ford's master vendor, the Company has also enhanced its opportunities to provide Contract Staffing directly to Ford.

     Master Vendor Program. The Master Vendor Program is an automated process used to manage the procurement of a broad range of temporary staffing services, including coordination of staffing from other temporary staffing suppliers. While the Company intends to expand its Master Vendor Program services to other customers, the Company currently provides such services solely to Ford pursuant to the Ford Master Vendor Agreement. As of December 28, 1997, there were approximately 6,500 temporary employees at Ford who had been procured through the Master Vendor Program.

     Product Development Services. The Company offers a broad range of engineering, design and other related services primarily to the automotive industry including: concept development, design engineering, manufacturing engineering, production support and special vehicles services. The Company provides these services on a discrete basis and can draw on these complementary capabilities to execute development programs for the body and chassis of new vehicles, such as a recently introduced Ford minicar. As of December 28, 1997, Product Development Services had a network of 30 offices and facilities situated in major markets throughout North America, Europe, South America and Asia. Since January 1, 1996, the Company has performed projects for OEMs including Ford, GM, Chrysler, Daewoo, Rover, Volkswagen, Volvo, Mercedes and Mazda, and over 20 automotive suppliers such as Textron and Lear. For the fiscal year ended December 28, 1997, no single project accounted for more than 1% of the Company's pro forma net sales.

     Business & Technology Services. The Company offers a broad range of business and technical services, principally to the automotive industry including: automotive and business process management, marketing services, document management services and other administrative and customer-related services. The Company typically assumes responsibility for specific non-core functions of its customers, frequently on an extended basis. For example, the Company's automotive and business process management services will typically re-engineer a customer's existing internal processes, such as technical help desks and warranty certification programs, to improve them and provide them on a more efficient basis. Other services offered include marketing research, customer satisfaction surveys, technical training schools and image archiving, conversion and warehousing. The Company provides a number of these services under the Ford Master Supply Agreement, pursuant to which the Company is the sole or preferred supplier of these services to various business units of Ford (with the exception of selected marketing and training services). In addition, the Company believes these services have applications across many industries and provide opportunities for significant growth both in the automotive and other industries.

COMPETITIVE STRENGTHS

     Strong Customer Relationships and Reputation for Quality. The Company believes that it has developed strong customer relationships with both OEMs and automotive suppliers. Management believes that the Company's engineering capabilities, reliable performance, strong customer service and competitive cost structure enable it to attract new customers and to maintain its reputation with existing customers for providing high quality services at competitive prices. As a result of its focus on quality, the Company has received Ford's Q1 and Chrysler's Pentastar awards, and most of the Company's operations are ISO 9001 or 9002 certified. The Company believes that its relationships and its reputation for quality, reliability and service often enable the Company to pursue business opportunities ahead of its competitors.

     Global Presence. Management believes the Company's international presence is a significant competitive advantage in winning and retaining new business and meeting the global sourcing, quality and engineering requirements of its customers. For example, when GM consumer-tested its European sedan replacement last year, the Company built model vehicles using an integrated system that enabled the Company to do the styling work near GM's designers in Germany and Brazil and to build the vehicles in the United States where the cost was lower. Similarly, automotive suppliers require support in locations where their OEM customers demand their presence. For example, the Company supports two major United States-based interior systems suppliers in Europe and Brazil. Non-United States sales of In-Client Services, Product Development Services and Business and Technology Services accounted for 14% of the Company's pro forma net sales for the fiscal year ended December 28, 1997.

     Broad Range of Services Provided. The Company believes that its broad range of service offerings provides several advantages by: (i) simplifying the procurement and monitoring process for its customers who require multiple services; (ii) facilitating cross-selling of services to existing customers;
(iii) providing multiple opportunities to identify and penetrate new customers; and (iv) diversifying the Company's revenues and earnings. Additionally, the Company believes that its global presence and broad range of services enable it to recruit and retain a talented pool of employees.

     Value-Added Provider. The Company believes that it is frequently able to operate with a lower cost structure and a higher degree of flexibility and responsiveness relative to the larger in-house operations of its customers. The Company believes that In-Client Services provides customers with a cost-effective and flexible way to manage certain of their technical and professional staffing needs by assuming the responsibility for procuring, compensating, monitoring and, in some cases, training temporary staff. Product Development Services enables OEMs and automotive suppliers to manage their engineering and design services for selected non-core projects on an efficient basis. Business and Technology Services provides services that are essential to the Company's customers, but not at the core of their business competencies.

     Investment in Technology. The Company offers its customers access to many sophisticated technologies. These include supercomputing resources, analytical software and a large network of computer aided design ("CAD") terminals connected by an international communications infrastructure. The Company has made substantial investments in state-of-the-art equipment and related training to maintain its competitive technological position. The Company believes it is one of the few independent engineering firms that operates all major CAD platforms used by the major United States OEMs and, as of December 28, 1997, the Company operated approximately 500 CAD terminals. The Company's communications infrastructure permits the rapid exchange of data between the Company and its customers. The Company believes that its Master Vendor Program, which combines an intranet-based placement system with procedures to support the monitoring and continuous improvement of a customer's temporary staffing supplier base, is the most comprehensive system for management of staffing services. Business and Technology Services uses proprietary software as an integral part of many of the services that it offers.

BUSINESS STRATEGY

     The Company's global market position and breadth of services distinguish it as one of the leading providers of outside staffing, engineering and business services to the automotive industry and position the Company to take advantage of positive trends both in the automotive and other industries. The Company's business strategy is to grow profitably through the following initiatives:

     Increase Market Share at Existing Customers. As a result of the APX and GRI Acquisitions, the Company has expanded its global presence and product offerings. For example, the GRI Acquisition gave the Company the ability to provide a broad range of additional services and capabilities that historically GRI had provided only to Ford. The Company believes that offering three categories of services that are often complementary creates significant cross-selling opportunities. For example, customers of Product Development Services can utilize the Company's image archiving, conversion and warehousing services for engineering drawings. The Company also can offer its Master Vendor Program to OEMs other than Ford who are already customers of Contract Staffing. The Company also believes that it has several opportunities to sell certain Business and Technology Services that are currently provided only to Ford to other OEMs and their suppliers. In addition, the Company believes that there are significant opportunities to sell packages of multiple services, many of which the Company historically has not attempted to market together, to its existing customers.

     Increase Global Automotive Market Share. Geographic expansion will continue to be an important element of the Company's business strategy. The Company intends to expand its existing presence in Germany, the development center for several important OEMs, and has recently opened new locations in Munich and Ingolstadt. The Company has established operations in South America and Australasia to take advantage of global growth opportunities as the Company's customers expand their operations in these regions. As a result of the Company's strong customer relationships and worldwide presence, management believes that the Company is well positioned to expand with OEMs and other suppliers in established as well as emerging markets.

     Expansion into Non-Automotive Markets. The Company's management, established infrastructure and successful track record of providing staffing, engineering and business services to several of the world's largest and most complex organizations position it to expand into new, non-automotive markets. The Company believes other major corporations are attractive potential customers for many of the Company's services.

     Rationalize Cost Structure. The Company intends to improve its profitability through the rationalization of its operations, including the further rationalization of operations acquired in the GRI Acquisition. The Company expects to realize these cost savings through the consolidation of back office activities and the ongoing rationalization of duplicative facilities, management and administrative offices.

     Pursue Additional Strategic Acquisitions. The Company plans to continue to make selective strategic acquisitions to enhance its global market position and further broaden its service offerings. The Company believes that the consolidation of the automotive supplier base will present additional opportunities for acquisitions. The Company seeks acquisitions that will strengthen MSXI's relationships with existing customers and provide access to new customers, complement MSXI's existing global capabilities and provide MSXI with growth opportunities in new markets.

                               COMPANY BACKGROUND

     The Company is a holding company formed and owned by Citicorp Venture Capital, Ltd. ("CVC"), MascoTech and certain members of management. The Company was formed to consummate the TSG Acquisition, in which it acquired selected assets and operations of the former engineering and technical business services units of MASG and MascoTech, including the net assets of APX, a design and engineering services provider which previously had been acquired by MASG on November 6, 1996. The TSG Acquisition was effective on January 3, 1997. The purchase price of the TSG Acquisition was $145.6 million, which was financed through $3.8 million of common equity, $36.0 million of Redeemable Series A Preferred Stock (the "Redeemable Series A Preferred Stock"), a $20.0 million bridge loan provided by CVC (the "CVC Bridge Loan"), a $20.0 million bridge loan provided by MascoTech (the "MascoTech Bridge Loan"), the issuance of a $30.0 million Senior Subordinated Note to MascoTech (the "Senior Subordinated Note") and $35.8 million of borrowings under the Old Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Description of Certain Other Indebtedness."

     Effective August 31, 1997, the Company acquired certain service-providing operations of Ford through the acquisition of GRI, a wholly-owned subsidiary of Ford. As part of Ford, GRI acted as administrator of Ford's temporary staffing services using a predecessor to the Master Vendor Program and also provided process management, purchasing and printing services to Ford. The purchase price of $60.0 million was financed with borrowings under the Old Credit Facility, offset in part by substantial cash balances acquired in the GRI Acquisition.

     The Refinancing, including the issuance of the Old Notes, was completed on January 22, 1998.

                                USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby.

                               THE EXCHANGE OFFER

The Exchange Offer............   Up to $100 million aggregate principal amount
                                 of Exchange Notes are being offered in exchange for a like aggregate principal amount of Old
                                 Notes. The Company is making the Exchange Offer in order to satisfy its obligations under the Registration Agreement relating to the Old
                                 Notes. For a description of the procedures for tendering Old Notes, see "The Exchange Offer --
                                 Procedures for Tendering Old Notes."

Expiration Date...............   5:00 p.m., New York City time, on             ,
                                 1998 (such time on such date being hereinafter called the "Expiration Date") unless the Exchange Offer is extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Any waiver, extension or termination of the Exchange Offer will be publicly announced by the Company through a release to the Dow Jones News Service and as otherwise required by applicable law or regulations. See "The Exchange Offer -- Terms of the Exchange Offer; Period for Tendering Old
                                 Notes."

Certain Conditions to the
  Exchange Offer................ The Exchange Offer is subject to certain conditions. The Company reserves the right, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Notes for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Notes tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Notes to withdraw their tendered Old Notes, or (iv) to amend the terms of the Exchange Offer in any respect. See "The Exchange Offer -- Terms of the Exchange Offer; Period for Tendering Old Notes" and "-- Certain Conditions to the Exchange Offer."

Withdrawal Rights.............   Tenders of Old Notes may be withdrawn at any
                                 time prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange
                                 Offer -- Withdrawal Rights."

Procedures for Tendering Old
  Notes......................... Tendering holders of Old Notes must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent (as defined below) at the address set forth herein by 5:00 p.m., New York City time on the Expiration Date, either with the Old Notes to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Notes. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Notes pursuant to the Exchange Offer. See "The Exchange Offer -- Procedures for Tendering Old Notes."

                                 Letters of Transmittal and certificates
                                 representing Old Notes should not be sent to the Company. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer -- Exchange Agent."

Guaranteed Delivery
  Procedures.................... Holders of Old Notes who wish to tender their
                                 Old Notes and whose Old Notes are not
                                 immediately available or who cannot deliver their Old Notes, a Letter of Transmittal or any other document required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Resales of Exchange Notes.....   The Company is making the Exchange Offer in
                                 reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties.
                                 Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company believes that Exchange
                                 Notes issued pursuant to this Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange
                                 Notes. However, any holder of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes, or any broker-dealer who purchased the Old Notes from the Company to resell pursuant to Rule
                                 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements.

                                 Each holder of Old Notes who wishes to exchange Old Notes for Exchange Notes in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act,
                                 (ii) any Exchange Notes to be received by it are being acquired in the ordinary course of its business, and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes.

                                 Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired as the result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Agreement and to the limitations described below under "The Exchange Offer -- Resale of Exchange Notes," the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any such resales for a period ending 180 days after the Expiration Date or, if earlier, when all such Exchange Notes have been disposed of by such broker-dealer. See "Plan of Distribution." Any holder who is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of Exchange Notes."

Acceptance of Old Notes and
  Offer, Delivery of Exchange
  Notes.......................   Subject to the terms and conditions of the
                                 Exchange Offer, the Company will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer, and not withdrawn, prior to 5:00 p.m. New York City time, on the Expiration Date. Subject to such terms and conditions, the Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration
                                 Date. See "The Exchange Offer -- Acceptance of
                                 Old Notes for Exchange; Delivery of Exchange
                                 Notes."

Exchange Agent................   The exchange agent with respect to the Exchange
                                 Offer is -- (the "Exchange Agent"). The
                                 addresses and telephone and facsimile numbers of the Exchange Agent are set forth in "The
                                 Exchange Offer -- Exchange Agent" and in the
                                 Letter of Transmittal.

Certain United States Federal
  Income Tax Consequences....... Holders of Old Notes should review the information set forth under "United States
                                 Federal Income Tax Consequences" prior to tendering Old Notes in the Exchange Offer.

                               THE EXCHANGE NOTES

     The following summary description of the Exchange Notes is qualified in its entirety by the more detailed information set forth under the caption "Description of Notes" contained elsewhere in this Prospectus.

Exchange Notes................   Up to $100 million aggregate principal amount
                                 of 11 3/8% Senior Subordinated Notes due 2008.
                                 The Exchange Notes will be issued and the Old
                                 Notes were issued under the Indenture. The terms of the Exchange Notes are identical in all material respects to the terms of the Old
                                 Notes, except that the offer and sale of the Exchange Notes have been registered under the Securities Act and therefore the Exchange Notes are not subject to certain restrictions on transfer applicable to the Old Notes, will not contain legends relating thereto and will not be entitled to registration rights or other rights under the Registration Agreement. See
                                 "The Exchange Offer -- Purpose of the Exchange
                                 Offer" and "Description of Notes."

Maturity Date.................   January 15, 2008.

Interest Payment Dates........   January 15 and July 15 of each year, commencing
                                 July 15, 1998.

Subsidiary Guarantees.........   The Exchange Notes will be guaranteed on a
                                 senior subordinated basis by each Domestic
                                 Restricted Subsidiary.

Subordination.................   The Exchange Notes and the Subsidiary
                                 Guarantees will be general unsecured senior subordinated obligations of the Company and the Subsidiary Guarantors, as applicable. The
                                 Exchange Notes and the Subsidiary Guarantees will be subordinated in right of payment to the prior payment in full of all existing and future Senior Indebtedness, and will rank pari passu with all present and future Senior
                                 Subordinated Indebtedness and senior to all present and future Indebtedness (as defined) that is by its terms expressly subordinated to the Notes. As of December 28, 1997, after giving pro forma effect to the Refinancing, the Company would have had $62.0 million of outstanding Senior Indebtedness and the
                                 Subsidiary Guarantors would have had $45.3 million of outstanding Senior Indebtedness. See
                                 "Description of Notes -- Subordination."

Sinking Fund..................   None.

Optional Redemption...........   The Exchange Notes will be redeemable at the
                                 option of the Company, in whole or in part, at any time on or after January 15, 2003, at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption. See "Description of Notes --
                                 Optional Redemption." In addition, at any time prior to January 15, 2001, the Company may redeem, at its option, up to an aggregate amount of 35% of the original principal amount of Exchange Notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market at a redemption price of 111.375% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date, provided that at least 65% of the original aggregate principal amount of Exchange Notes remains outstanding immediately after each such redemption.

Change of Control.............   Upon the occurrence of a Change of Control,
                                 each holder of Exchange Notes will have the right to require the Company to repurchase all or a portion of such holder's Exchange Notes at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. In the event of a Change in Control, there can be no assurance that the Company will have the financial resources or be permitted under the terms of its other indebtedness to repurchase or redeem the Exchange Notes. See "Description of Notes --
                                 Change of Control."

Certain Covenants.............   The indenture pursuant to which the Exchange
                                 Notes will be issued contains certain covenants that, among other things, will limit the ability of the Company and its Restricted
                                 Subsidiaries (as defined) to: (i) incur
                                 additional Indebtedness (as defined), (ii) make
                                 Restricted Payments (as defined), (iii) sell assets of the Company and its Restricted
                                 Subsidiaries, (iv) issue or sell Capital Stock
                                 (as defined) of a Restricted Subsidiary, (v) enter into certain transactions with affiliates, (vi) create certain liens, (vii) enter into certain mergers and consolidations and (viii) incur Indebtedness which is subordinate to Senior Indebtedness and senior to the Exchange Notes. The covenants are subject to a number of significant exceptions and qualifications. See "Description of Notes
                                 -- Certain Covenants."

Absence of a Public Market for
  the Exchange Notes............ The Exchange Notes will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the Exchange Notes, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The Company currently does not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

            CERTAIN CONSEQUENCES OF A FAILURE TO EXCHANGE OLD NOTES

     The sale of the Old Notes was not registered under the Securities Act or any state securities laws and therefore the Old Notes may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions, including the Company's and the Trustee's right in certain cases to require the delivery of opinions of counsel, certifications and other information prior to any such transfer. Old Notes which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Notes which remain outstanding will not be entitled to any rights to have the resale of such Old Notes registered under the Securities Act or to any similar rights under the Registration Agreement. The Company currently does not intend to register under the Securities Act the resale of any Old Notes which remain outstanding after consummation of the Exchange Offer.

     To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. In addition, although the Old Notes are eligible for trading in the Private Offerings, Resale and Trading through Automatic Linkages ("PORTAL") market, to the extent that Old Notes are tendered and accepted in connection with the Exchange Offer, any trading market for Old Notes which remain outstanding after the Exchange Offer could be adversely affected.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following summary combined financial data of the Company for the years ended December 31, 1995 and 1996 have been derived from the audited historical combined financial statements of TSG, the predecessor to the Company for accounting purposes, as of and for the periods then ended. The summary historical consolidated financial data of the Company as of and for the fiscal year ended December 28, 1997 have been derived from the audited historical consolidated financial statements of the Company as of and for the fiscal year then ended. The unaudited pro forma consolidated financial data of the Company as of and for the fiscal year ended December 28, 1997 have been derived from the audited historical financial statements of the Company as of and for the fiscal year ended December 28, 1997 and the audited historical carve-out financial statements of GRI for the eight-month period ended August 31, 1997. The following data should be read in conjunction with "Pro Forma Financial Data," "Selected Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere herein. The summary unaudited pro forma financial data do not purport to represent what the Company's results of operations or financial position would actually have been had the Refinancing or the GRI Acquisition occurred at such times. This data also does not purport to project the Company's results of operations or financial position for or at any future period or date.

                                                               YEAR ENDED                 YEAR ENDED
                                                              DECEMBER 31,           DECEMBER 28, 1997(B)
                                                           -------------------   -----------------------------
                                                               HISTORICAL
                                                           -------------------                        PRO
                                                             1995       1996      HISTORICAL       FORMA(A)
                                                             ----       ----      ----------       --------
                                                                         (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales................................................  $216,130   $228,260     $564,546        $985,096
Cost of sales............................................   178,760    192,510      514,019         914,953
                                                           --------   --------     --------        --------
Gross profit.............................................    37,370     35,750       50,527          70,143
Selling, general and administrative expenses.............    25,230     26,240       36,007          49,199
Michigan Single Business Tax.............................     1,500      1,510        2,868           3,107
Restructuring costs......................................        --         --        2,000           2,000
                                                           --------   --------     --------        --------
Operating income.........................................    10,640      8,000        9,652          15,837
Interest expense, net....................................     1,470      1,310       12,400          15,551
Other (income) expense, net..............................    (1,070)        70           --              30
                                                           --------   --------     --------        --------
Income (loss) before taxes...............................    10,240      6,620       (2,748)            256
Income tax provision.....................................     3,820      2,800          225           1,506
                                                           --------   --------     --------        --------
Net income (loss)........................................  $  6,420   $  3,820     $ (2,973)       $ (1,250)
                                                           ========   ========     ========        ========
BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents................................  $  1,800   $  7,070     $ 11,575        $ 11,575
Receivables, net.........................................    60,190     58,860      178,938         178,938
Total assets.............................................    87,480     94,150      287,176         291,765
Total debt and capital lease obligations.................     3,550      4,200      153,246         161,979
Redeemable Series A Preferred Stock......................        --         --       36,000          36,000
Shareholders' equity (deficit)...........................    63,650     69,450      (26,364)        (26,364)
OTHER DATA:
EBITDA(C)................................................  $ 16,680   $ 14,480     $ 22,379        $ 33,170
Capital expenditures.....................................     8,400      4,840       11,518          15,565
Depreciation and amortization............................     4,540      4,970        9,859          14,226
Ratio of EBITDA to interest expense, net.................                                               2.1x

-------------------------
(A) The summary unaudited pro forma information gives effect to the Refinancing and the GRI Acquisition. See "Pro Forma Financial Data."

(B) Beginning in 1997, the Company adopted a 52-week fiscal year which ends on the last Sunday in December.

(C) EBITDA represents income (loss) before income taxes plus interest expense, net, depreciation and amortization, Michigan Single Business Tax and other (income) expense, net. EBITDA is presented as additional information because management believes it to be a useful indicator of a company's ability to meet debt service and capital expenditure requirements. It is not, however, intended as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles).

                                  RISK FACTORS

     This Prospectus contains statements which constitute forward-looking statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief, outlook, estimate or expectations of the Company, its directors or its officers primarily with respect to future events and the future financial performance of the Company. Holders of the Old Notes are cautioned that any such forward-looking statements are not guarantees of future events or performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements. In addition to the other matters described in this Prospectus, holders of the Old Notes offered hereby should consider the specific factors set forth below before accepting the Exchange Offer.

LEVERAGE; ABILITY TO SERVICE DEBT

     The Company is highly leveraged. As of December 28, 1997, as adjusted on a pro forma basis to give effect to the Refinancing, the Company's total debt and capital lease obligations would have been $162.0 million (exclusive of $43.9 million of undrawn capacity under the New Credit Facility) and the Company's ratio of total debt to total capitalization would have been 94%. The degree to which the Company is leveraged could have important consequences to holders of the Exchange Notes (and to holders of the Old Notes), including the following:
(i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Company for its operations and expansion plans; and (iii) the Company may be more vulnerable to a downturn in general economic conditions or its business. The discretion of the Company's management with respect to certain business matters will be limited by covenants contained in the New Credit Facility and the Indenture as well as future debt instruments. Among other things, the covenants contained in the Indenture restrict, condition or prohibit the Company from incurring additional indebtedness, creating liens on its assets, making certain asset dispositions and entering into certain transactions with affiliates. In addition, the New Credit Facility contains, financial and operating covenants and prohibitions, including requirements that the Company maintain certain financial ratios. There can be no assurance that the Company's leverage and such restrictions will not materially and adversely affect the Company's ability to finance its future operations or capital needs or to engage in other business activities. Moreover, a failure to comply with the obligations contained in the Indenture or any other agreements with respect to additional financing (including the New Credit Facility or any replacement facility) could result in an event of default under such agreements, which could permit acceleration of the related debt and acceleration of debt under future debt agreements that may contain cross acceleration or cross default provisions. See "Description of Notes."

     The Company's ability to make scheduled payments or to refinance its obligations with respect to its indebtedness depends on its financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond its control and to the ability of the Company to access payments and advances from its subsidiaries in amounts and at times sufficient to fund its debt obligations. There can be no assurance that the Company's operating results or access to payments and advances from its subsidiaries will be sufficient for payment of the Company's indebtedness, including the Notes. See "-- Holding Company Structure; Dependence upon Payments from Subsidiaries; Effective Subordination."

HOLDING COMPANY STRUCTURE; DEPENDENCE UPON PAYMENTS FROM SUBSIDIARIES; EFFECTIVE SUBORDINATION

     The Company is a holding company and conducts all of its operations through subsidiaries. Consequently, the ability of the Company to pay its obligations, including its obligation to pay interest on and principal of the Exchange Notes (and on any outstanding Old Notes), whether at the maturity thereof or upon an earlier redemption at the option of the Company or the holders of such Notes, will be dependent on the ability of the Company to receive dividends and other payments or advances from its subsidiaries or to obtain additional capital or other payments or advances, in cash or otherwise, from its subsidiaries (which have no obligation to provide such dividends, payments or advances, other than pursuant to the Subsidiary Guarantees) or from another source. All of the Company's Domestic Restricted Subsidiaries are Subsidiary Guarantors.

     The right of the Company to receive assets of any of its subsidiaries upon liquidation or reorganization (and the consequent right of holders to participate in those assets) of such subsidiary will be subject to the prior claims of that subsidiary's creditors (including trade creditors). Accordingly, the Exchange Notes (as is the case with the Old Notes) effectively will be subordinated to all liabilities of the Company's subsidiaries, including trade payables, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinated to any security interest in the assets of such subsidiary, and any indebtedness of such subsidiary senior to that held by the Company. As adjusted on a pro forma basis to give effect to the Refinancing, the aggregate amount of debt and other liabilities of the Company's subsidiaries would have been approximately $181.1 million as of December 28, 1997 (excluding debt owed by any subsidiary to the Company).

RELIANCE ON THE AUTOMOTIVE INDUSTRY

     Sales of the Company's services to the automotive market (including OEM suppliers) accounted for approximately 97% of the Company's pro forma net sales for the fiscal year ended December 28, 1997. As a result, the Company's principal operations are directly related to domestic and foreign automotive vehicle design, planning and production. Automotive sales and production are highly cyclical, dependent on consumer spending and subject to the impact of domestic and international economic conditions. In addition, automotive production and sales can be affected by labor relations issues, regulatory requirements, trade agreements and other factors. A decline in automotive sales and design, planning and production could materially adversely affect the Company's results of operations or financial condition. Because of the Company's reliance on the automotive industry, which is centered in Southeastern Michigan, approximately 36% of the Company's facilities were located in Michigan and over 50% of the Company's employees were based in Michigan as of December 28, 1997. In the future, a majority of the Company's business is likely to remain in Michigan, and therefore might be affected by any extraordinarily adverse conditions in Michigan.

RELIANCE ON MAJOR CUSTOMERS

     Sales to Ford, the Company's largest customer, accounted for approximately 72% of the Company's pro forma net sales in the fiscal year ended December 28, 1997. All of the Company's sales of In-Client Services and Business and Technology Services to Ford are governed by the Ford Master Supply Agreement and the Ford Master Vendor Agreement. Under the Ford Master Supply Agreement, the Company has been designated as Ford's sole or preferred supplier of business and technical services. The agreement is scheduled to terminate in August 2002, but is subject to earlier termination by Ford in the event that the Company fails to satisfy certain standards of performance and competitiveness. There can be no assurance that Ford will continue to require all of the services currently provided or that Ford will not develop alternative sources, including its in-house operations, for the services currently purchased under the Ford Master Supply Agreement.

     The Ford Master Vendor Agreement designates the Company as the sole "master vendor" of selected Contract Staffing services to specified Ford business units. See "Business -- Operations -- In-Client Services." These services consist of management of the selection, retention and payment of suppliers of personnel to Ford through the Master Vendor Program. In exchange for such services, Ford pays certain agreed upon compensation to the Company. In the United States, this compensation includes payment for the personnel supplied to Ford at prescribed hourly billing rates, together with certain agreed upon fees. These billing rates are adjusted to reflect inflation on an annual basis. The Company is not entitled to compensation from Ford for personnel costs that exceed the prescribed billing rates. The Ford Master Vendor Agreement contemplates the reduction of the fee percentage over time, with such reductions being fully implemented by July 1998. In the United Kingdom, the Company receives compensation in the form of a direct fee and passes through supplier charges directly to Ford. The Ford Master Vendor Agreement specifies that certain percentages of Ford's requirements for personnel be filled with the Company's Contract Staffing employees. The Ford Master Vendor Agreement is scheduled to terminate in August 2002, although the parties have agreed to negotiate in good faith to extend the term for an additional five-year period. The Ford Master Vendor Agreement is also subject to certain termination rights, including Ford's right to terminate upon MSXI's failure to satisfy certain standards of performance and competitiveness or upon the occurrence of a change in Ford's business, brought about by adverse economic conditions, that eliminates the need for the services. Termination of the Ford Master Vendor or the Ford Master Supply Agreement by Ford could have a material adverse effect on the Company's business, operating results or financial condition.

IMPACT OF TERMINATION OF CUSTOMER RELATIONSHIPS

     As a leading, single source provider of staffing, engineering and business services, the Company provides its customers with a broad range of complementary services tailored to suit its customers' needs. Accordingly, as customers' needs arise, the Company must often make significant financial commitments and incur overhead expenses in order to complete projects or fulfill purchase orders. In the event that the Company's customers cancel or cease to maintain their arrangements with the Company or the Company is unable to procure similar business from new customers, the Company may not be able to generate sufficient revenues to offset its financial commitments or overhead expenses. There can be no assurance that the work flow under its current arrangements will continue or that such arrangements will be replaced by similar arrangements with the same or new customers.

CONTROL BY PRINCIPAL SHAREHOLDERS

     CVC and MascoTech beneficially own approximately 92% of the Company's outstanding Common Stock and members of the management of the Company beneficially own approximately 8% of the Company's outstanding Common Stock. If these stockholders were to vote all of their shares in a similar manner, they would effectively control the Company. In addition, they would have sufficient voting power to elect the entire Board of Directors of the Company and, in general, to determine the outcome of certain proposed corporate transactions, including mergers, consolidations and the sale of all or substantially all of the Company's assets, and to prevent or cause a change in control of the Company. Further, CVC, MascoTech and certain members of management have entered into a Stockholders' Agreement (as defined) whereby they have agreed to vote their shares in such a manner as to elect the entire Board of Directors of the Company. See "Certain Relationships and Related Transactions -- Stockholders' Agreement."

COMPETITION

     Each industry in which the Company operates is highly competitive. The Company competes not only with full-service and highly specialized companies in national, regional and local markets, but also competes with businesses that have the ability to perform the Company's services in-house. The Company's competitors may have greater name recognition and greater marketing, financial and other resources than the Company, and the Company's in-house competitors often have the capability to offer more highly integrated services at lower cost. There can be no assurance that the Company will be able to compete effectively against its competitors in the future or that businesses will continue to outsource the types of services that the Company offers. Continued or increased competition could limit the Company's ability to maintain or increase its market share and margins and could have a material adverse effect on the Company's business, financial condition or results of operation.

POSSIBLE ADVERSE EFFECTS OF FLUCTUATIONS IN THE GENERAL ECONOMY

     Historically, the general level of economic activity has significantly affected the demand for the Company's services. As economic activity has slowed, the use of third-party services often has been curtailed before permanent employees have been laid off. An economic downturn on a national or local basis may adversely affect the demand for the Company's services and may have a material adverse effect on the Company's results of operations or financial condition. As economic activity has increased, the demand for third-party services has similarly increased. During periods of increased economic activity and generally higher levels of employment, the Company may face increased competitive pricing pressures. There can be no assurance that such pricing pressures will not adversely affect the Company's results of operations.

DEPENDENCE ON AVAILABILITY OF QUALIFIED PERSONNEL

     The Company depends upon its ability to attract and retain personnel, particularly technical personnel, who possess the skills and experience necessary to meet the needs of its clients. Competition for individuals with proven technical or professional skills is intense. The Company competes with other staffing companies as well as the Company's customers and other employers for qualified personnel. There can be no assurance that qualified personnel will continue to be available to the Company in sufficient numbers and upon economic terms acceptable to the Company. If the cost of attracting and retaining such personnel increases, there can be no assurance that the Company will be able to pass this increased cost through to its customers, and therefore such increases may have a significant effect on the Company's results of operations and financial condition.

FOREIGN EXCHANGE RISK

     As a result of the Company's global expansion, non-United States net sales accounted for approximately 14% of the Company's pro forma net sales for the fiscal year ended December 28, 1997. A significant percentage of such sales are denominated in currencies other than U.S. dollars. The Company anticipates that its percentage of net sales generated outside the U.S. will increase in the future. Changes in exchange rates therefore may have a significant effect on the Company's results of operations and financial condition.

RISKS ASSOCIATED WITH RATIONALIZATION OF OPERATIONS

     One of the Company's principal strategies is to improve its financial results through the rationalization of operations. The Company expects to realize cost savings from the GRI Acquisition through the consolidation of back office activities and the ongoing rationalization of duplicative facilities, management and administrative offices. Although the Company believes that its strategies are reasonable, there can be no assurance that it will be able to implement its plans without delay or that it will not encounter unanticipated problems in connection with the rationalization of operations or that, when implemented, its efforts will result in the cost savings that are currently anticipated. The Company's plans may require substantial attention from members of the Company's management, which would limit the amount of time such members have available to devote to the Company's daily operations.

RISKS ASSOCIATED WITH ACQUISITION STRATEGY

     The Company plans to continue to make selective strategic acquisitions to enhance its global market position and broaden its service offerings. There can be no assurance, however, that the Company will be able to identify additional acquisitions or that, if identified, any anticipated benefits will be realized from such acquisitions. The availability of additional acquisition financing cannot be assured and, depending on the terms of such additional acquisitions, could be restricted by the terms of the New Credit Facility and/or the Indenture. The process of integrating acquired operations into the Company's existing operations may result in unforeseen operating difficulties and may require significant financial resources that would otherwise be available for the ongoing development or expansion of the Company's existing operations. In addition, successful completion of an acquisition may depend on consents from third parties, including regulatory authorities and private parties, which consents are beyond the control of the Company. Possible future acquisitions by the Company could result in the incurrence of additional debt, contingent liabilities and amortization expenses related to goodwill and other intangible assets, all of which could materially adversely affect the Company's results of operations and financial condition.

POTENTIAL FLUCTUATIONS IN PERIODIC OPERATING RESULTS

     Results for any quarter or fiscal year are not necessarily indicative of the results that the Company may achieve for any subsequent quarter or fiscal year. The timing or completion of material projects could result in fluctuations in the Company's results of operations for particular quarterly or annual periods.

EMPLOYMENT LIABILITY RISK

     The Company, in the course of providing services to its customers, places its employees in the workplaces of other businesses. An attendant risk of such activity includes possible claims of errors and omissions, misuse of client proprietary information, discrimination and harassment, theft of client property, other criminal activity or torts, workers' compensation claims and other claims. While the Company has not historically experienced any material claims of these types, there can be no assurance that the Company will not experience such claims in the future. In some instances, the Company has agreed to indemnify clients against some of the foregoing matters.

FRAUDULENT CONVEYANCE

     Although the Exchange Notes are obligations of the Company, they will be unconditionally guaranteed on an unsecured senior subordinated basis by the Subsidiary Guarantors. The Company is a holding company that derives all of its operating income and cash flow from its subsidiaries. The performance by each Subsidiary Guarantor of its obligations with respect to its Subsidiary Guarantee may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or lawsuit by or on behalf of unpaid creditors of such Subsidiary Guarantor. Under these statutes, if a court were to find under relevant federal or state fraudulent conveyance statutes that a Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for incurring its Subsidiary Guarantee of the Old Notes (and the exchange of the New Notes therefor), and that, at the time of such incurrence, the Subsidiary Guarantor: (i) was insolvent, (ii) was rendered insolvent by reason of such incurrence or grant, (iii) was engaged in a business or transaction for which the assets remaining with such Subsidiary Guarantor constituted unreasonably small capital or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, then such court, subject to applicable statutes of limitation, could void such Subsidiary Guarantor's obligations under its Subsidiary Guarantee, recover payments made under such Subsidiary Guarantee, subordinate such Subsidiary Guarantee to other indebtedness of such Subsidiary Guarantor or take other action detrimental to the Holders of the Notes.

     The measure of insolvency for these purposes will depend upon the governing law of the relevant jurisdiction. Generally, however, a company will be considered insolvent for these purposes if the sum of that company's debts is greater than the fair value of all of that company's property or if the present fair salable value of that company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured or if a company is not able to pay its debts as they become due. Moreover, regardless of solvency, a court could void an incurrence of indebtedness, including the Subsidiary Guarantees, if it determined that such transaction was made with the intent to hinder, delay or defraud creditors. In addition, a court could subordinate the indebtedness, including the Subsidiary Guarantees, to the claims of all existing and future creditors on similar grounds. The Subsidiary Guarantees could also be subject to the claim that, since the Subsidiary Guarantees were incurred for the benefit of the Company (and only indirectly for the benefit of the Subsidiary Guarantors), the obligations of the Subsidiary Guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. Neither the Company nor any Subsidiary Guarantor believes that, after giving effect to the Offering, any of the Subsidiary Guarantors (i) was insolvent or rendered insolvent by the incurrence of the Guarantees in connection with the Offering, (ii) was not in possession of sufficient capital to run their business effectively or (iii) incurred debts beyond its ability to pay as the same mature or become due.

     There can be no assurance as to what standard a court would apply in order to determine whether a Subsidiary Guarantor was "insolvent" upon the sale of the Old Notes or that, regardless of the method of valuation, a court would not determine that such Subsidiary Guarantor was insolvent upon consummation of the sale of the Old Notes.

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each holder of Exchange Notes or of any outstanding Old Notes will have the right to require the Company to repurchase all or a portion of such holder's Notes at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. However, the Company's ability to repurchase the Notes upon a Change of Control may be limited by the terms of then existing contractual obligations of the Company and its subsidiaries. In addition, the occurrence of a Change of Control will constitute an Event of Default under the New Credit Facility. The New Credit Facility prohibits the purchase of the Exchange Notes (and any outstanding Old Notes) unless and until such time as the indebtedness under the New Credit Facility is paid in full. There can be no assurance that the Company will have the financial resources to repay amounts due under the New Credit Facility, or to repurchase or redeem the Exchange Notes (and any outstanding Old Notes). If the Company fails to repurchase all of such Notes tendered for purchase upon the occurrence of a Change of Control, such failure will constitute an Event of Default under the Indenture. See "-- Leverage; Ability to Service Debt" above.

     With respect to the sale of assets referred to in the definition of Change of Control, the phrase "all or substantially all" as used in such definition varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under the relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of a person and therefore it maybe unclear whether a Change of Control has occurred and whether the Notes are subject to an offer to purchase.

     The Change of Control provision may not necessarily afford the holders protection in the event of a highly leveraged transaction, including a reorganization, restructuring, merger or other similar transaction involving the Company that may adversely affect the holders, because such transactions may not involve a shift in voting power or beneficial ownership or, even if they do, may not involve a shift of the magnitude required under the definition of Change of Control to trigger such provisions. Except as described under "Description of Exchange Notes -- Change of Control" the Indenture does not contain provisions that permit the holders of the Notes to require the Company to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

LACK OF PUBLIC MARKET; RESTRICTIONS ON TRANSFERABILITY

     The Exchange Notes are a new issue of securities for which there is currently no active trading market. If a trading market develops for the Exchange Notes, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions and the financial condition of the Company. The Company does not intend to apply for a listing or quotation of the Exchange Notes on any securities exchange or stock market. Each of the Initial Purchasers currently makes a market in the Notes. However, the Initial Purchasers are not obligated to do so, and any such market making may be discontinued at any time without notice. There can be no assurance as to the development or liquidity of any market for the Exchange Notes.

RESTRICTIONS ON TRANSFER

     The Old Notes were offered and sold by the Company in a private offering exempt from registration requirements pursuant to the Securities Act. As a result, the Old Notes may not be reoffered or resold except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Each Holder (other than any Holder who is an affiliate of the Company) who duly exchanges Old Notes for Exchange Notes in the Exchange Offer will receive Exchange Notes that are freely transferable under the Securities Act. Holders who participate in the Exchange Offer should be aware, however, that if they accept the Exchange Offer for the purpose of engaging in a distribution, the Exchange Notes may not be publicly reoffered or resold without complying with the registration and prospectus delivery requirements under the Securities Act. As a result, each Holder accepting the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company, (ii) any Exchange Notes to be received by it are being acquired in the ordinary course of its business, and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes. If existing Commission interpretations permitting free transferability of the Exchange Notes following the Exchange Offer are changed prior to consummation of the Exchange Offer, the Company will use its best efforts to register the Old Notes for resale under the Securities Act. See "The Exchange Offer."

                                USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes in exchange for Old Notes as described in this Prospectus, the Company will receive Old Notes in like principal amount. The Old Notes surrendered in exchange for the Exchange Notes will be retired and canceled. Accordingly, the issuance of the Exchange Notes will not result in any change in the indebtedness of the Company.

                                 CAPITALIZATION

     The following table sets forth the audited consolidated capitalization of the Company as of December 28, 1997 and as adjusted on a pro forma basis to give effect to the Refinancing. See "Use of Proceeds" and "Pro Forma Financial Data." This table should be read in conjunction with the consolidated financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Offering Memorandum.

                                                                         AS OF
                                                                   DECEMBER 28, 1997
                                                                -----------------------
                                                                 ACTUAL      PRO FORMA
                                                                 ------      ---------
                                                                (DOLLARS IN THOUSANDS)
Short-term debt:
  Old Credit Facility.......................................    $ 75,444            --
  Notes payable and current portion of long-term debt.......      12,486      $  7,486
                                                                --------      --------
       Total short-term debt................................      87,930         7,486
                                                                --------      --------
Long-term debt, less current portion:
  New Credit Facility(A)....................................          --        54,177
  CVC Bridge Loan(B)........................................      17,500            --
  MascoTech Bridge Loan(B)..................................      17,500            --
  Senior Subordinated Note..................................      30,000            --
  11 3/8% Senior Subordinated Notes due 2008................          --       100,000
                                                                --------      --------
       Total long-term debt, less current portion...........      65,000       154,177
                                                                --------      --------
Long-term capital lease obligations.........................         316           316
Redeemable Series A Preferred Stock.........................      36,000        36,000
Shareholders' equity (deficit):
  Common Stock, $.01 par: authorized, 2,000,000 shares;
     issued and outstanding 95,004 shares...................           1             1
  Additional paid in capital................................     (22,251)      (22,251)
  Cumulative foreign currency translation adjustment........      (1,141)       (1,141)
  Accumulated deficit.......................................      (2,973)       (2,973)
                                                                --------      --------
       Total shareholders' equity (deficit).................     (26,364)      (26,364)
                                                                --------      --------
          Total capitalization, including total short-term
           debt.............................................    $162,882      $171,615
                                                                ========      ========

-------------------------
(A) The New Credit Facility provides for borrowings of up to $100 million. Availability under the New Credit Facility is subject to satisfaction of a borrowing base requirement and certain other conditions. See "Description of Certain Other Indebtedness -- New Credit Facility."

(B) Excludes current portion which is included under "Notes payable and current portion of long-term debt."

                            PRO FORMA FINANCIAL DATA

     The following unaudited pro forma financial data have been derived from the audited historical consolidated financial statements as of and for the fiscal year ended December 28, 1997 for the Company and from the audited historical carve-out financial statements for the eight-month period ended August 31, 1997 for GRI.

     The Company is a holding company formed and owned by CVC, MascoTech and certain members of management. The Company was formed to consummate the TSG Acquisition, in which it acquired selected assets and operations of the former engineering and technical business services units of MASG and MascoTech, as well as the net assets of APX which previously had been acquired by MASG on November 6, 1996. The TSG Acquisition was effective on January 3, 1997. Effective August 31, 1997, the Company acquired certain service-providing operations of Ford through the acquisition of GRI, a wholly-owned subsidiary of Ford. The pro forma information gives effect to (i) the GRI Acquisition and (ii) the Refinancing, as described in the notes to the unaudited pro forma consolidated financial data.

     The unaudited pro forma consolidated balance sheet gives effect to the Refinancing as if such transaction had occurred on December 28, 1997. The unaudited pro forma consolidated statement of operations gives effect to the GRI Acquisition and to the Refinancing as if such transactions had occurred on January 1, 1997. The unaudited pro forma financial data do not purport to represent what the Company's results of operations or financial position would actually have been had these transactions occurred at such times. This data also does not purport to project the Company's results of operations or financial position for or at any future period or date.

     The unaudited pro forma financial data should be read in conjunction with "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and the notes thereto included elsewhere in this Offering Memorandum.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 28, 1997

                                                                      PRO FORMA
                                                            MSXI     ADJUSTMENTS         PRO FORMA
                                                            ----     -----------         ---------
                                                                   (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents.............................  $ 11,575   $  154,688(A)
                                                                      (149,588)(B)
                                                                        (5,100)(C)       $ 11,575
  Receivables, net......................................   178,938                        178,938
  Inventory.............................................     1,239                          1,239
  Prepaid expenses and other assets.....................     5,638                          5,638
  Deferred income taxes.................................     2,352                          2,352
                                                          --------                       --------
     Total current assets...............................   199,742                        199,742
                                                          --------                       --------
Property and equipment, net.............................    34,337                         34,337
Goodwill, net of accumulated amortization of $892 as of
  December 28, 1997.....................................    31,934                         31,934
Other assets............................................     8,783        4,589(C)         13,372
Deferred income taxes...................................    12,380                         12,380
                                                          --------                       --------
     Total assets.......................................  $287,176                       $291,765
                                                          ========                       ========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Notes payable and current portion of long-term debt...  $ 87,930     (80,444)(B)       $  7,486
  Bank overdrafts.......................................    21,908                         21,908
  Accounts payable......................................    58,458                         58,458
  Accrued payroll and benefits..........................    16,984                         16,984
  Accrued expenses......................................    20,907      (4,144)(B)         16,763
  Deferred income taxes.................................       984                            984
                                                          --------                       --------
     Total current liabilities..........................   207,171                        122,583
                                                          --------                       --------
Long-term debt..........................................    65,000      154,177(A)
                                                                       (65,000)(B)        154,177
Long-term capital lease obligations.....................       316                            316
Long-term deferred compensation liability and
  other accruals........................................     5,053                          5,053
Redeemable Series A Preferred Stock.....................    36,000                         36,000
Shareholders' equity (deficit)..........................   (26,364)                       (26,364)
                                                          --------                       --------
     Total liabilities and shareholders' equity
       (deficit)........................................  $287,176                       $291,765
                                                          ========                       ========

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FISCAL YEAR ENDED DECEMBER 28, 1997

                                                                       PRO FORMA
                                                    GRI FOR THE       ADJUSTMENTS         PRO FORMA
                                                 EIGHT MONTHS ENDED   FOR THE GRI      ADJUSTMENTS FOR
                                        MSXI      AUGUST 31, 1997     ACQUISITION      THE REFINANCING      PRO FORMA
                                        ----     ------------------   -----------      ---------------      ---------
                                                                  (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA
Net sales...........................  $564,546        $431,134         $(10,584)(A)                         $985,096
Cost of sales.......................   514,019         411,518          (10,584)(A)                          914,953
                                      --------        --------                                              --------
  Gross profit......................    50,527          19,616                                                70,143
Selling, general and administrative
  expenses..........................    36,007          13,636
                                                                           (851)(B)
                                                                            407(C)                            49,199
Michigan Single Business
  Tax...............................     2,868             239                                                 3,107
Restructuring costs.................     2,000                                                                 2,000
                                      --------        --------                                              --------
  Operating income..................     9,652           5,741                                                15,837
Interest expense (income), net......    12,400          (1,166)                           $ 14,803(E)
                                                                                           (12,400)(F)
                                                                                             1,166(G)
                                                                                               748(H)         15,551
Other expense (income), net.........        --              30                                                    30
                                      --------        --------                                              --------
  Income (loss) before income
    taxes...........................    (2,748)          6,877                                                   256
Income tax provision (benefit)......       225           2,908              186(D)          (1,813)(I)         1,506
                                      --------        --------                                              --------
  Net income (loss).................  $ (2,973)       $  3,969                                              $ (1,250)
                                      ========        ========                                              ========
OTHER DATA
EBITDA(J)...........................  $ 22,379        $  9,940                                              $ 33,170
Capital expenditures................    11,518           4,047                                                15,565
Depreciation and amortization.......     9,859           3,960                                                14,226
Ratio of EBITDA to interest expense
  (income), net.....................                                                                             2.1x
Ratio of earnings to fixed
  charges(K)........................                                                                             1.0x

BASIS OF PRESENTATION

     The following pro forma adjustments are based on available information and certain management estimates and assumptions. The Company believes that such adjustments provide a reasonable basis for presenting all of the significant effects of the GRI Acquisition and the Refinancing and that the pro forma adjustments are properly applied in the unaudited pro forma consolidated financial statements.

     The final determination of the purchase price for the GRI Acquisition will be completed when certain contractual matters are concluded. The preliminary allocation of purchase price for the GRI Acquisition will be completed during 1998. Any adjustments to the purchase price will change recorded goodwill and will be amortized to expense over the remaining goodwill period. Management believes the resolution of these matters will not have a material effect on the results of operations, financial position or cash flows of the Company.

ADJUSTMENTS TO PRO FORMA CONSOLIDATED BALANCE SHEET AS OF DECEMBER 28, 1997

     The accompanying unaudited pro forma consolidated balance sheet as of December 28, 1997 has been prepared as if the following transactions had been consummated as of December 28, 1997:

     (A) Issuance by MSXI of $100.0 million of the Notes and the borrowing of $54.2 million under the New Credit Facility.

     (B) Application of the net proceeds from the issuance of the Notes offered hereby and the borrowings under the New Credit Facility to repay in full, including accrued interest thereon, the outstanding CVC Bridge Loan, the outstanding MascoTech Bridge Loan, the outstanding Senior Subordinated Note and outstanding indebtedness under the Old Credit Facility.

     (C) Payment of approximately $4.1 million for fees and expenses related to the Offering and approximately $1.0 million for fees and expenses related to the New Credit Facility, of which approximately $0.5 million had been accrued as of December 28, 1997.

ADJUSTMENTS TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE FISCAL YEAR ENDED
DECEMBER 28, 1997

     The accompanying unaudited pro forma consolidated statement of operations for the fiscal year ended December 28, 1997 include the following adjustments to present results as if the GRI Acquisition and the Refinancing had been consummated on January 1, 1996:

  GRI Acquisition

     (A) Eliminate intercompany sales between the Company and GRI.

     (B) Reduce employment expense to reflect contractual agreements with Ford in connection with the GRI Acquisition.

     (C) Record amortization of goodwill resulting from the GRI Acquisition over an estimated useful life of 20 years.

     (D) Record the income tax provision resulting from the pro forma adjustments related to the GRI Acquisition, at an assumed effective income tax rate of 42%.

  The Refinancing

     (E) Record interest expense associated with the Notes at an annual interest rate of 11.375%, the New Credit Facility at assumed annual interest rates which ranged from 6.7% to 7.2% on average monthly borrowings and other debt at assumed annual interest rates which ranged from 7.0% to 7.39%.

          The impact on interest expense of a 1/8 of 1% change in the interest rate related to average monthly borrowings on the New Credit Facility and other debt is approximately $44,000 on an annual basis.

     (F)  Eliminate historical interest expense.

     (G) Eliminate GRI interest income related to excess GRI cash used by the Company to reduce borrowings used to finance the GRI Acquisition.

     (H) Record amortization of costs associated with the Refinancing.

     (I) Record the income tax benefit resulting from the pro forma adjustments related to the Refinancing, at an assumed effective income tax rate of 42%.

  Other

     (J) EBITDA represents income (loss) before income taxes plus interest expense, net, depreciation, amortization, Michigan Single Business Tax and other (income) expense, net. EBITDA is presented as additional information because management believes it to be a useful indicator of a company's ability to meet debt service and capital expenditure requirements. It is not, however, intended as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles).

     (K) For purposes of computing the ratio of earnings to fixed charges, earnings represent net income (loss) before income taxes and fixed charges. Fixed charges consist of interest expense, the interest component of operating leases and amortization of deferred financing costs.

                       SELECTED FINANCIAL AND OTHER DATA

     The following selected historical combined financial data of the Company for the year ended December 31, 1993 have been derived from the unaudited historical combined financial statements of TSG, the predecessor to the Company for accounting purposes as of and for the period then ended. The selected historical combined statement of operations data of the Company for the year ended December 31, 1994 have been derived from the audited historical combined statement of operations of TSG for the year ended December 31, 1994. The selected historical combined balance sheet data of the Company as of December 31, 1994 have been derived from the unaudited combined balance sheet of TSG as of December 31, 1994. The selected historical combined financial data of the Company as of and for the years ended December 31, 1995 and 1996 have been derived from the audited historical combined financial statements of TSG as of and for the periods then ended. The selected historical consolidated financial data of the Company as of and for the fiscal year ended December 28, 1997 have been derived from the audited historical financial statements of the Company, as of and for the fiscal year then ended. The selected financial and other data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto included elsewhere herein.

                                                                                                     FISCAL
                                                               YEAR ENDED DECEMBER 31,             YEAR ENDED
                                                      -----------------------------------------   DECEMBER 28,
                                                        1993       1994       1995       1996         1997
                                                        ----       ----       ----       ----     ------------
                                                                       (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales...........................................  $155,259   $184,540   $216,130   $228,260     $564,546
Cost of sales.......................................   125,855    149,950    178,760    192,510      514,019
                                                      --------   --------   --------   --------     --------
Gross profit........................................    29,404     34,590     37,370     35,750       50,527
Selling, general and administrative expenses........    20,586     23,550     25,230     26,240       36,007
Michigan Single Business Tax........................     1,340      1,760      1,500      1,510        2,868
Restructuring costs.................................        --         --         --         --        2,000
                                                      --------   --------   --------   --------     --------
Operating income....................................     7,478      9,280     10,640      8,000        9,652
Interest expense, net...............................       308        920      1,470      1,310       12,400
Other (income) expense, net.........................       173       (180)    (1,070)        70           --
                                                      --------   --------   --------   --------     --------
Income (loss) before taxes..........................     6,997      8,540     10,240      6,620       (2,748)
Income tax provision................................     2,939      3,140      3,820      2,800          225
                                                      --------   --------   --------   --------     --------
Net income (loss)...................................  $  4,058   $  5,400   $  6,420   $  3,820     $ (2,973)
                                                      ========   ========   ========   ========     ========
BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents...........................  $    120   $  1,540   $  1,800   $  7,070     $ 11,575
Receivables, net....................................    41,400     47,240     60,190     58,860      178,938
Total assets........................................    60,442     69,490     87,480     94,150      287,176
Total debt and capital lease obligations............       201      3,370      3,550      4,200      153,246
Redeemable Series A Preferred Stock.................        --         --         --         --       36,000
Shareholders' equity (deficit)......................    35,890     46,430     63,650     69,450      (26,364)
OTHER DATA:
EBITDA(C)...........................................  $ 11,684   $ 15,430   $ 16,680   $ 14,480     $ 22,379
Capital expenditures................................     5,175      7,030      8,400      4,840       11,518
Depreciation and amortization.......................     2,866      4,390      4,540      4,970        9,859
Ratio of earnings to fixed charges(D)...............       5.6x       4.1x       3.4x       3.1x          --

-------------------------
(A) Beginning in 1997, the Company adopted a 52-week fiscal year which ends on the last Sunday in December.

(B) EBITDA represents income (loss) before income taxes plus interest expense, net, depreciation, amortization, Michigan Single Business Tax and other (income) expense, net. EBITDA is presented as additional information because management believes it to be a useful indicator of a company's ability to meet debt service and capital expenditure requirements. It is not, however, intended as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles).

(C) For purposes of computing the ratio of earnings to fixed charges, earnings represent net income (loss) before income taxes and fixed charges. Fixed charges consist of interest expense, the interest component of operating leases and amortization of deferred financing costs.

(D) For the fiscal year ended December 28, 1997 earnings were inadequate to cover fixed charges by approximately $2.7 million.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following analysis of financial condition and results of operations should be read in conjunction with the separate financial statements of the Company, APX and GRI and the related notes thereto and the unaudited pro forma financial statements and related notes thereto contained elsewhere in this Offering Memorandum. The results of operations for the fiscal year ended December 28, 1997 include the results of operations of MSXI, which include the results of operations of GRI since August 31, 1997, the date of the GRI Acquisition. The results of operations for the year ended December 31, 1996 include the results of operations of TSG, the predecessor to the Company for accounting purposes but does not include the results of APX, which was acquired by the Company effective January 3, 1997. Accordingly, the results of operations for the fiscal year ended December 28, 1997 are not directly comparable to the results of operations for the year ended December 31, 1996.

GENERAL

     The Company is a holding company formed and owned by CVC, MascoTech and certain members of management. The Company was formed to consummate the TSG Acquisition, in which it acquired selected assets and operations of the former engineering and technical business services units of MASG and MascoTech, as well as the net assets of APX, a design and engineering services provider, which previously were acquired by MASG on November 6, 1996. The TSG Acquisition was effective on January 3, 1997. TSG was a provider of product engineering services and temporary staffing to the automotive industry. The Company acquired GRI on August 31, 1997 in order to continue its strategy of increasing its global presence and range of product offerings. GRI provided the Company with the ability to offer master vendor services and additional Business and Technology Services. As a result of the APX and GRI Acquisitions, the Company believes that it is well positioned to increase its market share among existing customers, increase its market share in the global automotive market and expand into non-automotive markets. The Company also intends to continue to rationalize its cost structure through the elimination of redundant back office activities, facilities, management and administrative offices, as well as to pursue additional strategic acquisitions that complement or expand the Company's existing service offerings.

     The Company is organized around three strategic service offerings:
In-Client Services, Product Development Services, and Business and Technology Services.

     In-Client Services consists principally of TSG's and APX's former temporary staffing businesses and GRI's temporary staffing procurement services. Pro forma net sales of In-Client Services for the fiscal year ended December 28, 1997 were approximately $450 million. Contract Staffing sales are generated principally from time and material contracts in which the Company bills customers for contract labor at an hourly rate. Contract Staffing cost of sales consist principally of direct labor costs and related benefits which are paid by the Company. While the Company intends to expand its Master Vendor Program to other customers, all of the Master Vendor Program sales are currently generated under the Ford Master Vendor Agreement.

     The Company generates a substantial portion of its In-Client Services' net sales under the Ford Master Vendor Agreement by charging Ford prescribed hourly billing rates, which adjust annually to reflect inflation. In addition, the Company charges Ford certain agreed upon fees. The Master Vendor Program's costs of sales consists principally of direct labor costs billed from suppliers to the Company. During 1997, the specified fees were periodically reduced by approximately 37% to reflect changes in service levels and improved operating efficiencies. Pursuant to the Ford Master Vendor Agreement, the fees will be further reduced by an additional 20% in July of 1998. In anticipation of these fee reductions, the Company continued cost reduction measures initiated by GRI prior to the GRI Acquisition, which were principally completed as of September 28, 1997. These cost reduction measures included the implementation of process and system efficiencies including the reduction of personnel, the combination of certain functions and the elimination of certain extraneous services. To further offset these fee reductions, the Company and Ford have agreed that the Company will provide an increasing number of contract laborers to Ford or receive compensation for staffing shortfalls below a specified minimum level. Additionally, the Company expects that Ford will increase its usage of Master Vendor

Program services for its European business units. The Company also anticipates negotiating with suppliers to lower its aggregate labor costs, of which Ford is entitled to share in the realized savings up to a set amount. The Company believes that the effect of the foregoing will offset the effect of the fee reductions although there can be no assurance that such benefits will be fully realized.

     Product Development Services consists principally of TSG's and APX's engineering services businesses. Pro forma net sales of Product Development Services for the fiscal year ended December 28, 1997 were approximately $205 million. Product Development Services sales are generated principally from fixed price, time and material and price per unit contracts. Contracts are typically for specific projects and range from several days to several years in duration. Product Development Services cost of sales consists principally of direct labor costs and related benefits and facility and technology costs.

     Business and Technology Services consists principally of TSG's marketing and training services and the balance of GRI's services other than temporary staffing procurement services. Pro forma net sales of Business and Technology Services for the fiscal year ended December 28, 1997 were approximately $320 million. All sales to Ford of these services are pursuant to the Ford Master Supply Agreement. The Ford Master Supply Agreement requires that Ford utilize the Company as the sole or preferred provider of certain of these services. Sales under the Ford Master Supply Agreement are principally cost plus in which the Company charges Ford for services which are provided by either the Company or outside suppliers. Sales outside of the Ford Master Supply Agreement are generated principally from fixed price, time and material and price per unit contracts. Outside of the Ford Master Supply Agreement, Business and Technology Services are typically provided under purchase orders that are renewed annually. Business and Technology Services cost of sales consists principally of direct labor costs and related benefits and facility and technology costs.

     As part of the GRI Acquisition, Ford retained the former Power Products division ("PPD") of GRI and the Company agreed to provide certain transitional administrative functions to PPD for a limited time. Fees for the services that are currently provided to Ford approximate $0.3 million per month. The Company anticipates that Ford will discontinue the use of these services during 1998. In anticipation of the discontinuance of these services, the Company has identified cost savings in relation to the elimination of redundant facilities and personnel, including the GRI headquarters, which will be closed when the building's lease expires on May 31, 1998. The Company anticipates it will realize these cost savings during 1998, effectively offsetting the reduction in fees earned for providing these services to Ford.

SUPPLEMENTAL FINANCIAL AND OTHER DATA

     The supplemental financial data presented below are included for the purpose of providing supplemental information in order to assist investors in understanding the historical financial performance of TSG, APX and GRI. The financial information for the fiscal years ended 1995 and 1996 for APX includes the operations of PMC, which were not included in the APX Acquisition. As a result, the financial statements of APX are not reflective of the assets acquired in the APX Acquisition. The 1996 fiscal year of APX reflects only results for the 10 month and 6 day period ending November 6, 1996, the date APX was acquired by MASG. In addition, the carve-out financial statements for GRI for 1997 are for the eight-month period ended August 31, 1997. From September 1, 1997 the results of GRI are included in the results of MSXI. The following supplemental historical data should not be construed to be indicative of the results that actually would have occurred if the companies had been combined on the date assumed and do not purport to project the Company's results of operations at any future date.

                                                                         HISTORICAL(A)
                                                          -------------------------------------------
                                                          MSXI/TSG   APX(B)(D)   GRI(C)(D)   TOTAL(E)
                                                          --------   ---------   ---------   --------
                                                                     (DOLLARS IN MILLIONS)
 Year Ending 1997
    Net sales...........................................  $ 564.5          --     $ 431.1    $  995.6
    Cost of sales.......................................   (514.0)         --      (411.5)     (925.5)
                                                          -------     -------     -------    --------
      Gross profit......................................     50.5          --        19.6        70.1
    Selling, general and administrative expenses........     36.0          --       (13.6)       49.6
    Michigan Single Business Tax........................     (2.9)         --        (0.2)       (3.1)
    Restructuring costs.................................     (2.0)         --          --        (2.0)
                                                          -------     -------     -------    --------
      Operating income..................................  $   9.7          --     $   5.7    $   15.4
                                                          =======     =======     =======    ========
    Other Data:
      EBITDA(E).........................................  $  22.4          --     $   9.9    $   32.3
      Capital expenditures..............................     11.5          --         4.0        15.5

 Year Ending 1996
    Net sales...........................................  $ 228.3     $ 135.1     $ 690.5    $1,053.8
    Cost of sales.......................................   (192.5)     (127.1)     (665.7)     (985.3)
                                                          -------     -------     -------    --------
      Gross profit......................................     35.8         7.9        24.8        68.5
    Selling, general and administrative expenses........    (26.2)       (7.9)      (21.6)      (55.7)
    Michigan Single Business Tax........................     (1.5)       (0.8)       (0.3)       (2.6)
                                                          -------     -------     -------    --------
      Operating income..................................  $   8.0     $  (0.8)    $   3.0    $   10.2
                                                          =======     =======     =======    ========
    Other Data:
      EBITDA(E).........................................  $  14.5     $   1.9     $   8.3    $   24.7
      Capital expenditures..............................      4.8         0.6         3.7         9.1

 Year Ending 1995
    Net sales...........................................  $ 216.1     $ 140.2     $ 550.4    $  906.8
    Cost of sales.......................................   (178.8)     (129.7)     (531.1)     (839.6)
                                                          -------     -------     -------    --------
      Gross profit......................................     37.4        10.5        19.3        67.2
    Selling, general and administrative expenses........    (25.2)       (9.3)      (23.3)      (57.9)
    Michigan Single Business Tax........................     (1.5)       (1.4)       (0.3)       (3.2)
                                                          -------     -------     -------    --------
      Operating income..................................  $  10.6     $  (0.2)    $  (4.3)   $    6.1
                                                          =======     =======     =======    ========
    Other Data:
      EBITDA(E).........................................  $  16.7     $   3.6     $   0.2    $   20.5
      Capital expenditures..............................      8.4         0.7         6.6        15.7

-------------------------
(A) Numbers may not total due to rounding.

(B) The 1996 fiscal year of APX reflects only results for the 10 month and 6 day period ending November 6, 1996, the date APX was acquired by MASG. Additionally, the historical financial statements of APX include the results of operations of the PMC division which was not acquired by MASG. For the fiscal years ended 1995 and 1996, net sales attributable to PMC were $10.6 million and $8.8 million, respectively, and operating income attributable to PMC was $(.9) million and $0.1 million, respectively.

    Unaudited net sales; gross profit; selling, general and administrative expenses and the operating loss for the period November 7, 1996 to December 29, 1996 were approximately $16.5 million, $1.4 million, $1.7 million and $0.4 million, respectively.

(C) Carve-out financial statements for GRI for 1997 are for the eight-month period ended August 31, 1997. From September 1, 1997 the results of GRI are included in the results of MSXI.

(D) Michigan Single Business Tax for APX for the fiscal year ended 1995 has been reclassified from cost of sales in the historical audited statements of operations. For consistency of presentation, approximately $2.0 million of divisional administrative expense has been reclassified from cost of sales in the historical audited statement of operations for APX for the year ended 1995 to selling, general and administrative expenses.

(E) The total column is a summation of the amounts of the indicated entities and do not reflect elimination of intracompany sales for the period in 1997 and for 1996 of $10.6 million and $17.1 million, respectively. Intracompany sales for the period in 1995 is not readily available. The information presented is not intended to be a presentation of pro forma information in accordance with Article 11 of Regulation S-X. Reference is made to the pro forma financial information included elsewhere herein under the caption "Pro Forma Financial Data."

(F) EBITDA represents income (loss) before income taxes plus interest expense, net, depreciation and amortization, Michigan Single Business Tax and other (income) expense, net. EBITDA is presented as additional information because management believes it to be a useful indicator of a company's ability to meet debt service and capital expenditure requirements. It is not, however, intended as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles).

RESULTS OF OPERATIONS

TWELVE MONTHS ENDED DECEMBER 28, 1997 COMPARED WITH THE TWELVE MONTHS ENDED DECEMBER 31, 1996

Net Sales

     MSXI's net sales for the twelve months ended December 28, 1997 increased $336.2 million (147.3%), from $228.3 million to $564.5 million, as compared to the twelve months ended December 31, 1996. This increase resulted principally from the APX and GRI acquisitions. These increases were offset by a decline in net sales of Product Development Services in the United States due to the completion of a multi-year project, the early termination of an engineering project in Europe and the planned elimination of an unprofitable shop facility in the United States. Combined 1997 sales of MSXI and preacquisition GRI were lower than the combined 1996 sales of TSG, APX and GRI due to decreases in sales of Product Development Services, temporary staffing procurement services at GRI and purchasing services. Product Development Services sales declined due to a reduction in product engineering sales, primarily in Europe, and the closure of two unprofitable prototype tooling facilities in the United States. Sales of temporary staffing procurement services declined due to lower headcount placed at Ford. Sales of Purchasing services decreased because Ford reduced its usage of training and consultant procurement services as a result of the effectiveness of the Company's services.

Gross Profit

     MSXI's gross profit for the twelve months ended December 28, 1997, which includes gross profits from GRI for four months, increased $14.8 million (41.5%), from $35.7 million to $50.5 million, as compared to the twelve months ended December 31, 1996. This increase resulted principally from the APX and GRI Acquisitions. Gross profit as a percentage of net sales for the twelve months ended December 28, 1997 decreased from 15.7% to 9.0% as compared to the twelve months ended December 31, 1996, principally due to the inclusion of gross profits from GRI, which is at a lower margin than the Company's other businesses, and due to lower margins earned on sales of Product Development Services as a result of underabsorbed fixed costs resulting from the decrease in sales in Europe and North America. Gross profit as a percentage of net sales also decreased as a result of a change in the pricing of certain manufacturing engineering purchase orders from fixed price to time and materials.

Selling, General and Administrative Expenses

     MSXI's selling, general and administrative expenses for the twelve months ended December 28, 1997 increased $9.8 million (37.4%), from $26.2 million to $36.0 million, as compared to the twelve months ended December 31, 1996. This increase resulted principally from the APX and GRI acquisitions. In addition, there was a one time $2.0 million charge in 1997 related to the closure of two facilities. Selling, general and administrative expenses as a percentage of net sales for the twelve months ended December 28, 1997 decreased from 11.5% to 6.4%, as compared to the twelve months ended December 31, 1996, principally as a result of the elimination of redundant personnel and administrative costs and the increase in sales during the period. Combined 1997 MSXI and preacquisition GRI selling, general and administrative expenses in 1997 were lower than the combined TSG, APX and GRI selling, general and administrative expenses for 1996 primarily due to cost reductions realized upon integrating the APX Acquisition.

Operating Income

     Principally as a result of the foregoing offset by an increase in Michigan Single Business Tax of $1.4 million, MSXI's operating income for the twelve months ended December 28, 1997 increased $1.7 million (21.3%), from $8.0 million to $9.7 million, as compared to the twelve months ended December 31, 1996, and operating income as a percentage of sales for the twelve months ended December 28, 1997 decreased from 3.5% to 1.7% as compared to the twelve months ended December 31, 1996.

YEAR ENDED DECEMBER 31, 1996 COMPARED WITH YEAR ENDED DECEMBER 31, 1995
  Net Sales

     TSG's net sales for 1996 increased $12.2 million (5.6%), from $216.1 million to $228.3 million, as compared to 1995. This increase resulted principally from an increase in sales of Product Development Services in Europe and an increase in sales of Business and Technology Services, particularly training and marketing services, and the commencement of a new special vehicles program in the United States. These increases were partially offset by a decline in sales of Product Development Services in the United States due to the completion of a multi-year project.

     APX's net sales reported in its audited financial statements for fiscal 1996 decreased $5.1 million (3.6%), from $140.2 million to $135.1 million, as compared to 1995. This decrease resulted principally from fiscal 1996 audited results reflecting ten months and six days, as compared to 1995 results which included twelve full months. For the year ended December 31, 1996, APX's unaudited net sales increased $11.4 million (8.1%), from $140.2 million to $151.6 million, as compared to 1995, principally as a result of an expansion in sales of Product Development Services and Contract Staffing services in Europe, as well as increased sales of Contract Staffing to both new and existing customers in the United States. The increase was partially offset by a decrease in PMC sales. The Company did not acquire PMC as part of the APX Acquisition.

     GRI's net sales for 1996 increased $140.1 million (25.5%), from $550.4 million to $690.5 million, as compared to 1995. This increase resulted principally from increased sales of temporary staffing procurement services in the United States and increased sales of Business and Technology Services, particularly consultant procurement services and training, development and imaging services, all of which were provided only to Ford. In addition, GRI began providing temporary staffing procurement services to Ford in Europe.

  Gross Profit

     TSG's gross profit for 1996 decreased $1.6 million (4.3%), from $37.4 million to $35.8 million, as compared to 1995, and gross profit as a percentage of net sales for 1996 decreased from 17.3% to 15.7%, as compared to 1995. These decreases resulted principally from underabsorbed fixed costs relating to the decrease in sales of Product Development Services in the United States and an increase in infrastructure costs necessary to support significantly higher sales of Product Development Services in Europe.

     APX's gross profit reported in APX's historical audited financial statements for fiscal 1996 increased $0.8 million (11.3%), from $7.1 million to $7.9 million, as compared to 1995. This increase resulted principally from a change in the classification of approximately $2.0 million of administrative expenses. In 1995 these expenses were accounted for in cost of sales whereas in 1996 such expenses were accounted for as selling, general and administrative expenses. The increase also resulted from a change in classification of Michigan Single Business Tax, which in 1995 had been included in cost of sales. This increase was offset by the fact that 1996 results reported in APX's historical audited financial statements reflect ten months and six days as compared to 1995 results which included twelve full months. After adjusting for the change in classification of administrative expenses and Michigan Single Business Tax and to include results for the period from November 7, 1996 to December 29, 1996, for the year ended December 31, 1996, APX's unaudited gross profit decreased $1.2 million (11.4%), from $10.5 million to $9.3 million, as compared to 1995, principally as a result of a decline in the margin in sales of product engineering services due to completions of higher margin contracts, costs of transition to new projects and increased price competition. Gross profit as a percentage of net sales for 1996 decreased from 7.5% to 6.1%.

     GRI's gross profit for 1996 increased $5.5 million (28.5%), from $19.3 million to $24.8 million, as compared to 1995. This increase resulted principally from an increase in sales of its temporary staffing procurement services. Gross profit as a percentage of net sales for 1996 increased from 3.5% to 3.6%, as compared to 1995, as a result of increased gross profit margins due to an increase in sales of higher margin Business and Technology Services in 1996. These increases were partially offset by higher costs as a percentage of sales relating to temporary staffing procurement services as well as other business services.

  Selling, General and Administrative Expenses

     TSG's selling, general and administrative expenses for 1996 increased $1.0 million (4.0%), from $25.2 million to $26.2 million, as compared to 1995. This increase resulted principally from one-time severance payments to executives who were released in contemplation of the APX Acquisition. Selling, general and administrative expenses as a percentage of net sales for 1996 decreased from 11.7% to 11.5%, as compared to 1995 as a result of the increased sales.

     APX's selling, general and administrative expenses reported in its historical audited financial statements for 1996 increased $0.6 million (8.2%), from $7.3 million to $7.9 million, as compared to 1995. This increase reflects a change in the classification of approximately $2.0 million of administrative expenses, which in 1995 were accounted for in cost of sales whereas in 1996 such expenses were accounted for in selling, general and administrative expenses. This increase was offset by the fact that 1996 results reported in APX's historical audited financial statements reflect ten months and six days as compared to 1995 results which included twelve full months. After adjusting for the change in classification of administrative expenses and to include results for the period from November 7, 1996 to December 29, 1996, for the year ended December 31, 1996, APX's unaudited selling, general and administrative expenses increased $0.2 million (2.2%), from $9.3 million to $9.5 million as compared to 1995, as adjusted. This increase was principally a result of an increase in costs associated with the redesign of the Company's medical benefits program and an increase in corporate administration costs, partially offset by a decrease in marketing and business development expenses. Selling, general and administrative expenses as a percentage of net sales for 1996 decreased from 6.6% to 6.3%, as compared to 1995 principally as a result of the increase in net sales.

     GRI's selling, general and administrative expenses decreased $1.7 million (7.3%), from $23.3 million to $21.6 million, as compared to 1995. This decrease was due to cost reduction initiatives in the finance and human resources areas, partially offset by an increase in training and support staff costs which were incurred to support higher sales volumes. Selling, general and administrative expenses as a percentage of net sales for 1996 decreased from 4.2% to 3.1%, as compared to 1995, principally as a result of the increase in net sales.

  Operating Income

     Principally as a result of the foregoing, TSG's operating income for 1996 decreased $2.6 million (24.5%), from $10.6 million to $8.0 million, as compared to 1995, and operating income as a percentage of sales for 1996 decreased from 4.9% to 3.5%, as compared to 1995.

     Principally as a result of the foregoing and a decrease in Michigan Single Business Tax of $0.6 million, APX's operating loss reported in APX's historical audited financial statements for 1996 increased $0.6 million (300%), from ($0.2) million to ($0.8) million, as compared to 1995, and operating loss as a percentage of sales for 1996 increased from (0.1%) to (0.6%), as compared to 1995.

     Principally as a result of the foregoing, GRI's operating income for 1996 increased $7.3 million, from a loss of $4.3 million to income of $3.0 million, as compared to 1995, and operating income as a percentage of sales for 1996 increased from (0.8%) to 0.4%, as compared to 1995.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's principal capital requirements are to service its indebtedness, to fund capital expenditures and for working capital. The Company believes that its cash flow from operations, together with its borrowing capacity under the New Credit Facility, will be sufficient to meet such requirements.

     Through the consummation of the TSG Acquisition, the Company acquired TSG and the net assets of APX which were previously acquired by MASG on November 6, 1996. The purchase price of the TSG Acquisition was $145.6 million, which was financed through $3.8 million of common equity, $36.0 million of Redeemable Series A Preferred Stock, the $20.0 million CVC Bridge Loan, the $20.0 million MascoTech Bridge Loan, the issuance of a $30.0 million Senior Subordinated Note and $35.8 million of borrowings under credit facilities between the Company and NBD as agent and its affiliates (the "Old Credit Facility"). On August 31, 1997, the Company acquired GRI for $60.0 million which was financed with borrowings under the Old Credit Facility, offset in part by substantial cash balances acquired in the GRI Acquisition.

     The Company typically pays its employees on a weekly basis and is reimbursed by its customers 30 to 60 days later. However, in connection with the Master Vendor Program, the Company currently receives reimbursement at approximately the same time it makes payment to its suppliers.

     On a combined basis, capital expenditures for the fiscal year ended December 28, 1997 was $15.6 million. The majority of these capital expenditures were to fund the purchase of computer systems and project specific equipment and improvements on leased facilities. As of the date hereof, the Company expects that its capital expenditure requirements, which are principally to support the continued upgrade of systems and technology, will be approximately $14 million in 1998.

     During 1997, the Company's primary sources of funds to meet working capital needs were from operations, funds made available through the Old Credit Facility, the NatWest Facility, and the Ford Facility (as defined). A portion of the Old Credit Facility was used to finance the GRI Acquisition. Net cash from operating activities for the fiscal year ended December 28, 1997 decreased $6.0 million, from $7.8 million to $1.8 million, as compared to the year ended December 31, 1996. This decrease was principally due to an increase in accounts receivable. Net cash used for investing activities for the fiscal year ended December 28, 1997 increased $165.9 million, from $4.8 million to $170.7 million, as compared to the year ended December 31, 1996. This increase was principally due to the TSG Acquisition and the GRI Acquisition. Net cash from financing activities for the fiscal year ended December 28, 1997, increased $176.8 million, from $4.8 million to $181.6 million, as compared to the fiscal year ended December 31, 1996. This increase was due to the CVC and MascoTech Bridge Loans, aggregating $40.0 million, the issuance of $3.8 million of Common Stock, $36.0 million of Redeemable Series A Preferred Stock, a $30.0 million Senior Subordinated Note and borrowings under the Old Credit Facility.

     Immediately following the Exchange Offer, the Company's total indebtedness will consist of the Notes, borrowings under the New Credit Facility and borrowings of approximately $7.5 million under various short-term arrangements. Under the New Credit Facility, pro forma as of December 28, 1997, the Company would have had the ability to borrow up to $43.9 million for working capital and general corporate purposes, subject to certain conditions. The Company is in the process of amending the New Credit Facility to add a $30 million term loan portion. Term loan borrowings will be subject to satisfaction of the same borrowing base requirements as are other borrowings under the New Credit Facility. The Notes and the New Credit Facility will include certain financial and operating covenants which will, among other things, restrict the ability of the Company to incur additional indebtedness, make investments and take other actions. See "Description of Notes" and "Description of Certain Other Indebtedness." The ability of the Company to meet its debt service obligations will be dependent upon the future performance of the Company, which will be impacted by general economic conditions and other factors. See "Risk Factors."

     For 1997, approximately 14% of the Company's pro forma net sales were from foreign markets. The Company anticipates that its percentage of net sales generated outside the United States will increase over time. The Company's foreign revenues are usually received in the local currency and are typically naturally hedged as the corresponding costs are usually in the same currency. To the extent the Company is not naturally hedged, it intends to actively manage its exposure to foreign exchange rate fluctuations.

INFLATION AND SEASONALITY

     Although the Company cannot anticipate future inflation, it does not believe that inflation has had, or is likely in the foreseeable future to have, a material impact on its results of operations. While the Company's contracts typically do not include automatic adjustments for inflation, the Ford Master Vendor Agreement does provide for automatic adjustments for inflation for services provided under the Master Vendor Program. The Company's quarterly operating results are affected primarily by the number of billing days in the quarter and the seasonality of its customers' businesses. Demand for services of the Company have historically been lower during the year-end holidays.

YEAR 2000

     The Company recognizes the need to ensure its operations will not be adversely impacted by Year 2000 software failures. Software failures due to processing errors potentially arising from calculations using the Year 2000 date are a known risk. The Company is addressing this risk to the availability and integrity of financial systems and the reliability of operational systems. The Company has established processes for evaluating and managing the risks and costs associated with this problem. The inventory of affected computer hardware and software is in process. The total cost of compliance and its effect on the Company's future results of operations is being determined. However, management believes the ultimate cost of compliance will not have a material effect on its financial condition, results of operations or its cash flows.

                                    BUSINESS

GENERAL

     The Company is a leading provider of outside staffing, engineering and business services, principally to the automotive industry in the United States and Europe, with the capability of providing services on a worldwide basis. Through internal growth and acquisitions, the Company has become a single source provider of a broad range of complementary services, including technical and professional staffing services, engineering, design and related technical services and other business and marketing services. In August 1997, the Company acquired GRI, a wholly-owned subsidiary of Ford. In connection with the GRI Acquisition, the Company entered into the Ford Master Vendor Agreement to manage certain temporary staffing procurement services for Ford, and the Ford Master Supply Agreement to provide certain general business services to Ford. By adding GRI's capabilities and services to the Company's historical strength in providing technical staffing and engineering and design services, the Company is now able to sell a broad range of complementary services to both existing and new customers within and outside the automotive industry. The Company believes that it is the only company currently providing such a broad range of services to the automotive industry on a worldwide basis. The Company employed or sourced over 12,000 individuals at 53 operating facilities in 23 countries as of December 28, 1997. The Company's principal operations are in North America and Europe. Pro forma net sales and EBITDA for the fiscal year ended December 28, 1997 were $985.1 million and $33.2 million, respectively.

     OEMs are increasingly relying on third parties to provide them with essential services as globalization and competition lead them to improve efficiency by focusing on their core competencies of vehicle development, assembly and marketing. OEMs are also consolidating their supplier base by contracting with larger, global organizations in order to streamline purchasing, reduce costs and improve quality. Management expects the Company to continue to benefit from these trends, both in the automotive and other industries.

     The Company provides three strategic service offerings to its customers:

    IN-CLIENT SERVICES        PRODUCT DEVELOPMENT SERVICES             BUSINESS & TECHNOLOGY SERVICES
    ------------------        ----------------------------             ------------------------------
- Contract Staffing         - Concept Development              - Automotive and Business Process Management
- Master Vendor Program     - Design Engineering               - Marketing Services and Document Management
                            - Manufacturing Engineering        - Purchasing Services
                            - Production Support               - Training Services
                            - Special Vehicles                 - Image Archiving, Conversion and Warehousing

     In-Client Services, Product Development Services and Business and Technology Services accounted for approximately 46%, 21% and 33%, respectively, of pro forma net sales for the fiscal year ended December 28, 1997. The Company provides its services to over 130 customers, including most of the major United States OEMs and a number of automotive suppliers. The Company's largest customers are Ford, GM and Chrysler, which accounted for 72%, 8% and 7%, respectively, of the Company's pro forma net sales for the fiscal year ended December 28, 1997. The Company believes that it has developed strong relationships with its customers and has a reputation for quality, reliability and service that has been recognized through Ford's Q1 and Chrysler's Pentastar awards. In addition, most of its operations are ISO 9001 or 9002 certified.

     In-Client Services. The Company provides two types of staffing services:
Contract Staffing, through which the Company acts as a direct supplier of technical, professional and other temporary staffing, and the Master Vendor Program, through which the Company acts as the master vendor of staffing procurement.

     Contract Staffing. As of December 28, 1997, Contract Staffing supplied approximately 1,600 employees that it placed on assignment to approximately 130 customers in 10 countries. The Company classifies over 85% of its employees on assignment as technical personnel. Through its position as Ford's master vendor, the Company has also enhanced its opportunities to provide Contract Staffing directly to Ford.

     Master Vendor Program. The Master Vendor Program is an automated process used to manage the procurement of a broad range of temporary staffing services, including coordination of staffing from other temporary staffing suppliers. While the Company intends to expand its Master Vendor Program services to other customers, the Company currently provides such services solely to Ford pursuant to the Ford Master Vendor Agreement. As of December 28, 1997, there were approximately 6,500 temporary employees at Ford who had been procured through the Master Vendor Program.

     Product Development Services. The Company offers a broad range of engineering, design and other related services primarily to the automotive industry including: concept development, design engineering, manufacturing engineering, production support and special vehicle services. The Company provides these services on a discrete basis and can draw on these complementary capabilities to execute development programs for the body and chassis of new vehicles, such as a recently introduced Ford minicar. As of December 28, 1997, Product Development Services had a network of 30 offices and facilities situated in major markets throughout North America, Europe, South America and Asia. Since January 1, 1996, the Company has performed projects for OEMs including Ford, GM, Chrysler, Daewoo, Rover, Volkswagen, Volvo, Mercedes and Mazda, and over 20 automotive suppliers such as Textron and Lear. For the fiscal year ended December 28, 1997, no single project accounted for more than 1% of the Company's pro forma net sales.

     Business & Technology Services. The Company offers a broad range of business and technical services, principally to the automotive industry including: automotive and business process management, marketing services, document management services and other administrative and customer-related services. The Company typically assumes responsibility for specific non-core functions of its customers, frequently on an extended basis. For example, the Company's automotive and business process management services will typically re-engineer a customer's existing internal processes, such as technical help desks and warranty certification programs, to improve them and provide them on a more efficient basis. Other services offered include marketing research, customer satisfaction surveys, technical training schools and image archiving, conversion and warehousing. The Company provides a number of these services under the Ford Master Supply Agreement, pursuant to which the Company is the sole or preferred supplier of these services to various business units of Ford. In addition, the Company believes these services have applications across many industries and provide opportunities for significant growth both in the automotive and other industries.

     The Company is a Delaware corporation. The principal executive offices of the Company are located at 275 Rex Boulevard, Auburn Hills, Michigan 48326 and its telephone number is (248) 299-1000.

COMPETITIVE STRENGTHS

     Strong Customer Relationships and Reputation for Quality. The Company believes that it has developed strong customer relationships with both OEMs and automotive suppliers. Management believes that the Company's engineering capabilities, reliable performance, strong customer service and competitive cost structure enable it to attract new customers and to maintain its reputation with existing customers for providing high quality services at competitive prices. As a result of its focus on quality, the Company has received Ford's Q1 and Chrysler's Pentastar awards, and most of the Company's operations are ISO 9001 or 9002 certified. The Company believes that its relationships and its reputation for quality, reliability and service often enable the Company to pursue business opportunities ahead of its competitors.

     Global Presence. Management believes the Company's international presence is a significant competitive advantage in winning and retaining new business and meeting the global sourcing, quality and engineering requirements of its customers. For example, when GM consumer-tested its European sedan replacement last year, the Company built model vehicles using an integrated system that enabled the Company to do the styling work near GM's designers in Germany and Brazil and to build the vehicles in the United States where the cost was lower. Similarly, automotive suppliers require support in locations where their OEM customers demand their presence. For example, the Company supports two major United States-based interior systems suppliers in Europe and Brazil. Non-United States sales of In-Client Services, Product Development Services and Business and Technology Services accounted for 14% of the Company's pro forma net sales for the fiscal year ended December 28, 1997.

     Broad Range of Services Provided. The Company believes that its broad range of service offerings provides several advantages by: (i) simplifying the procurement and monitoring process for its customers who require multiple services; (ii) facilitating cross-selling of services to existing customers; (iii) providing multiple opportunities to identify and penetrate new customers; and (iv) diversifying the Company's revenues and earnings. Additionally, the Company believes that its global presence and broad range of services enable it to recruit and retain a talented pool of employees.

     Value-Added Provider. The Company believes that it is frequently able to operate with a lower cost structure and a higher degree of flexibility and responsiveness relative to the larger in-house operations of its customers. The Company believes that In-Client Services provides customers with a cost-effective and flexible way to manage certain of their technical and professional staffing needs by assuming the responsibility for procuring, compensating, monitoring and, in some cases, training temporary staff. Product Development Services enables OEMs and automotive suppliers to manage their engineering and design services for selected non-core projects on an efficient basis. Business and Technology Services provides services that are essential to the Company's customers, but not at the core of their business competencies.

     Investment in Technology. The Company offers its customers access to many sophisticated technologies. These include supercomputing resources, analytical software and a large network of CAD terminals connected by an international communications infrastructure. The Company has made substantial investments in state-of-the-art equipment and related training to maintain its competitive technological position. The Company believes it is one of the few independent engineering firms that operates all major CAD platforms used by the major United States OEMs and, as of December 28, 1997, the Company operated approximately 500 CAD terminals. The Company's communications infrastructure permits the rapid exchange of data between the Company and its customers. The Company believes that its Master Vendor Program, which combines an intranet-based placement system with procedures to support the monitoring and continuous improvement of a customer's temporary staffing supplier base, is the most comprehensive system for management of staffing services. Business and Technology Services uses proprietary software as an integral part of many of the services that it offers.

BUSINESS STRATEGY

     The Company's global market position and breadth of services distinguish it as one of the leading providers of outside staffing, engineering and business services to the automotive industry and position the Company to take advantage of positive trends both in the automotive and other industries. The Company's business strategy is to grow profitably through the following initiatives:

     Increase Market Share at Existing Customers. As a result of the APX and GRI Acquisitions, the Company has expanded its global presence and product offerings. For example, the GRI Acquisition gave the Company the ability to provide a broad range of additional services and capabilities that historically GRI had provided only to Ford. The Company believes that offering three categories of services that are often complementary creates significant cross-selling opportunities. For example, customers of Product Development Services can utilize the Company's image archiving, conversion and warehousing services for engineering drawings. The Company also can offer its Master Vendor Program to OEMs other than Ford who are already customers of Contract Staffing. The Company also believes that it has several opportunities to sell certain Business and Technology Services that are currently provided only to Ford to other OEMs and their suppliers. In addition, the Company believes that there are significant opportunities to sell packages of multiple services, many of which the Company historically has not attempted to market together, to its existing customers.

     Increase Global Automotive Market Share. Geographic expansion will continue to be an important element of the Company's business strategy. The Company intends to expand its existing presence in Germany, the development center for several important OEMs, and has recently opened new locations in Munich and Ingolstadt. The Company has established operations in South America and Australasia to take advantage of global growth opportunities as the Company's customers expand their operations in these regions. As a result of the Company's strong customer relationships and worldwide presence, management believes that the Company is well positioned to expand with OEMs and other suppliers in established as well as emerging markets.

     Expansion into Non-Automotive Markets. The Company's management, established infrastructure and successful track record of providing staffing, engineering and business services to several of the world's largest and most complex organizations position it to expand into new, non-automotive markets. The Company believes other major corporations are attractive potential customers for many of the Company's services.

     Rationalize Cost Structure. The Company intends to improve its profitability through the rationalization of its operations, including the further rationalization of operations acquired in the GRI Acquisition. The Company expects to realize these cost savings through the consolidation of back office activities and the ongoing rationalization of duplicative facilities, management and administrative offices.

     Pursue Additional Strategic Acquisitions. The Company plans to continue to make selective strategic acquisitions to enhance its global market position and further broaden its service offerings. The Company believes that the consolidation of the automotive supplier base will present additional opportunities for acquisitions. The Company seeks acquisitions that will strengthen MSXI's relationships with existing customers and provide access to new customers, complement MSXI's existing global capabilities and provide MSXI with growth opportunities in new markets.

OPERATIONS

  IN-CLIENT SERVICES

     The Company provides two types of staffing services: (i) Contract Staffing, which is the supply of technical, professional and other temporary staffing and
(ii) the management of staffing procurement through its Master Vendor Program. In-Client Services operates principally in the United States and in the United Kingdom, and also in continental Europe and Latin and South America. The Company plans to open additional offices in North America and Europe, in part to meet Ford's requirements pursuant to the Ford Master Vendor Agreement.

     Contract Staffing. The Company offers a full range of Contract Staffing services including long and short-term temporary staffing, temporary-to-direct hiring, payroll services and placement services. As of December 28, 1997, the Company supplied approximately 1,600 temporary employees. The Company classifies over 85% of its employees on assignment as technical personnel. The Company supplies these personnel primarily to the automotive industry. The Company also supplies a small number of office/ professional and light industrial workers.

     The temporary staff that the Company supplies to its customers are employees of the Company. These employees typically are assigned to work on a full-time basis on a specific project of a customer. The period of an assignment ranges from one day to ten years. The average length of an assignment is 33 months. Services are typically charged to customers on an hourly basis.

     The Company has a dedicated recruiting staff that collects resumes from trade shows, job fairs, technical schools, open houses, employee and customer referrals and other sources. The Company has developed a recruiting database of over 25,000 current resumes. The Company emphasizes to potential employees the challenging nature of assignments, competitive compensation packages and the opportunities for global assignments with a variety of customers. The recruiting staff also recruits for positions elsewhere in the Company. This provides prospective employees with diverse career opportunities and reduces the Company's recruiting costs on a Company-wide basis.

     Master Vendor Program. The Master Vendor Program permits a customer to consolidate and streamline the procurement, administration and billing of all of its temporary staffing. The customer specifies the number of positions, position requirements and skill sets on a computerized order form that, when completed, is transmitted through an intranet to the Company. The Master Vendor Program then procures the contract labor from independent suppliers, as well as the Company's Contract Staffing services, to fill the positions. Procurement services provided by the Master Vendor Program may include, but are not limited to, supplier contract administration, candidate interviewing, selection and placement, purchase order processing, timesheet (invoice) processing, supplier payment and customer billing and reporting. The Company processes each individual contractor's time sheets on a periodic basis and provides a consolidated, detailed invoice to the customer and a single payment to each supplier.

     The following diagram illustrates the difference between the Master Vendor Program and the typical temporary staffing procurement process:

                    TYPICAL PROCUREMENT PROCESS FLOW CHARTS

     The Master Vendor Program enables customers to continually monitor and improve their temporary staffing suppliers. The Company has the capability to collaborate with its customers to select an appropriate pool of suppliers and to establish individual service objectives. Based on criteria set by the customer, a supplier's performance can be continuously reviewed and the supplier base can be modified to remove suppliers who have failed to perform satisfactorily or to direct additional business to better performing suppliers. Suppliers are evaluated on a number of factors, including "hit" rate (how many job positions the supplier fills), response rate (how frequently the supplier submits a resume for an open position), quality of the resumes submitted, quality of the contractee, contractee attrition/turnover and the average bill rate for contractees.

     GRI began providing temporary staffing procurement services to Ford in 1994. Currently, the Company provides Master Vendor Program services only to Ford, although the Company has begun to market the Master Vendor Program to other intensive users of temporary staffing services. As of December 28, 1997, there were approximately 6,500 temporary employees at Ford who had been procured through the Master Vendor Program.

     Since the GRI Acquisition, the Company has been providing Master Vendor Program services to certain Ford business units pursuant to the Ford Master Vendor Agreement. The Ford Master Vendor Agreement designates the Company as the sole "master vendor" of selected temporary staffing services to Ford. These services consist of management of the selection, retention and payment of suppliers of temporary staff to Ford through the Master Vendor Program. In exchange for such services, Ford pays certain agreed upon compensation to the Company. In the United States, this compensation includes payment for the personnel supplied to Ford at prescribed hourly billing rates, together with certain agreed upon fees. These billing rates are adjusted to reflect inflation on an annual basis. The Company is not entitled to compensation from Ford for personnel costs that exceed the prescribed billing rates. The Company can earn additional margins by negotiating rates with its suppliers that are lower than the prescribed billing rates. The Ford Master Vendor Agreement contemplates the reduction of the fee percentage over time, with such reductions being fully implemented by July 1998. Prior to the GRI Acquisition, GRI implemented a number of cost-saving measures that will partially offset these fee percentage reductions. In the United Kingdom, the Company receives compensation in the form of a direct fee and passes through supplier charges directly to Ford. The Ford Master Vendor Agreement specifies that certain percentages of Ford's requirements for personnel be filled with the Company's Contract Staffing employees. The Ford Master Vendor Agreement also provides that the Company will pay to Ford a specified percentage of the pre-tax profits earned by the Company from Master Vendor Program services provided to non-Ford entities for the term of the agreement. The parties have agreed to maintain an advisory board comprised of executives from both the Company and Ford to monitor and enhance the relationship between the parties. The Ford Master Vendor Agreement is scheduled to terminate in August 2002, although the parties have agreed to negotiate in good faith to extend the term for an additional five-year period. The agreement is also subject to certain termination rights, including Ford's right to terminate upon MSXI's failure to satisfy certain standards of performance and competitiveness or upon the occurrence of a change in Ford's business, brought about by adverse economic conditions, that eliminates the need for the Master Vendor Program services.

     Pursuant to the Ford Master Vendor Agreement, candidates are procured in the United States from 50 to 60 suppliers, with 97% of hired candidates sourced from 38 preferred suppliers. Most candidates are engineers and other technical personnel.

     Customers. In-Client Services has approximately 130 customers, including Ford, GM, and Chrysler, who accounted for 80%, 7% and 6%, respectively, of In-Client Services pro forma net sales for the fiscal year ended December 28, 1997. Currently, the Company provides Master Vendor Program services only to Ford.

     Competition. The temporary staffing industry is highly competitive and fragmented, with limited barriers to entry. The Company competes in staffing services based on its ability to provide high quality personnel on an efficient basis and at a competitive price. The Company believes that its global presence and its database of prospective employees provide it with a competitive advantage in its ability to supply labor efficiently on short notice and on a global basis. The Company also believes that the flexibility, comprehensiveness and extent of automation of the Master Vendor Program will provide it with a competitive advantage in supplying Contract Staffing services. The Company's principal competitors in In-Client Services include CDI, TechAid, Manpower, Kelly Services Technical, Olsten, Adecco, Randstad (in Europe only) and Volt.

     Regulation. In many countries, particularly in continental Europe, entry into the temporary employment market is restricted by the requirement to register with, or obtain licenses from, a government agency. In addition, a wide variety of ministerial requirements may be imposed, such as record keeping, written contracts and reporting. The United States does not presently have any form of national registration or licensing requirement.

  PRODUCT DEVELOPMENT SERVICES

     The Company offers a broad range of Product Development Services. Product Development Services projects vary widely and may require the Company to provide only one or more of its services described below or, alternatively, may require the Company to provide all such services. Product Development Services operates in the United States, the United Kingdom, Germany, France, Brazil, Mexico, Spain, India and China.

     - CONCEPT DEVELOPMENT. The Company provides support capabilities, such as conceptualization and clay modeling of new car concepts, building prototypes of concept vehicles and evaluating similar vehicles produced by competitors. These services assist OEMs in defining and styling vehicles.

     - DESIGN ENGINEERING. The Company designs parts for new cars and redesigns parts for existing models to differentiate a new model or for a new, foreign market. Design engineering services also include packaging studies, simulation studies to evaluate noise, vibration and harshness characteristics, crash and durability analysis and ergonomic and visibility studies.

     - MANUFACTURING ENGINEERING. The Company provides a range of manufacturing engineering services required for the assembly of vehicle bodies. These services involve designing the assembly layout for part or vehicle production, including workstations, conveyance systems, and related checking fixtures. The Company manufactures or purchases and then assembles the components of tools for welding, assembly, conveyance and testing. The Company uses advanced simulation methods to evaluate cycle times, capacity and robot programming. The Company's services range from the design of discrete work stations to the planning of entire assembly layouts. For example, the Company currently is responsible for the design and build of all checking fixtures for the entire body of a small GM sedan to be sold in China.

     - PRODUCTION SUPPORT. The Company provides capabilities such as engineering visualization to assess the feasibility of certain phases of the vehicle production process.

     - SPECIAL VEHICLES. The Company provides assembly, painting and other detailing services for specialty vehicles, including show cars.

     The Company is capable of engineering complete niche vehicles, which typically are derivatives of existing vehicle platforms. For example, the Company recently engineered an alternative fuel vehicle for Ford. In addition, the Company managed the engineering and design program for a new Ford minicar, which included building the prototype and assisting Ford in the market launch of the minicar. The Company has also completed similar program management and prototype builds for rapid-transit vehicles, personal recreation vehicles and theme park vehicles.

     Customers. Since January 1, 1996, Product Development Services has performed projects for OEMs including Ford, GM, Chrysler, Daewoo, Rover, Volkswagen, Volvo, Mercedes and Mazda, and over 20 automotive suppliers such as Textron and Lear. Customers typically invite several companies to bid for contracts. The Company provides Product Development Services under purchase orders which may be short or long-term, and may provide for fixed pricing, pricing based on time and materials or price per unit.

     Competition. The industry in which Product Development Services competes is highly competitive. Competition in Product Development Services is segmented by the types of services offered and the location of customers. The basis of competition includes the size of the firms competing, global capability, relevant experience, prior relationships with customers and price. The Company's competitors in the United States include Modern Engineering, a subsidiary of CDI, Defiance, and MegaTech, a subsidiary of Becker Group, and in Europe include Bertrandt, Hawtal Whiting, Engineering & Design and Rucker.

  BUSINESS & TECHNOLOGY SERVICES

     The Company provides a broad range of business and technical services, principally to the automotive industry. Business and Technology Services had 13 locations in North and South America, Europe and Asia and approximately 1,400 employees as of December 28, 1997. Business and Technology Services include: (i) automotive and business process management; (ii) marketing and document management services; (iii) purchasing services; (iv) training services; and (v) image archiving, conversion and warehousing. All of these services seek to add value through process re-engineering and/or technology application. These services enable the Company to manage customers' non-core, but essential, business processes.

     The Company's automotive and business process management services re-engineer processes such as warranty administration, dealer technical hotlines, customer assistance centers and manufacturer and dealer field service programs, and then manages the re-engineered process for the customer. The Company further enhances the value of these business services by providing global service integration, a multi-lingual workforce and technology applications. While the Company has developed its expertise in providing these services to the automotive industry, its services can be used by manufacturers in other industries that distribute their products through dealers and are concerned with brand equity and customer satisfaction.

     The Company provides a variety of marketing and document management services. For example, the Company conducts marketing research for its customers by organizing and administering focus groups surveys, such as customer satisfaction surveys, and organizing and reporting the results. The Company also sets up and staffs outbound call centers that make customer follow-up calls after a customer visits a dealership. Document Management services include full printing and fulfillment services and the management of copy centers linked together with intranet technology. The Company believes that there is potential for expansion of its marketing services since these services are needed not just by automotive companies but by many large companies in other industries.

     Purchasing services consists of administering payment for consulting and training services for Ford. This includes preparation, administration and payment of vendor invoices related to consulting and training services and university contracts prepared for Ford. The Company believes that it can expand this business by offering comparable services to customers other than Ford and by adding other purchased commodities to the procurement process.

     The Company's training services include the design, development and administration of training programs for plant management, technical training schools, and more specialized dealer technician training. These services also encompass CD-ROM interactive training for use on personal computers. Most of the employees performing these services work on-site at the customer's facilities. The Company believes that it can successfully cross-sell these services to other customers as well as pursue partnerships with other training companies.

     The Company's image archiving, conversion and warehousing provides an on-line service to Ford which makes available archived engineering drawings through an on-line computer network. The Company archives electronic files, converts paper drawings and aperture cards to electronic images that are then stored on computer servers and accessed by the user through internet/intranet technologies. Presently, the Company archives over one million engineering drawings for Ford which are available to the engineering and manufacturing departments through Ford's intranet. In addition to engineering drawings, the group has archived corporate finance manuals, engineering process and standards manual and human resource records. The Company believes there are significant opportunities for growth in this business by applying the archiving and retrieval process to other intensive document users, such as governmental agencies, the healthcare industry and manufacturing and engineering companies.

     Most of the operations included in Business and Technology Services were acquired by the Company through the GRI Acquisition, and as such Ford is currently its principal customer for these services. The Company and Ford entered into the Ford Master Supply Agreement which provides that, for a five-year term ending in August 2002, the Company shall be the sole or preferred supplier of these services to various business units of Ford, with the exception of selected marketing and training services. The Ford Master Supply Agreement also provides that the Company will continue to administer and perform services for the Ford Customer Service Division (Europe) ("FCSD"), or will perform similar services at the same level as those provided to FCSD, for the term of the Ford Master Supply Agreement. Ford's obligations under the Ford Master Supply Agreement are subject to the Company remaining competitive as to price, quality and timeliness of delivery with respect to each of the services provided.

     Customers. During 1997, Business and Technology Services provided services to 16 customers. Business and Technology Services' customers include Ford, Chrysler, GM, Jaguar, New Holland, Mazda, Procter & Gamble, Caterpillar, Brunswick Marine and Lockheed. Ford (including Jaguar and Mazda) accounted for

92% of Business and Technology Services' net sales on a pro forma basis for the fiscal year ended December 28, 1997.

     Competition. The industry in which Business and Technology Services competes is highly competitive, although the degree of competition depends on the service provided. In many cases, the principal competition is the customer's in-house operations. For certain of the services such as training, marketing and imaging services, there are numerous outside competitors, many of whom have greater name recognition and marketing, financial and other resources than the Company and some of whom have the capability to provide more highly integrated services. In other cases where the Company has been an innovator in developing outsourced services, the competitive market is developing.

SALES AND MARKETING

     The Company's marketing efforts take place at several levels. Senior management is responsible for identifying opportunities to develop new services and to sell existing services to new or current customers, and for coordinating marketing initiatives with potential customers. The local managers responsible for the delivery of the Company's services support these efforts. Senior management is responsible for monitoring the emerging demand for services so that efforts can be expanded or redirected to take advantage of potential business either in established or new marketing areas. Each office is responsible for determining the potential market for services in its geographic area and developing that market through personal contact with prospective and existing customers.

EMPLOYEES

     The following table sets forth certain information regarding the Company's employees as of December 28, 1997.

                                                              NUMBER OF
                                                              EMPLOYEES
                                                              ---------
North America...............................................    4,023
United Kingdom..............................................      879
Germany.....................................................      273
Rest of Europe..............................................      322
South America...............................................       37
Australasia.................................................       37
                                                                -----
  Total.....................................................    5,571
                                                                =====

     Of the Company's 5,571 employees, approximately 5,135 were paid on an hourly basis. Currently, approximately 200 of the Company's employees in the United States are members of unions. The Company has two collective bargaining agreements with the International Association of Machinists and Aerospace Workers (the "IAM"). One of these agreements, which covers 55 employees, expires in March 2001 and the other agreement, which covers the remainder of unionized employees, expires in September 1998. The Company is currently negotiating the terms of a third collective bargaining agreement, which will cover approximately 30 employees, with the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (the "UAW"). The majority of the Company's European employees are members of industrial trade union organizations and confederations within their respective countries. The majority of these organizations and confederations operate under national contracts which are not specific to any one employer. The Company has experienced labor disputes at certain of its facilities. Negotiations in 1995 over one of the IAM collective bargaining agreements resulted in a two-day work stoppage. A 1997 dispute with employees represented by the UAW at an operation employing approximately 100 union personnel accelerated the anticipated closing of the operation due to the inability of the Company and the employees to renegotiate the collective bargaining agreement upon its expiration. The Company believes its current relations with its employees are good.

PROPERTIES

     The following table sets forth certain information regarding the facilities operated by the Company as of December 28, 1997.

                                                              NUMBER OF
                           REGION                             FACILITIES
                           ------                             ----------
North America...............................................      26
United Kingdom..............................................       9
Germany.....................................................       6
Rest of Europe..............................................       8
South America...............................................       1
Australasia.................................................       3
                                                                  --
Total.......................................................      53
                                                                  ==

     Most of the Company's facilities are offices, and all but one of the Company's facilities are leased. The Company believes that the termination of any one of its leases would not materially adversely affect the Company. In addition, the Company leases 5 facilities that were idle as of December 28, 1997.

ENVIRONMENTAL

     The Company's operations and properties are subject to foreign, federal, state and local environmental protection laws and regulations, such as those governing discharges into air and water, as well as handling and disposal of solid and hazardous wastes. The requirements of these laws and regulations have tended to become increasingly stringent, complex and costly to comply with.

     Certain environmental laws, such as the Comprehensive Environmental Response, Compensation & Liability Act ("CERCLA" or "Superfund") provide for strict, joint and several liability for investigation and remediation of spills and other releases of hazardous substances. Such laws may apply to conditions at properties presently or formerly owned or operated by an entity or its predecessors, as well as to conditions at properties at which wastes or other contamination attributable to an entity or its predecessors come to be located. Certain of the Company's properties may require remediation as the result of activities at such properties occurring prior to the Company's operations at such locations. With respect to certain properties, the Company believes that prior owners or operators will be obligated to perform any required remediation, or to indemnify the Company pursuant to its agreements with such parties, should remediation be necessary. There can be no guarantee that such third parties will perform their obligations under such agreements and as a result it is possible that the Company will be required to make expenditures for environmental remediation in the future. However, based upon the Company's experience to date, the Company believes that any costs it may incur relating to environmental laws will not have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance, however, that future events, such as changes in existing laws, the development of new facts, or the failure of prior owners or operators to meet their contractual obligations to the Company, will not cause the Company to incur additional costs that could have a material adverse effect on the Company's business, financial condition and results of operations.

LEGAL PROCEEDINGS

     On December 23, 1997, Cambridge Industries, Inc. filed a complaint against the Company in Michigan State Court. The complaint alleges that the Company, by retaining approximately $1.1 million of funds paid into a lock-box account maintained by the Company, has converted such funds. Cambridge Industries is seeking whatever relief the court deems just, including treble damages. The Company believes it has meritorious defenses and counterclaims to this action and intends to defend itself vigorously against all of the allegations contained in the complaint. The Company does not believe that the ultimate outcome of this litigation will have a material adverse effect on its consolidated financial condition or results of operation.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to directors and executive officers of the Company as of March 31, 1998.

                   NAME                     AGE                          POSITION
                   ----                     ---                          --------
Erwin H. Billig...........................  71     Chairman of the Board of Directors
Ralph L. Miller...........................  56     President; Chief Operating Officer
Frederick K. Minturn......................  42     Executive Vice President; Chief Financial Officer
Derek Grills..............................  54     Vice President, In-Client Services
Don Springer..............................  49     Vice President, Business and Technology Services
Richard A. Manoogian......................  61     Director
Richard M. Cashin, Jr.....................  44     Director
Michael A. Delaney........................  43     Director
David E. Cole.............................  60     Director
Lee Gardner...............................  51     Director

     Erwin H. Billig has been Chairman of the Board of Directors since January 3, 1997. He served as Vice Chairman of MascoTech from 1994 to 1997 and was President and Chief Operating Officer of MascoTech from 1986 to 1994. He is also a Chairman of the Board of Directors of Titan Wheel International, Inc., a director of OEA, Inc. and a director and Vice Chairman of Delco Remy International, Inc.

     Ralph L. Miller has served as President and Chief Operating Officer since January 3, 1997. He was President and Chief Executive Officer of APX from January 1994 through December 1996, and Executive Vice President of Aero Detroit, Inc. from 1992 to 1994. From 1985 to 1992, Mr. Miller served as President of Modern Engineering. He is also a director of Separation Dynamics International Ltd., Industrial Technology Institute and iX Systems, Inc.

     Frederick K. Minturn has been Executive Vice President and Chief Financial Officer since January 3, 1997. Mr. Minturn was Group Controller of MascoTech's Automotive Operations from 1991 through December 1996 and was a Vice President of such group from 1994 through December 1996.

     Derek Grills has served as Vice President -- In-Client Services since January 3, 1997. From July 1994 through December 1996, Mr. Grills was Vice President of In-Client Services for APX. Before joining APX, he was Vice President of TAD Resources International, Inc. from 1983 to 1994.

     Don Springer has served as Vice President of Business and Technology Services since the GRI Acquisition on August 31, 1997. Prior to such date, Mr. Springer was President and Chief Operating Officer of GRI. During his ten years with GRI, he held multiple operating positions including Chief Informational Officer, Vice President International Operations, Vice President of various United States operating divisions and Vice President Sales and Marketing.

     Richard A. Manoogian has been a director since January 3, 1997. Mr. Manoogian served as Chairman, Chief Executive Officer and a director of MascoTech from 1984 to 1997 and continues to serve as Chairman and as a director. Mr. Manoogian is also Chairman of the Board of Masco Corporation and a director of First Chicago NBD Corporation, Detroit Renaissance and The American Business Conference.

     Richard M. Cashin, Jr. has been a director since January 3, 1997. Mr. Cashin has been president of CVC since 1994. Prior to being appointed president, Mr. Cashin served as a Managing Director of CVC for more than four years. Mr. Cashin is also a director of Levitz Furniture Inc., Delco Remy International, Inc., LifeStyle Furnishings International Ltd., Fairchild Semiconductor Corporation, FFC Holding, Inc., Cable Systems International, Euramax International, Plc, Titan Wheel International, Inc., Hoover Group Inc., Thermal Engineering, Gerber Childrenswear Inc., JAC Holding Corporation, GVC Holdings, Ballantrae Corporation and Delta Commodities, Inc.

     Michael A. Delaney has been a director since January 3, 1997. Mr. Delaney has been a Vice President of CVC since 1989. Mr. Delaney is also a director of GVC Holdings, JAC Holding Corporation, CORT Business Services Corporation, Inc., Palomar Technologies Corporation, Enterprise Media Inc., SC Processing, Inc., Triumph Group, Inc., CLARK Material Handling Inc., Ballantrae Corporation, International Knife and Saw, Inc., Aetna Industries, Inc., AmeriSource Health Corporation and Delco Remy International, Inc.

     David E. Cole has been a director since January 3, 1997. Mr. Cole has been the Director of the Office for the Study of Automotive Transportation (OSAT) at the University of Michigan's Transportation Research Institute since 1978. Prior to attaining this position, Mr. Cole was a Professor of Mechanical Engineering at the University of Michigan since 1967. Mr. Cole is also a director of the Automotive Hall of Fame and is on the Board of Trustees of Hope College. From 1985 to 1988, Mr. Cole served as a director of the Society of Automotive Engineers.

     Lee M. Gardner has been a director since January 3, 1997. Mr. Gardner served as President and Chief Operating Officer of MascoTech from 1992 to 1997, and continues to serve as President and Co-Chief Operating Officer. Prior to 1992, he served as President of MascoTech's Automotive Operations.

EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to all compensation paid or earned for services rendered to the Company and its subsidiaries in all capacities in 1997 (except for bonus amounts, which are compensation for services rendered in 1996) by the Company's President and the three other executive officers whose total annual salary and bonus for the fiscal year ending December 28, 1997 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                         ANNUAL COMPENSATION
                                                                  ----------------------------------
                                                                                           OTHER
               NAME AND PRINCIPAL POSITION                 YEAR    SALARY     BONUS     COMPENSATION
               ---------------------------                 ----    ------     -----     ------------
                                                                    ($)        ($)          ($)
Ralph L. Miller..........................................  1997    325,000         --           --
  President; Chief Operating Officer
Frederick K. Minturn.....................................  1997    200,000     65,000       92,961(1)
  Executive Vice President; Chief Financial Officer
Derek Grills.............................................  1997    165,000     36,000           --
  Vice President, In-Client Services
Don Springer(2)..........................................  1997    149,000    212,453      142,730
  Vice President, Business and Technology Services

-------------------------

(1) Representing the value on the date of a grant of 4,697 shares of common stock of MascoTech pursuant to MascoTech's 1991 Stock Incentive Plan, which represented compensation for services in 1996.
(2) The amounts of compensation for Mr. Springer were neither set nor paid by MSXI, but were determined and paid by GRI, Mr. Springer's employer until August 1997. Mr. Springer began receiving compensation from MSXI on January 1, 1998.

DIRECTOR COMPENSATION

     Outside directors are entitled to receive $10,000 in annual compensation and $500 per meeting attended. As of the date of this Offering Memorandum, Mr. Cole is the only outside director.

EMPLOYMENT AGREEMENTS

     Ralph L. Miller and Frederick K. Minturn. Effective as of January 3, 1997, the Company entered into employment agreements with Mr. Miller to serve as President and Chief Operating Officer and Mr. Minturn to serve as Executive Vice President and Chief Financial Officer, each for an initial term of two years. The agreements will automatically renew for successive one-year terms unless otherwise terminated in writing by either the Company or Messrs. Miller or Minturn, as the case may be. Annual base salary for Mr. Miller is $325,000 and for Mr. Minturn is $200,000, subject, in each case, to increases upon approval by the Board of Directors. The Company has also agreed to pay Mr. Miller and Mr. Minturn a discretionary annual performance bonus of up to 50% and 40%, respectively, of his annual base salary for each fiscal year of the Company that ends during the term of his employment. The amount of such bonus will be based upon the achievement of certain performance goals to be set by the Company. Mr. Miller and Mr. Minturn will also be entitled to all other employee benefits maintained for officers and employees of the Company. The Company may terminate employment upon death or disability. Either the Company or Mr. Miller or Mr. Minturn, as applicable, may terminate the agreement, with or without cause (as defined therein). If the agreement is terminated without cause by the Company or with good reason (as defined therein) by Mr. Miller or Mr. Minturn, as applicable, the Company will pay to Mr. Miller or Mr. Minturn, as applicable, the full base salary for the remainder of the term then in effect. If, however, the agreement is terminated without cause by the Company during or upon the expiration of the initial term, then Mr. Miller or Mr. Minturn, as applicable, shall receive the full base salary for not less than one year. The agreements also provide that, during the term of their employment, and thereafter for the greater of twelve months or the remainder of the then current term, Mr. Miller and Mr. Minturn will not, directly or indirectly, engage in certain activities competitive with the business of the Company.

     Don Springer. On August 28, 1997, the Company entered into an at-will employment agreement with Mr. Springer to serve as Vice President, Business and Technology Services. Annual base salary for Mr. Springer is $195,000. In addition, Mr. Springer may be paid a bonus up to 30% of his annual base salary in accordance with the Company's performance. Mr. Springer may be awarded an additional 15% of his base salary by the Board of Directors if the Company's performance exceeds expected results. The Agreement also includes a commitment by the Company to offer Mr. Springer the opportunity to purchase 1,000 shares of Class A Common Stock of the Company at $40 per share, subject to certain conditions, including approval by the Board of Directors and Mr. Springer's continuous employment until September 1, 1998. Should the Company choose to terminate Mr. Springer's employment without cause, he will be entitled to a gross amount of $230,000, subject to a release of all claims against the Company or its affiliates relating to his termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the compensation committee are Messrs. Billig, Delaney and Gardner.

                             PRINCIPAL STOCKHOLDERS

     The following table provides certain information regarding the beneficial ownership, as defined in Rule 13d-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), of the Company's common stock as of April 6, 1998 by (i) each stockholder known to the Company to be the beneficial owner of 5% or more of any class of the Company's voting securities, (ii) each of the Company's directors and executive officers and (iii) all directors and executive officers as a group. So far as is known to the Company, the persons named in the tables below as beneficially owning the shares set forth therein have sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

                                                                 AMOUNT
                                                           BENEFICIALLY OWNED           PERCENT OF CLASS
                                                         ----------------------      ----------------------
                                                                      SERIES A                    SERIES A
                                                         CLASS A      PREFERRED                   PREFERRED
               NAME OF BENEFICIAL OWNER                  COMMON         STOCK        CLASS A        STOCK
               ------------------------                  -------      ---------      -------      ---------
Citicorp Venture Capital, Ltd..........................  43,752*       180,000        46.1%         50.0%
399 Park Avenue, 14th Floor
New York, New York 10043
MascoTech, Inc.........................................  43,752*       180,000        46.1%         50.0%
21001 Van Born Road
Taylor, Michigan 48180
Erwin H. Billig........................................   2,000*            --         2.1%            --
Ralph L. Miller(1).....................................   3,000*            --         3.2%            --
Frederick K. Minturn...................................   1,500*            --         1.6%            --
All directors and executive officers as a group........   7,500             --         7.9%            --

-------------------------
 * Consists of an equal number of shares of each of Series A-1 Common Stock, Series A-2 Common Stock, Series A-3 Common Stock and Series A-4 Common Stock (collectively, the "Class A Common Stock")

(1) Mr. Miller has agreed in principle with CVC to acquire certain shares of Class A Common and Series A Preferred Stock currently held by CVC for an aggregate purchase price of $1,000,000. Mr. Miller intends to borrow $250,000 of the purchase price from the Company, such loan to mature on December 31, 1999 and to bear interest at (i) the same rate of interest borne by the Notes or (ii) the highest rate permitted under applicable law, if such rate is less than the interest rate borne by the Notes, and to borrow the remaining $750,000 of the purchase price from a third party. Such purchase is expected to be completed by April 15, 1998, although there is no assurance that the transaction will be completed. Upon completion of the purchase, Mr. Miller would own approximately 5.6% and 2.5% of the Class A Common and Series A Preferred Stock, respectively, and CVC would own approximately 43.6% and 47.5% of the Class A Common and Series A Preferred Stock, respectively.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STOCKHOLDERS' AGREEMENT

     On January 3, 1997, in connection with the ownership of certain capital shares of the Company, the Company entered into a stockholders' agreement (the "Stockholders' Agreement") with MascoTech, CVC and certain executive officers and directors of the Company (the "Management Stockholders" and, together with MascoTech and CVC, the "Stockholders"). The Stockholders' Agreement imposes certain restrictions on, and rights with respect to, the transfer of shares of the Company's Common Stock (as defined) and Series A Preferred Stock held by MascoTech, CVC and the Management Stockholders. The Stockholders Agreement also entitles the Stockholders to certain rights regarding corporate governance of the Company and to CVC and MascoTech the right to purchase their pro rata share in connection with the issuance of any new shares of Common Stock by the Company.

     The Stockholders' Agreement sets forth conditions under which the parties may transfer their shares. The Stockholders' Agreement provides for a right of first refusal in favor of the Company in the event that any

Stockholder (the "Selling Stockholder") desires to transfer its shares of Common Stock pursuant to a bona fide third party offer or an involuntary transfer (as defined in the Stockholders Agreement). To the extent that the Company elects to purchase fewer than all of the shares proposed to be sold by such Selling Stockholder, the Stockholders' Agreement provides for rights of first refusal on a pro rata basis in favor of the other Stockholders. In the case of a bona fide third party offer, without the consent of the Selling Stockholders, neither the Company nor the other Stockholders may purchase any of the shares pursuant to the right of first refusal unless all such shares are purchased. If such Selling Stockholder is MascoTech or CVC, and such Selling Stockholder proposes to sell shares representing more than 5% of the outstanding shares of Common Stock on a fully-diluted basis or if any Selling Stockholder proposes to transfer shares of Series A Preferred Stock, then such Selling Stockholder must also cause the buyer to give the other Stockholders an option to sell a pro rata number of their respective shares of the same class and on the same terms and conditions as the Selling Stockholder.

     In the event that a Management Stockholder's shares of capital stock are subject to an involuntary transfer (such as a seizure pursuant to a judgment lien or in connection with any voluntary or involuntary bankruptcy proceeding), the Stockholders' Agreement grants similar rights to purchase such shares first to the Company and then to MascoTech and CVC, pro rata.

     Subject to certain restrictions, following the fifth anniversary of the date of the Stockholders' Agreement and for as long as CVC or MascoTech, as the case may be, or any of their permitted successors and assigns, shall hold more than 60% of the Common Stock of the Company originally issued to them, the Stockholders' Agreement grants each of MascoTech and CVC certain "drag-along rights." The drag-along rights require the other Stockholders to sell all of their capital stock upon the same terms and conditions as MascoTech and CVC in connection with the sale of all of the shares of MascoTech or CVC, as the case may be, to a third party. In addition, if MascoTech or CVC propose the transfer or sale of all or substantially all of the assets or business of the Company to any third party, MascoTech or CVC, as the case may be, may require the other Selling Stockholders to take all action necessary to cause the Company to approve such transaction.

     The Stockholders' Agreement provides that the Board of Directors (the "Board") of the Company shall consist of seven members consisting of two nominees of CVC, two nominees of MascoTech, one nominee of the Management Stockholders and two disinterested directors. Voting on the Board is weighted so as to provide each MascoTech designate with 17.5%, each CVC designate with 17.5%, the Management designate with 10%, and each disinterested director with 10%, respectively, of the voting power on the Board.

REGISTRATION RIGHTS AGREEMENT

     On January 3, 1997, the Company entered into a registration rights agreement (the "MSXI Registration Rights Agreement") with the CVC, MascoTech and the Management Stockholders. The MSXI Registration Rights Agreement provides that CVC and MascoTech shall be entitled, at any time, to request that the Company effect an underwritten primary or secondary public offering, which raises aggregate net proceeds to the Company of at least $50,000,000 or, after June 3, 1998, to request that the Company effect an underwritten primary or secondary public offering of at least 25% of the Company's Common Stock on a fully diluted basis; and in connection with any such public offering the Company is required to use reasonable efforts to include in such offering all other shares, subject to certain exceptions, that the stockholders request for inclusion therein. In addition, at any time following an initial public offering of the Company's shares, the MSXI Registration Rights Agreement provides that, subject to certain limitations, each of CVC and MascoTech shall be entitled to request three long-form registrations using SEC Form S-1 or S-2 and request unlimited short-form registrations using Form S-3 (any registration effected in accordance with this or the preceding sentence, a "Demand Registration"). If (i) the Company's Board determines that a Demand Registration must be postponed to avoid the disclosure of material non-public information or (ii) as a result of a pending material financing or acquisition, then the Company may require CVC or MascoTech, as the case may be, to withdraw its Demand Registration and not submit another Demand Registration for up to sixty days. Whenever the Company decides to register any of its shares (other than on Forms S-4 and S-8), the CVC, MascoTech and Management Stockholders have the right to register (or "piggyback") their shares on the same terms as the Company. The Company is obligated to pay all reasonable fees, costs and expenses in connection with any initial, demand or piggyback registration.

     Notwithstanding such demand registration rights, the Company shall not be obligated to effect a Demand Registration statement if, within 90 days of such request, a registration statement in which CVC or MascoTech was entitled to participate, pursuant to their demand or piggyback registration rights, was filed. In addition, the Company and each Stockholder shall be precluded from effecting any public sale or distribution of the shares for a certain period prior to and following the effective date of any initial public offering or any demand or piggyback registration. In each demand registration, holders of registrable securities other than the holders initiating such registration may include their securities in such registration, subject to certain restrictions. The MSXI Registration Rights Agreement contains indemnity and contribution provisions between the Company and any selling stockholders for losses arising out of any registration effected pursuant to the MSXI Registration Rights Agreement.

OTHER

     Mr. Miller has agreed in principle with CVC to acquire certain shares of Class A Common and Series A Preferred Stock for an aggregate purchase price of $1,000,000. Mr. Miller intends to borrow $250,000 of the purchase price from the Company. See "Principal Stockholders."

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

     The Company's Certificate of Incorporation ("Certificate of Incorporation") provides that the Company is authorized to issue 2,000,000 shares of Common Stock, par value $0.01 per share, divided into two classes: Class A Common Stock ("Class A Stock") and Class B Common Stock ("Class B Stock" and, together with the Class A Stock, the "Common Stock").

     Class A Stock is divided into five series consisting of 125,000 shares each of Series A-1 Common Stock ("Series A-1"), Series A-2 Common Stock ("Series A-2"), Series A-3 Common Stock ("Series A-3"), Series A-4 Common Stock ("Series A-4") and 500,000 Shares of Series I Common Stock ("Series I"). Class B Stock is divided into five series consisting of 125,000 shares each of Series B-1 Common Stock ("Series B-1"), Series B-2 Common Stock ("Series B-2"), Series B-3 Common Stock ("Series B-3"), Series B-4 Common Stock ("Series B-4") and 500,000 Shares of Series II Common Stock ("Series II").

     The holders of Class A Stock are entitled to one vote for each share held of record on all matters to be voted on by the Company's stockholders. The holders of Class B Stock have no voting rights except as required by law or in the Certificate of Incorporation.

     The holders of all classes of Common Stock receive dividends ratably. If dividends are declared in shares of Common Stock, the dividend must be declared and paid at the same rate per share on each class or series of Common Stock and unless 95% of the shares of each class or series approves, the dividends payable in shares of a particular class or series of Common Stock are payable only to holders of the particular class or series of Common Stock; however, any dividend payable to one class or series of Common Stock entitles the other class or series to a dividend in the same form and amount on the same date. If the dividends consist of voting securities of the Company, at the request of each holder of Class B Stock, the Company must pay dividends to holders of Class B Stock in nonvoting securities of the Company which are identical to the voting securities and convertible into or exchangeable for voting securities on the same terms as the Class B Stock is convertible to Class A Stock. The holders of all classes are entitled to share ratably in all distributions resulting from any liquidation, dissolution or winding up.

     The holders of (a) Series A-1 can convert their shares into Series B-1, (b) Series A-2 can convert their shares into Series B-2, (c) Series A-3 can convert their shares into B-3, (d) Series A-4 can convert their shares into B-4, and (e) Series I can convert their shares into Series II, in each case at a one-to-one conversion rate. Such conversion may occur at any time in the event that the holder thereof has determined that it might be subject to a Regulatory Problem (as defined in the Certificate of Incorporation) or an Accounting Determination (as defined in the Certificate of Incorporation). The holders of each series of Class B Stock can convert their shares into Class A Stock in the same manner as described in (a) through (e) above. Upon the occurrence of a Qualifying Offering (as defined in the Stockholders' Agreement) or a Sale Transaction (as defined in the Stockholders' Agreement), (a) each share of Series A-1, Series A-2, Series A-3, and Series A-4 will be automatically converted into one fully paid and non-assessable share of Series I Stock and (b) each share of Series B-1, Series B-2, Series B-3, and Series B-4 will be automatically converted into one fully paid and non-assessable share of Series II Stock.

PREFERRED STOCK

     The Company's Certificate of Incorporation provides that the Company is authorized to issue 1,500,000 shares of preferred stock, divided into two classes: 500,000 shares of Redeemable Series A Preferred Stock, par value $0.01 and 1,000,000 of New Preferred Stock, par value $0.01 ("New Preferred").

     The Redeemable Series A Preferred Stock has a stated value of $100 per share, and no additional shares may be issued. As long as any shares of the Redeemable Series A Preferred Stock are outstanding, the Company may not issue preferred stock that is senior or pari passu with respect to payment of dividends, other distributions, or preference on redemption or liquidation without the consent of the holders of 67% of the Redeemable Series A Preferred Stock. Except as required by law or to validate certain actions of the Company which adversely affect the rights or powers, ranking, or authorized number of shares, the holders of

Redeemable Series A Preferred Stock have no voting rights. Dividends on the Redeemable Series A Preferred Stock are payable in cash at a rate per annum equal to 12% of the sum of $100 plus an amount equal to any accrued and unpaid dividends. Dividends on the Redeemable Series A Preferred Stock accrue daily and are cumulative. The Company may not declare or pay any dividend or other distribution in respect of the Common Stock or other class or series of stock ranking junior to the Redeemable Series A Preferred Stock (collectively the "Junior Stock") unless all accrued and unpaid dividends with respect to Redeemable Series A Preferred Stock have either been paid or contemporaneously are declared and paid; however, the Company may (a) acquire Junior Stock in an exchange or conversion, (b) pay dividends in shares of Junior Stock, and (c) acquire shares of Common Stock pursuant to the Stockholders' Agreement.

     The New Preferred shall be authorized in one or more series and shall have voting powers, preferences, and other rights and qualifications as the Board of Directors state in a restitution or resolutions provided for an issuance of the New Preferred.

     The Redeemable Series A Preferred Stock is mandatorily redeemable by the Company at the earlier of (a) June 30, 2007 or (b) the date on which a Sale Transaction by MascoTech or CVC occurs. However, in conjunction with the Offering, the Company extended the date on which the Redeemable Series A Preferred Stock is mandatorily redeemable to December 31, 2008. The Company may redeem any or all of the Redeemable Series A Preferred Stock at its election prior to the mandatory redemption date. In both instances, the redemption price for the Redeemable Series A Preferred Stock shall be the sum of $100 plus an amount equal to any accrued and unpaid dividends. The Company may also elect to acquire shares of the Redeemable Series A Preferred Stock from time to time without redeeming or otherwise acquiring all or any other issued shares of the Redeemable Series A Preferred Stock (a "Special Redemption") pursuant to the terms of the Stockholders' Agreement.

     The Redeemable Series A Preferred Stock may be exchanged for the Company's 12% Junior Subordinated Debentures ("Junior Debentures") at the election of the Company. The Company must make its election within 45 days of receipt of notice from MascoTech or CVC of their offer to exchange and sell their Redeemable Series A Preferred Stock ("Exchange Notice"). The Junior Debentures will mature on the mandatory redemption date of the Redeemable Series A Preferred Stock. If the Company elects to exchange the shares, it must exchange all of the shares designated to be exchanged in the Exchange Notice and all of the shares designated by other holders of Redeemable Series A Preferred Stock in an additional notice. The New Credit Facility and the Indenture restrict the incurrence of additional Indebtedness, including the exchange of the Redeemable Series A Preferred Stock.

                   DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

NEW CREDIT FACILITY

     On January 22, 1998 the Company entered into the New Credit Facility with NBD Bank, on behalf of itself and as agent for a syndicate of other lenders. Funds under the New Credit Facility are available for acquisitions, working capital and general corporate purposes. The Company is in the process of amending the New Credit Facility to add a $30 million term loan portion. Term loan borrowings will be subject to satisfaction of the same borrowing base requirements as are other borrowings under the New Credit Facility.

     Interest Rate. Interest on the loans under the New Credit Facility are payable quarterly or, if earlier, at the end of each interest period and will accrue at an annual rate equal to, at the option of the Company, (a) a floating rate (the "Floating Rate") which shall be the higher of (i) the prime rate of NBD Bank or a comparable rate of an affiliate of NBD Bank or (ii) 1.0% over the Federal Funds rate, or (b) the London Interbank Offered Rate ("LIBOR") plus the applicable margin, which is initially 1.40% and can range from 0.45% to 1.40% based on the Company's ratio of total debt to EBITDA (each as defined in and calculated pursuant to the New Credit Facility).

  Borrowing Base. The New Credit Facility provides the Company with available credit of up to $100 million but if the Company's ratio of total debt to EBITDA exceeds a specified number, the amount available may be limited to a percentage of eligible accounts receivable of the Company.

     Guarantee and Security Interest. Each significant domestic subsidiary of the Company has guaranteed all obligations of the Company under the New Credit Facility. In addition, these obligations are secured by a pledge of the Stock of such domestic subsidiaries and a first lien on substantially all assets of such domestic subsidiaries and a pledge of 65% of the stock of the significant foreign subsidiaries. The obligations of the Company under the New Credit Facility rank senior to all other indebtedness of the Company, including the Notes.

     Covenants. The New Credit Facility contains certain reporting covenants and other customary affirmative covenants and various negative covenants including but not limited to certain limitations on mergers, sales of assets, acquisitions, liens, investments, indebtedness, contingent obligations, dividends, subsidiaries' ability to agree to dividend restrictions, affiliate transactions and changes of business. The New Credit Facility also contains certain covenants with respect to employee benefit arrangements and environmental matters. The New Credit Facility also contains certain financial covenants including but not limited to a ratio of total debt to EBITDA, a fixed charge coverage ratio, and a minimum net worth requirement (each as defined in and calculated pursuant to the New Credit Facility).

     Events of Default. The New Credit Facility contains customary events of default including without limitation defaults for nonpayment of principal when due, nonpayment of interest and fees within five business days when due, material misrepresentations, default in the performance of most negative covenants, default in performance of any other term or covenant for thirty days after notice (five days after notice for information covenants), bankruptcy or insolvency, ERISA, change of control, unstayed judgments in excess of a certain amount and cross-defaults to any indebtedness equal to or in excess of a certain amount in the aggregate for the Company or any subsidiary, which default is a payment default or would permit the holders of such indebtedness to cause such indebtedness to become due prior to its stated maturity.

FORD FACILITY

     The Fleet Central Billing-Finance Facility (the "Ford Facility") is an arrangement between the Company and Ford Motor Company Limited ("Ford Limited") whereby the Company participates in the Fleet Central Billing Program (the "Program"). Under the Ford Facility, Ford Limited appoints the Company as an agent to purchase maintenance and service accounts receivable ("Receivables") of selected Ford Limited dealers in the United Kingdom (the "Dealers"). The Company purchases the Receivables on behalf of Ford at a discount of 2.75% or such rate of discount as may be agreed upon from time to time. Ford provides the Company with funding to purchase Receivables, and such funding currently bears interest at the one month LIBOR rate plus 1.66% and is subject to adjustment in the future. As of December 28, 1997, there was approximately $7.5 million of indebtedness outstanding under the Fleet Central Billing-Finance Facility.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Company will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. For each $1,000 principal amount of Old Notes surrendered to the Company pursuant to the Exchange Offer, the holder of such Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note. The Company will keep the Exchange Offer open for not less than 30 business days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Old Notes. As used herein, the term "Expiration Date" means 5:00 p.m., New York City time, on
               , 1998; provided, however, that if the Company has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

     As of the date of this Prospectus, $100,000,000 in aggregate principal amount of the Old Notes are outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about the date set forth on the cover page to all Holders of Old Notes at the addresses set forth in the security register with respect to Old Notes maintained by the Trustee. The Company's obligations to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "-- Certain Conditions to the Exchange Offer" below.

     The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for any exchange of any Old Notes, by giving notice of such extension to the Holders thereof. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

     The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "Certain Conditions to the Exchange Offer." The Company will give notice of any extension, amendment, non-acceptance or termination to the Holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City Time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OLD NOTES

     The tender to the Company of Old Notes by a Holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents
required by such Letter of Transmittal, to                     (the "Exchange
Agent") at the address set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at DTC (as defined) pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the Holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY

INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered Holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than the person signing the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered Holder with the signature thereon guaranteed by an Eligible Institution.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or not to accept any particular Old Notes the acceptance of which might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tender of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal is signed by a person or persons other than the registered Holder or Holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered Holder or Holders that appear on the Old Notes.

     If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers or corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, proper evidence satisfactory to the Company of its authority to so act must be submitted.

     By executing, or otherwise becoming bound by, the Letter of Transmittal, each holder of the Old Notes (other than certain specified holders) will represent that (i) it is not an affiliate of the Company, (ii) any Exchange Notes to be received by it were acquired in the ordinary course of its business and (iii) it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes. If the tendering Holder is a broker-dealer that will receive Exchange Notes for its owns account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "-- Resales of the Exchange Notes."

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the Exchange Notes promptly after acceptance of the Old Notes. See "Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuance of Exchange Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described below, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if certificates representing Old Notes are submitted for a greater principal amount than the Holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     Any financial institution that is a participant in DTC's systems may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedures for transfer. However, the exchange for the Old Notes so tendered will only be made after timely confirmation of such book-entry transfer of Old Notes into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as such term is defined in the next sentence) and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by DTC and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a Participant tendering Old Notes that are the subject of such Book-Entry Confirmation that such Participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Company may enforce such agreement against such Participant. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

GUARANTEED DELIVERY PROCEDURES

     If a registered Holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such Holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates of all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

     Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing Holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing Holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the Holder thereof without cost to such Holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with DTC for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be tendered by following one of the procedures described under "Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer, if at any time before the Expiration Date, the Company determines that the Exchange Offer violates applicable law, any interpretation of the staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

     The foregoing condition is for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to such condition. The failure by the Company at any time to exercise the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, the Company will not accept for exchange any Old Notes tendered, and no Exchange Notes will be issued in exchange for any such Old Notes, if prior to the Expiration Date any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA").

EXCHANGE AGENT

                         has been appointed as the Exchange Agent for the
Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of

Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:

                                  Deliver To:

                     [                    ], Exchange Agent

                              By Mail or By Hand:

                          Attn: [                    ]
                             [                    ]
                             [                    ]

                       Attention: [                    ]

                                 By Facsimile:

                             [                    ]

                             Confirm by Telephone:

                               [               ]

     DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     The Company will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The principal solicitation is being made by mail; however, additional solicitations may be made by telephone or in person by officers and employees of the Company.

     The expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and the Trustee, accounting and legal fees and printing costs among others.

TRANSFER TAXES

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that Holders who instruct the Company to register Exchange Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering Holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE; RESALE OF THE EXCHANGE NOTES

     Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of, the Securities Act and applicable state securities law. Old Notes not exchanged pursuant to the Exchange Offer will continue to accrue interest at 11 3/8% per annum and will otherwise remain outstanding in accordance with their terms. Holders of Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Exchange Offer. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. However, (i) if the Initial Purchasers so request with respect to Old Notes not eligible to be exchanged for Exchange Notes in the Exchange Offer and held by them following consummation of the Exchange Offer or (ii) if any holder of Old Notes is not eligible to participate in the Exchange Offer or, in the case of any holder of Old Notes that participates in the Exchange Offer, does not receive freely tradable Exchange Notes in exchange for Old Notes, the Company is obligated to file a registration statement on the appropriate form under the Securities Act relating to the Old Notes held by such persons.

     Based on certain interpretive letters issued by the staff of the Commission to third parties in unrelated transactions, the Company is of the view that Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases Notes from the Company to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no intention, or any arrangement or understanding with any person, to participate in the distribution of such Exchange Notes. If any holder has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. A broker-dealer who holds Old Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes. Each such broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

     In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or any exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Agreement and subject to certain specified limitations therein, to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes reasonably requests in writing.

                              DESCRIPTION OF NOTES

GENERAL

     The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that (i) the Exchange Notes are being registered under the Securities Act and thus will not bear restrictive legends restricting their transfer pursuant to the Securities Act and (ii) holders of Exchange Notes will not be entitled to certain rights of holders of the Old Notes under the Registration Rights Agreement that will terminate upon the consummation of the Exchange Offer. The Old Notes were issued and the Exchange Notes will be issued under the Indenture dated as of January 15, 1998 (the "Indenture"), among the Company, the Subsidiary Guarantors and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). The Indenture has been filed as an exhibit to the registration statement (the "Registration Statement") of which this Prospectus forms a part. The Indenture will be qualified under the Trust Indenture Act of 1939, as amended, upon effectiveness of the Registration Statement.

     The following is a summary of certain provisions of the Indenture and the Notes. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. Capitalized terms used herein and not otherwise defined have the meanings set forth in the section "-- Certain Definitions." As used in this section, the term "Company" refers to MSX International, Inc.

     Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company, which, unless otherwise provided by the Company, will be the offices of the Trustee. At the option of the Company, payment of interest may be made by check mailed to the addresses of the Holders as such addresses appear in the Note register.

     The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF THE EXCHANGE NOTES

     The Notes will be general unsecured senior subordinated obligations of the Company, limited in aggregate principal amount to $130.0 million, and will mature on January 15, 2008. The Indenture provides for the issuance of the $100 million aggregate principal amount of Notes offered thereby and an additional series of Notes in an aggregate principal amount not to exceed $30 million as provided for in the covenant described below under "Certain Covenants -- Limitation on Incurrence of Indebtedness." The Notes will bear interest at the rate per annum shown on the cover page hereof from January 16, 1998, or from the most recent date to which interest has been paid or provided for, payable semi-annually to Holders of record at the close of business on the January 1 or July 1 immediately preceding the interest payment date on January 15 and July 15 of each year, commencing July 15, 1998. The Company will pay interest on overdue principal at 1% per annum in excess of such rate, and it will pay interest on overdue installments of interest at such higher rate to the extent lawful.

OPTIONAL REDEMPTION

     Except as set forth in the following paragraph, the Notes will not be redeemable at the option of the Company prior to January 15, 2003. Thereafter, the Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on January 15 of the years set forth below:

                                                              REDEMPTION
                           PERIOD                               PRICE
                           ------                             ----------
2003........................................................   105.6875%
2004........................................................   103.7917
2005........................................................   101.8958
2006 and thereafter.........................................   100.0000

     In addition, at any time and from time to time prior to January 15, 2001, the Company may redeem at its option in the aggregate up to 35% of the original principal amount of the Notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 111.375% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Notes must remain outstanding after each such redemption.

SELECTION

     In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

SUBSIDIARY GUARANTEES

     Each of the Company's Domestic Restricted Subsidiaries will irrevocably and unconditionally Guarantee on a joint and several basis, as primary obligors and not merely as sureties, on an unsecured senior subordinated basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes, whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations Guaranteed by the Subsidiary Guarantors being herein called the "Guaranteed Obligations"). The Subsidiary Guarantors will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Subsidiary Guarantees. Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     The Company shall cause each Domestic Restricted Subsidiary that at any time becomes an obligor or Guarantor with respect to any obligations under one or more Bank Credit Agreements to execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture.

     Each Subsidiary Guarantee is a continuing Guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations,
(b) be binding upon each Subsidiary Guarantor and (c) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns. A Subsidiary Guarantee will be released upon the sale of all the Capital Stock, or all or substantially all of the assets, of the applicable Subsidiary Guarantor if such sale is made in compliance with the Indenture.

SUBORDINATION

     The indebtedness evidenced by the Notes and the Subsidiary Guarantees will be unsecured senior subordinated obligations of the Company and the Subsidiary Guarantors, as the case may be. The payment of the principal of, premium (if any) and interest on the Notes and the payment of any Subsidiary Guarantee is subordinate in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of the Company or the relevant Subsidiary Guarantor, as the case may be, whether outstanding on the Issue Date or thereafter incurred, including the obligations of the Company and such Subsidiary Guarantor under the Senior Credit Facility.

     As of December 28, 1997, after giving pro forma effect to the Refinancing,
(i) the Company would have had approximately $62.0 million outstanding Senior Indebtedness (excluding unused commitments under the Senior Credit Facility) and
(ii) Senior Indebtedness of the Subsidiary Guarantors would have been approximately $45.3 million (excluding Guarantees under the Senior Credit Facility). Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and its Restricted Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "Certain Covenants -- Limitation on Incurrence of Indebtedness."

     Only Indebtedness of the Company or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the Notes and the relevant Subsidiary Guarantee in accordance with the provisions of the Indenture. The Notes and each Subsidiary Guarantee will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and the relevant Subsidiary Guarantor, respectively. The Company and each Subsidiary Guarantor has agreed in the Indenture that it will not Incur, directly or indirectly, any Indebtedness that is subordinate or junior in ranking in right of payment to its Senior Indebtedness unless such Indebtedness is pari passu with or is expressly subordinated in right of payment to the Notes. Unsecured Indebtedness is not deemed to be subordinated or junior merely because it is unsecured.

     The Company may not pay principal of, premium (if any) or interest on, the Notes or make any deposit pursuant to the provisions described under "-- Defeasance" below and may not repurchase, redeem or otherwise retire any Notes (collectively, "pay the Subordinated Debt") if (i) any Senior Indebtedness is not paid when due or (ii) any other default on any such Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full. However, the Company may pay the Subordinated Debt without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clauses (i) and (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or upon the expiration of any applicable grace periods, the Company may not pay the Subordinated Debt for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative of such holders has accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

     Upon any payment or distribution of the assets of the Company of any kind or character upon a total or partial liquidation, winding up, assignment for the benefit of creditors or marshalling of assets or other distribution in a bankruptcy, insolvency, receivership or dissolution or reorganization of or similar proceeding relating to the Company or its property, the holders of Senior Indebtedness will be entitled to receive payment in full of such Senior Indebtedness before the Noteholders are entitled to receive any payment, and, until the Senior Indebtedness is paid in full, any payment or distribution to which Noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear. If a payment or distribution is made to Noteholders that, due to the subordination provisions, should not have been made to them, such Noteholders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

     The obligations of a Subsidiary Guarantor under its Subsidiary Guarantee are unsecured senior subordinated obligations. As such, the rights of Noteholders to receive payment by a Subsidiary Guarantor pursuant to its Subsidiary Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor. The terms of the subordination provisions described above with respect to the Company's obligations under the Notes apply equally to a Subsidiary Guarantor and the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee.

     By reason of the subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company or a Subsidiary Guarantor who are holders of Senior Indebtedness of the Company or a Subsidiary Guarantor, as the case may be, may recover more, ratably, than the Noteholders, and creditors of the Company who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Noteholders.

     The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under "-- Defeasance."

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase all or a portion of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the provisions of the next paragraph.

     Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount outstanding at the repurchase date plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts and relevant financial information regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Company, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes repurchased.

     The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

     The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Senior Credit Facility. Future Senior Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any repurchases required in connection with a Change of Control. The Company's failure to purchase the Notes in connection with a Change in Control would result in a default under the Indenture which would, in turn, constitute a default under the Senior Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payment to the Holders of the Notes.

BOOK-ENTRY, DELIVERY AND FORM

     Exchange Notes will be in registered certificated form ("Certificated Notes") or registered global form ("Global Notes"). Each Global Note will be deposited upon issuance with The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. Holders may elect to hold their Exchange Notes directly or, subject to the rules and procedures of DTC described below, in a Global Note. However, tendering Holders of Old Notes held in global form shall initially receive an interest held in a Global Note and tendering Holders of Old Notes held directly in certificated form shall initially receive Exchange Notes in certificated form, in each case unless otherwise specified in the Letter of Transmittal.

     The Depository has advised the Company as follows: The Depository is a limited-purpose trust company and organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934 (the "Exchange Act"). The Depository was created to hold securities of institutions that have accounts with the Depository ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

     Upon the issuance of the Global Note, the Depository will credit, on its book-entry registration and transfer system, the principal amount of the Notes represented by such Global Note to the accounts of participants. The accounts to be credited shall be designated by the Initial Purchasers of such Notes. Ownership of beneficial interests in the Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to participants' interest) and such participants (with respect to the owners of beneficial interests in the Global Note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Note.

     So long as the Depository, or its nominee, is the registered holder and owner of the Global Note, the Depository or such nominee, as the case may be, will be considered the sole legal owner and holder of the related Notes for all purposes of such Notes and the Indenture. Except as set forth below, owners of beneficial interests in the Global Note will not be entitled to have the Notes represented by the Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes in definitive form and will not be considered to be the owners or holders of any Notes under the Global Note. The Company understands that under existing industry practice, in the event an owner of a beneficial interest in the Global Note desires to take any action that the Depository, as the holder of the Global Note, is entitled to take, the Depository would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Payment of principal of and interest on Notes represented by the Global Note registered in the name of and held by the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note.

     The Company expects that the Depository or its nominee, upon receipt of any payment of principal of or interest on the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of the Depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. The Company will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Note for any Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and its participants or the relationship between such participants and the owners of beneficial interests in the Global Note owning through such participants.

     Unless and until it is exchanged in whole or in part for certificated Notes in definitive form, the Global Note may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.

     Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Company will have any responsibility for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

     The Notes represented by the Global Note are exchangeable for certificated Notes in definitive form of like tenor as such Notes in denominations of U.S.$1,000 and integral multiples thereof if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, (ii) the Company in its discretion at any time determines not to have all of the Notes represented by the Global Note or (iii) a default entitling the holders of the Notes to accelerate the maturity thereof has occurred and is continuing. Any Note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated Notes issuable in authorized denominations and registered in such names as the Depository shall direct. Subject to the foregoing, the Global Note is not exchangeable, except for a Global Note of the same aggregate denomination to be registered in the name of the Depository or its nominee.

CERTAIN COVENANTS

     The Indenture contains covenants including, among others, the following:

     Limitation on Incurrence of Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness provided, however, that the Company and the Restricted Subsidiaries may Incur Indebtedness if, immediately after giving effect to such Incurrence, the Consolidated Coverage Ratio exceeds 2.0 to 1 if such Indebtedness is Incurred prior to January 15, 2001 or 2.25 to 1 if such Indebtedness is Incurred thereafter.

     (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries may Incur any or all of the following Indebtedness: (1) Indebtedness Incurred pursuant to the Bank Credit Agreements and Guarantees of Indebtedness Incurred pursuant to the Bank Credit Agreements; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed the greater of (i) $115.0 million less the amount of Net Available Cash from

Asset Sales used to permanently reduce indebtedness under the Bank Credit Agreements and (ii) the sum of (x) 85% of the net book value of the accounts receivable of the Company and its Restricted Subsidiaries, determined in accordance with GAAP and (y) 50% of the net book value of the inventory of the Company and its Restricted Subsidiaries, determined in accordance with GAAP; (2) Indebtedness represented by (i) the Notes issued in the Offering (and the Exchange Notes), (ii) up to $30 million aggregate principal amount of Notes issued subsequent to the Issue Date and (iii) Indebtedness represented by the Subsidiary Guarantees; (3) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1) of this paragraph); (4) Indebtedness of the Company owed to and held by a Wholly-Owned Subsidiary or Indebtedness of a Wholly-Owned Subsidiary owed to and held by the Company or a Wholly-Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly-Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof; (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (2), (3) or this clause (5); (6) Indebtedness in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds entered into by the Company or a Restricted Subsidiary in the ordinary course of business (in each case other than an obligation for borrowed money); (7) Hedging Obligations consisting of Interest Rate Agreements and Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation; provided, however, that, in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; (8) Purchase Money Indebtedness and Capital Lease Obligations Incurred to finance the acquisition or improvement by the Company or a Restricted Subsidiary of any assets in the ordinary course of business and which do not exceed $7.0 million in the aggregate at any time outstanding; (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of Incurrence; (10) Indebtedness Incurred after the Issue Date representing interest paid-in-kind; or (11) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (10) above or paragraph (a)), does not exceed $10.0 million.

     (c) Notwithstanding the foregoing, the Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance (i) any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes and the Subsidiary Guarantees, as applicable, to at least the same extent as such Subordinated Obligations or
(ii) any Senior Subordinated Indebtedness unless such Indebtedness shall be Senior Subordinated Indebtedness or shall be subordinated to the Notes and the Subsidiary Guarantees, as applicable.

     (d) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

     Limitation on Layered Debt. Notwithstanding paragraphs (a) and (b) of the covenant described under "-- Limitation on Incurrence of Indebtedness," the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in right of payment to any Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness.

     Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Incurrence of Indebtedness"; or (3) the aggregate amount of such Restricted Payment together with all other Restricted Payments (the amount of any payments made in property other than cash to be valued at the fair market value of such property, as determined in good faith by the Board of Directors) declared or made since the Issue Date would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the Issue Date to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which financial statements of the Company are available (or, in case such Consolidated Net Income accrued during such period (treated as one accounting period) shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received subsequent to the Issue Date by the Company from the issuance or sale of (i) its Capital Stock (other than Disqualified Stock or the issuance or sale of Capital Stock to a Subsidiary of the Company) or (ii) the Capital Stock of a Restricted Subsidiary pursuant to a Qualified TIPS Transaction (other than any issuance or sale to a Subsidiary of the Company); (C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and (D) an amount equal to the sum of the net reduction in Investments resulting from repayments of loans or advances or other transfers of assets subsequent to the Issue Date, in each case to the Company or any Restricted Subsidiary; provided, however, that the foregoing amount shall not exceed the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person.

     (b) The provisions of the foregoing paragraph (a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company or any Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company); provided, however, that (A) such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above; (ii) any purchase or redemption of (A) Subordinated Obligations of the Company made in exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company which is permitted to be Incurred pursuant to paragraphs (b) and (c) of the covenant described under "-- Limitation on Incurrence of Indebtedness" or (B) Subordinated Obligations of a Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of such Restricted Subsidiary or the Company which is permitted to be Incurred pursuant to paragraphs (b) and (c) of the covenant described under "-- Limitation on Incurrence of Indebtedness"; provided, however, that such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments;
(iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or would result therefrom); provided, further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; (iv) any purchase or redemption or other retirement for value of Capital Stock of the Company required pursuant to any shareholders agreement, management agreement or employee stock option agreement in accordance with the provisions of any such arrangement in an amount not to exceed $1.5 million in the aggregate; provided, however, that at the time of such purchase or redemption, no other Default shall have occurred and be continuing (or would result therefrom); provided, further, however, that such purchase or redemption shall be included in the amount of Restricted Payments; or (v) Guarantees by the Company or any Restricted Subsidiary of Indebtedness Incurred by the Company or a Restricted Subsidiary, provided, however, that at the time such Guarantee is Incurred it would be permitted under the covenant described under "-- Limitation on Incurrence of Indebtedness" provided, further, however, that such Guarantee shall be excluded from the amount of Restricted Payments.

     Limitation on Restrictions on Distributions from Restricted
Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) to make any loans or advances to the Company or (c) to transfer any of its property or assets to the Company, except:
(i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date; (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary which was entered into on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or
(ii) of this covenant (or effecting a Refinancing of such Refinancing Indebtedness pursuant to this clause (iii)) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this covenant or this clause
(iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no more restrictive in any material respect than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements; (iv) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; (v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; (vi) any restriction with respect to (x) a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary or (y) an asset of a Restricted Subsidiary pursuant to an agreement entered into for the sale or disposition of such asset, in each case pending the closing of such sale or disposition; (vii) any restriction imposed by applicable law; and (viii) any encumbrance or restriction with respect to a Foreign Restricted Subsidiary which is contained in agreements evidencing Indebtedness permitted under the covenant described under "-- Limitation on Incurrence of Indebtedness" and which encumbrance or restriction is customary in agreements of such type.

     Limitation on Sales of Assets and Subsidiary Stock. The Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents, provided, however, that this clause (ii) shall not apply if the Company or a Restricted Subsidiary is disposing of assets in exchange for Additional Assets. For the purposes of this covenant, the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition is deemed to be cash.

     With respect to any Asset Disposition occurring on or after the Issue Date from which the Company or any Restricted Subsidiary receives Net Available Cash, the Company or such Restricted Subsidiary shall (i) within 365 days after the date such Net Available Cash is received and to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness) to (A) apply an amount equal to such Net Available Cash to prepay, repay, purchase or legally defease Senior Indebtedness of the Company or such Restricted Subsidiary, in each case owing to a Person other than the Company or any Affiliate of the Company, or (B) invest an equal amount, or the amount not so applied pursuant to clause (A), in Additional Assets (including by means of an Investment in Additional Assets by a Subsidiary Guarantor with Net Available Cash received by the Company or another Subsidiary Guarantor) and (ii) apply such excess Net Available Cash (to the extent not applied pursuant to clause (i)) as provided in the following paragraphs of the covenant described hereunder; provided, however, that in connection with any prepayment, repayment or purchase of Senior Indebtedness pursuant to clause (A) above (other than the repayment of Senior Indebtedness Incurred under a Bank Credit Agreement to fund the purchase of an asset which is sold by the Company within 180 days of its purchase pursuant to a Sale/Leaseback Transaction), the Company or such Restricted Subsidiary shall retire such Senior Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. The amount of Net Available Cash required to be applied pursuant to clause (ii) above and not theretofore so applied shall constitute "Excess Proceeds." Pending application of Net Available Cash pursuant to this provision, such Net Available Cash shall be invested in Temporary Cash Investments.

     If at any time the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $3 million, the Company shall, not later than 30 days after the end of the period during which the Company is required to apply such Excess Proceeds pursuant to clause (i) of the immediately preceding paragraph (or, if the Company so elects, at any time within such period), make an offer (an "Excess Proceeds Offer") to purchase from the holders of Notes and Other Qualified Notes (determined on a pro rata basis according to the accreted value or aggregate principal amount, as the case may be, of the Notes and the Other Qualified Notes) in an amount equal to the Excess Proceeds (rounded down to the nearest multiple of $1,000) on such date, at a purchase price equal to 100% of the principal amount of such Notes, plus, in each case, accrued interest (if any) to the date of purchase (the "Excess Proceeds Payment"). Upon completion of an Excess Proceeds Offer the amount of Excess Proceeds remaining after application pursuant to such Excess Proceeds Offer, (including payment of the purchase price for Notes duly tendered) may be used by the Company for any corporate purpose (to the extent not otherwise prohibited by the Indenture).

     The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations thereunder in the event that such Excess Proceeds are received by the Company under the covenant described hereunder and the Company is required to repurchase Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

     Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments in an amount in excess of $1.0 million
(i) are set forth in writing and (ii) comply with clause (1), (3) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments in an amount in excess of $2.5 million in any one year, (i) are set forth in writing, (ii) comply with clause (2) and (iii) have been approved by a majority of the disinterested members of the Board of Directors, and (4) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments in an amount in excess of $10.0 million in any one year, (i) comply with clause (3) and (ii) have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

     (b) The provisions of the foregoing paragraph (a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to the covenant described under "-- Limitation on Restricted Payments," (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise, pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business and approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Company in the ordinary course of business and pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees of the Company or its Subsidiaries, provided, however, the aggregate amount of such loans or advances outstanding at any one time shall not exceed $1.5 million, (v) fees, compensation or employee benefit arrangements paid to and indemnity provided for the benefit of directors, officers or employees of the Company or any Subsidiary in the ordinary course of business,
(vi) any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries in the ordinary course of business (so long as the other stockholders of any participating Restricted Subsidiaries which are not Wholly Owned Subsidiaries are not themselves Affiliates of the Company), or
(vii) Existing Affiliate Agreements, including amendments thereto or replacements thereof entered into after the Issue Date, provided, however, that the terms of any such amendment or replacement are at least as favorable to the Company as those that could be obtained at the time of such amendment or replacement in arm's-length dealings with a Person which is not an Affiliate. If the Company or any Restricted Subsidiary has complied with all of the provisions of the foregoing paragraph (a) other than clause (4)(ii) thereof, such paragraph shall not prohibit the Company or any Restricted Subsidiary from entering into Affiliate Transactions pursuant to which the Company or any Restricted Subsidiary renders services in the ordinary course of business to CVC or MascoTech or to Affiliates of CVC or MascoTech.

     Limitation on the Issuance or Sale of Capital Stock of Restricted Subsidiaries. The Company shall not (i) sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary (other than pledges of Capital Stock securing Senior Indebtedness) or (ii) permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock other than (A) to the Company or a Restricted Subsidiary, (B) directors' qualifying shares and shares owned by foreign shareholders, to the extent required by applicable local laws in foreign countries, (C) pursuant to a Qualified TIPS Transaction or (D) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Subsidiary. The proceeds of any sale of such Capital Stock permitted hereby will be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with the terms of the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock."

     Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (other than Permitted Liens) of any nature whatsoever on any property of the Company or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which secures Indebtedness that ranks pari passu with or is subordinated to the Notes or the Subsidiary Guarantees unless (i) if such Lien secures Indebtedness that ranks pari passu with the Notes and the Subsidiary Guarantees, the Notes and the Subsidiary Guarantees are secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness that is subordinated to the Notes and the Subsidiary Guarantees, such Lien shall be subordinated to a Lien granted to the Holders on the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the Note and the Subsidiary Guarantees.

     Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if (a) the Subsidiary to be so designated (the "Designee") does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary (other than a direct or indirect Subsidiary of the Designee, provided, however, that any such direct or indirect Subsidiary of the Designee shall otherwise comply with clauses (a) through (f) of this covenant),
(b) the Subsidiary to be so designated is not obligated under any Indebtedness, Lien or other obligation that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Indebtedness of the Company or of any Subsidiary (other than the Designee or a Subsidiary of the Designee that is an Unrestricted Subsidiary), (c) the Company certifies that such designation complies with the covenant described under "Certain Covenants -- Limitation on Restricted Payments," (d) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly all or substantially all of the business of the Company and its Subsidiaries;
(e) such Subsidiary does not directly or indirectly, own any Indebtedness of or Capital Stock in, and has no Investments in, the Company or any Restricted Subsidiary; and (f) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Capital Stock or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date. For purposes of making any such designation, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under clause (3) of the covenant described under "Certain Covenants -- Limitation on Restricted Payments." Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate (a) certifying that such designation or redesignation complies with the foregoing provisions and (b) giving the effective date of such designation or redesignation, such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year). Unless designated as an Unrestricted Subsidiary as herein provided, each Subsidiary of the Company shall be a Restricted Subsidiary. Except as provided herein, no Restricted Subsidiary shall be redesignated as an Unrestricted Subsidiary.

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, if immediately after giving pro forma effect to such designation (a) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "Certain Covenants -- Limitation on Incurrence of Indebtedness" and (b) no Default shall have occurred and be continuing or would result therefrom.

     Merger and Consolidation. The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture; (ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; (iii) except in the case of a merger the sole purpose of which is to change the Company's jurisdiction of incorporation, immediately after giving effect to such transaction on a pro forma basis, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Incurrence of Indebtedness"; (iv) immediately after giving effect to such transaction on a pro forma basis, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and
(v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture. Notwithstanding the foregoing clauses (ii), (iii) and (iv), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or another Restricted Subsidiary.

     The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

     The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any

Person (other than the Company or a Wholly-Owned Subsidiary), unless: (i) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not such Subsidiary) shall expressly assume, by a Guarantee agreement, in form satisfactory to the Trustee, all the obligations of such Subsidiary under its Subsidiary Guarantee; (ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guarantee agreement comply with the Indenture. The provisions of clauses
(i) and (iii) above shall not apply to any transactions which constitute an Asset Disposition if the Company has complied with the applicable provisions of the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock" above.

     SEC Reports. Until such time as the Company shall become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide the Trustee, the Initial Purchasers, the Noteholders and prospective Noteholders (upon request) with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so provided at the times specified for the filing of such information, documents and reports under such Sections. Thereafter, notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Noteholders and prospective Noteholders (upon request) such annual reports and such information, documents and other reports as are specified in such Sections and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be required to file any report, document or other information with the SEC if the SEC does not permit such filing.

DEFAULTS

     An Event of Default is defined in the Indenture as (i) a default in the payment of interest on the Notes when due (whether or not such payment is prohibited by the provisions described under "Subordination" above), continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise (whether or not such payment is prohibited by the provisions described under "Subordination" above), (iii) the failure by the Company, to comply for 60 days after notice with any of its obligations under the covenants described under "-- Limitation on Incurrence of Indebtedness," "-- Limitation on Restricted Payments," "-- Limitation on Sales of Assets and Subsidiary Stock" and "-- Merger and Consolidation," (iv) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture, (v) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million (the "cross-acceleration provision"), (vi) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"), (vii) any judgment or decree for the payment of money in excess of $5 million is rendered against the Company or a Restricted Subsidiary, remains outstanding following such judgment and is not discharged, waived or stayed within 60 days after entry of such judgment or decree (the "judgment default provision"), or (viii) a Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee and such default continues for 10 days. However, a default under clause (iii) or (iv) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iii) and (iv) hereof after receipt of such notice.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,
(iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the Holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected thereby, no amendment may, among other things, (i) reduce the amount of Notes whose Holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or change the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "-- Optional Redemption" above, (v) make any Note payable in money other than that stated in the Note, (vi) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or any Subsidiary Guarantee, (vii) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions or (viii) make any change to the subordination provisions of the Indenture that would adversely affect the Noteholders.

     Without the consent of any Holder, the Company and Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code), to add Guarantees with respect to the Notes, to release Subsidiary Guarantors when permitted by the Indenture, to secure the Notes, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any Holder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or their Representative) consents to such change.

     The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, the Company is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER

     Certificated Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. The Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

DEFEASANCE

     The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under "-- Change of Control" and under the covenants described under "-- Certain Covenants" (other than the covenant described under "-- Merger and Consolidation"), the operation of the cross-acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "-- Defaults" above and the limitations contained in clauses (iii) and (iv) under "Certain Covenants -- Merger and Consolidation" above ("covenant defeasance").

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iii), (iv), (v), (vi) (with respect only to Significant Subsidiaries) or (vii) under "-- Defaults" above or because of the failure of the Company to comply with clause (iii) or (iv) under "Certain Covenants -- Merger and Consolidation" above. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

     In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

     IBJ Schroder Bank & Trust Company is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

     The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

GOVERNING LAW

     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business, including improvements to existing assets, used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; provided, however, that any such Restricted Subsidiary is primarily engaged in a Related Business; (iii) Capital Stock constituting an additional equity interest in any Person that at such time is a Restricted Subsidiary that is not a Wholly-Owned Subsidiary; or (iv) the costs of improving or developing any property owned by the Company or a Restricted Subsidiary that is used in a Related Business.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "Certain Covenants -- Limitation on Restricted Payments," "Certain Covenants -- Limitation on Affiliate Transactions" and "Certain Covenants -- Limitations on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Disposition" means any sale, lease, transfer, Sale/Leaseback Transaction or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares and shares owned by foreign shareholders to the extent required by applicable local laws in foreign countries), (ii) all or substantially all the assets of any division, business segment or comparable line of business of the Company or any Restricted Subsidiary or (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary. Notwithstanding the foregoing, the term "Asset Disposition" shall not include
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

(x) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Subsidiary Guarantor, (y) for purposes of the covenant described under "Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock", a disposition that constitutes a Permitted Investment or a Restricted Payment permitted by the covenant described under "Certain Covenants -- Limitation on Restricted Payments", and (z) a disposition of assets having a fair market value of less than $1,000,000.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Bank Credit Agreements" means the Senior Credit Facility and any other bank credit agreement or similar facility now existing or entered into in the future by the Company or any Restricted Subsidiary, as any of the same may be amended, waived, modified, Refinanced or replaced from time to time (except to the extent that any such amendment, waiver, modification, replacement or Refinancing would be prohibited by the terms of the Indenture).

     "Bank Indebtedness" means any and all present and future amounts payable under or in respect of the Bank Credit Agreements, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other indebtedness and other Obligations and liabilities payable thereunder or in respect thereof.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Change of Control" means the occurrence of any of the following events:

          (i) prior to the first public offering of Voting Stock of the Company, the Permitted Investors cease to be entitled (by "beneficial ownership" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of Voting Stock, contract or otherwise) to elect or cause the election of directors having, a majority in the aggregate of the total voting power of the Board of Directors, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Permitted Investors or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Investors shall be deemed to beneficially own any Voting Stock of any entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Investors beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of such parent entity);

          (ii) after the first public offering of Voting Stock of the Company, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause (ii) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, directly or indirectly), of more than 35% of the total voting power of the Voting Stock of the Company and either (x) the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors or (y) such other person is entitled to elect directors having a majority of the total voting power of the Board of Directors; or

          (iii) after the first public offering of Voting Stock of the Company, during any period of not greater than two consecutive years beginning after the Issue Date, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of the Company shall be available) prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that, in the case of Indebtedness used to finance working capital needs incurred under a revolving credit or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four-fiscal-quarter period), (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased, assumed by a third person (to the extent the Company and its Restricted Subsidiaries are no longer liable for such Indebtedness) or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company shall have consummated a Public Equity Offering following which there is a Public Market, Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its Restricted Subsidiaries in connection with such Public Equity Offering for such period, (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company in accordance with Article 11 of Regulation S-X. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to Capital Lease Obligations, (ii) amortization of debt discount,
(iii) capitalized interest, (iv) non-cash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), and (vii) interest actually paid on any Indebtedness of any other Person that is Guaranteed by the Company or any Restricted Subsidiary.

     "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (or loss) of any Person if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below); (ii) for purposes of subclause (a)(3)(A) of the covenant described under "Certain Covenants -- Limitation on Restricted Payments" only, any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary consistent with such restriction during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain (or loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses; and (vi) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purposes of the covenant described under "Certain Covenants -- Limitation on Restricted

Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

     "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

     "CVC" means Citicorp Venture Capital, Ltd., a New York corporation.

     "CVC Investor" means (i) CVC or any direct or indirect Wholly-Owned Subsidiary of CVC, (ii) Citicorp, N.A. and (iii) any officer, employee or director of CVC so long as such person shall be an employee, officer or director of CVC or any direct or indirect Wholly-Owned Subsidiary of CVC.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,
(ii) is convertible or exchangeable, at the option of the holder thereof, for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the eleven month anniversary of the Stated Maturity of the Notes. Disqualified Stock shall not include any Capital Stock that is not otherwise Disqualified Stock if by its terms the holders have the right to require the issuer to repurchase such stock (or such stock is mandatorily redeemable) upon a Change of Control (or upon an event substantially similar to a Change of Control).

     "Domestic Restricted Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Restricted Subsidiary.

     "EBITDA" for any period means the sum of Consolidated Net Income plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense, (ii) income tax expense (including Michigan Single Business Tax expense), (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash items reducing Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made, other than accruals for post-retirement benefits other than pensions), less all non-cash items increasing Consolidated Net Income, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

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

     "Existing Affiliate Agreements" means the Stockholders' Agreement, the MSXI Registration Rights Agreement and any other existing agreement with MascoTech or any of its Affiliates described on Schedule I to the Indenture.

     "Foreign Restricted Subsidiary" means any Restricted Subsidiary of the Company which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles in the United States of America as then in effect, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board and (iii) such other statements by such other entity as approved by a significant segment of the accounting profession.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include (x) endorsements for collection or deposit in the ordinary course of business or (y) guarantees among Restricted Subsidiaries or guarantees by the Company of Restricted Subsidiaries; provided that the Indebtedness being guaranteed is permitted to be Incurred. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; provided, further, however, that in the case of a discount security, neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness, but the entire face amount of such security shall be deemed Incurred upon the issuance of such security. The term "Incurrence" when used as a noun shall have a correlative meaning.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person, all obligations of such Person under any title retention agreement, and any obligation to pay rent or other payment amounts of such Person with respect to any Sale/Leaseback Transaction (but excluding trade accounts payable arising in the ordinary course of business), which purchase price or obligation is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services (provided that, in the case of obligations of an acquired Person assumed in connection with an acquisition of such Person, such obligations would constitute Indebtedness of such Person);
(iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (vii) all obligations of the type referred to in clauses (i) through
(vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

     "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "Certain Covenants -- Limitation on Restricted Payments," (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Issue Date" means the date on which the Notes are originally issued.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Management Investors" means each of the officers, employees and directors of the Company who own Voting Stock of the Company on the Issue Date, in each case so long as such person shall remain an officer, employee or director of the Company.

     "MascoTech" means MascoTech, Inc., a Delaware corporation, and its successors.

     "Net Available Cash" from an Asset Disposition means cash payments received by the Company or any of its Subsidiaries therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition,
(iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including without limitation liabilities under any indemnification obligations associated with such Asset Disposition.

     "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Obligations" means all present and future obligations for principal, premium, interest (including, without limitation, any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), penalties, fees, indemnifications, reimbursements (including, without limitation, all reimbursement and other obligation pursuant to any letters of credit, bankers acceptances or similar instruments or documents), damages and other liabilities payable under the documentation at any time governing any indebtedness.

     "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Company.

     "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal financial officer of the Company, and delivered to the Trustee.

     "Other Qualified Notes" means any outstanding Senior Subordinated Indebtedness of the Company issued pursuant to an indenture having a provision substantially similar to the provision relating to Asset Dispositions contained in the covenant described under "Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock."

     "Permitted Holders" means the CVC Investors, MascoTech, the Management Investors and their respective Permitted Transferees; provided, however, that any Management Investor and any CVC Investor and any Permitted Transferee of a Management Investor or CVC Investor (other than CVC or Citicorp, N.A. or any direct or indirect Subsidiary of CVC or Citicorp, N.A. or any other Person controlled by CVC or Citicorp, N.A.) shall not be a "Permitted Holder" if such Person is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock that represents at least 30% of the aggregate voting power of all classes of the Voting Stock of the Company, voting together as a single class (without giving effect to the attribution of beneficial ownership as a result of any stockholders' agreement as in effect on the Issue Date, and any amendment to such agreement that does not materially change the allocation of voting power provided in such agreement).

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company; (ii) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (iii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
(iv) Temporary Cash Investments; (v) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (vi) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vii) loans or advances to employees of the Company or a Restricted Subsidiary in an aggregate amount not to exceed $1.5 million; (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (ix) Persons other than Restricted Subsidiaries that are primarily engaged in a Related Business or property or assets to be used primarily in a Related Business, in an aggregate amount not to exceed $20.0 million (to the extent utilized for an Investment, such amount will be reinstated to the extent that the Company or any Restricted Subsidiary receives dividends, repayments of loans or other transfers of assets as a return of such Investment); provided, however, that at the time of any Investment pursuant to this clause (ix), the Company and its Restricted Subsidiaries would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Incurrence of Indebtedness"; and (x) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock."

     "Permitted Investors" means (i) MascoTech and its Permitted Transferees,
(ii) the CVC Investors and (iii) the Management Investors and their Permitted Transferees; provided that the Management Investors and their Permitted Transferees do not in the aggregate beneficially own more than 30% of the aggregate voting power of the Voting Stock of the Company (without giving effect to any attribution of beneficial ownership which may result from the Stockholders' Agreement and any amendment to such agreement that does not materially change the allocation of voting power provisions in such agreement).

     "Permitted Lien" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were not created in anticipation of such Person being so merged or consolidated; and (b) Liens to secure any Refinancing Indebtedness; provided such liens cover only such property which are the subject of a lien securing the Indebtedness being Refinanced.

     "Permitted Transferee" means, (a) with respect to any CVC Investor who is an employee, officer or director of CVC or any Wholly Owned Subsidiary of CVC, any spouse or lineal descendant (including by adoption) of such CVC Investor so long as such CVC Investor shall be an employee, officer or director of CVC; (b) with respect to MascoTech, any direct or indirect Subsidiary or any other Person controlled by MascoTech; and (c) with respect to any Management Investor, any spouse or lineal descendant (including by adoption) of such Management Investor so long as such Management Investor shall be an employee, officer or director of the Company.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

     "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

     "Public Market" means any time after (i) a Public Equity Offering has been consummated and (ii) at least 10% of the total issued and outstanding common stock of the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

     "Purchase Money Indebtedness" mean Indebtedness (i) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (ii) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; and provided, further, however, that such Indebtedness is Incurred within 180 days after such acquisition of such asset by the Company or Restricted Subsidiary.

     "Qualified Finance Subsidiary" means a Subsidiary of the Company constituting a "finance subsidiary" within the meaning of Rule 3a-5 under the Investment Company Act of 1940, as amended (the "1940 Act"), or an issuer of asset-backed securities within the meaning of Rule 3a-7 of the 1940 Act or any other vehicle under a similar exemption, formed for the purpose of engaging in a Qualified TIPS Transaction and having no assets other than those necessary to consummate the Qualified TIPS Transaction.

     "Qualified TIPS Transaction" means an issuance by a Qualified Finance Subsidiary of preferred trust securities or similar securities in respect of which any dividends, liquidation preference or other obligations under such securities are Guaranteed by the Company to the extent required by the 1940 Act, as amended, or customary for transactions of such type.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Business" means any business related, ancillary or complementary (as determined in good faith by the Board of Directors) to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

     "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company.

     "Restricted Payment" means, with respect to any Person, (i) the declaration or payment of any dividends or any other distributions on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation involving such Person) or similar payment to the holders of its Capital Stock, except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not wholly owned, to its other shareholders on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations

(other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Person (other than a Permitted Investment).

     "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person and such lease is reflected on such Person's balance sheet as a Capital Lease Obligation.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

     "Senior Credit Facility" means the Credit Agreement dated as of January 22, 1998, in effect on the Issue Date, by and among the Company, as borrower and guarantor, and certain subsidiaries, as borrowing subsidiaries, the Lenders referred to therein and NBD Bank, as agent, as the same may be amended, extended, renewed, restated, supplemented or otherwise modified (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement governing Indebtedness Incurred to refund, replace or refinance any borrowings and commitments then outstanding or permitted to be outstanding under such Senior Credit Facility or any such prior agreement as the same may be amended, extended, renewed, restated, supplemented or otherwise modified (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions). The term "Senior Credit Facility" shall include all related or ancillary documents executed at any time, including, without limitation, any instruments, guarantee agreements and security documents.

     "Senior Indebtedness" of the Company means (i) Indebtedness of the Company and all Bank Indebtedness, whether outstanding on the Issue Date or thereafter Incurred and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of the Company for money borrowed and
(B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by the Company,
(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of the Company (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect (other than as a result of the Indebtedness being unsecured) to any other Indebtedness or other obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (5) any obligations with respect to any Capital Stock or (6) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture. "Senior Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

     "Senior Subordinated Indebtedness" of the Company means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Stockholders' Agreement" means the stockholders' agreement dated January 3, 1997 by and between the Company, MascoTech, CVC, and certain executive officers and directors of the Company, as amended from time to time.

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect. "Subordinated Obligation" of any Subsidiary Guarantor has a correlative meaning.

     "Subsidiary" means, in respect of any Person, any corporation, association, partnership, business trust or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests or trust interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by
(i) such Person, (ii) such Person and one or more Subsidiaries of such Person or
(iii) one or more Subsidiaries of such Person.

     "Subsidiary Guarantee" means the Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

     "Subsidiary Guarantor" means each Subsidiary designated as such on the signature pages of the Indenture and any other Subsidiary that has issued a Subsidiary Guarantee.

     "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,
(ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by an registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any State thereof or the District of Columbia or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided above under "Certain
Covenants -- Designation of Restricted and Unrestricted Subsidiaries" and (ii) any Subsidiary of an Unrestricted Subsidiary.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company and/or one or more Wholly Owned Subsidiaries.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     Holders of Exchange Notes are not entitled to any registration rights with respect to the Exchange Notes. Holders of Old Notes are entitled to certain registration rights pursuant to the Registration Agreement. Pursuant to the Registration Agreement, the Company has agreed to file with the SEC and have declared effective within 180 days after the Issue Date a registration statement (the "Exchange Offer Registration Statement") under the Securities Act with respect to the Exchange Offer. The Company also agreed that, after the effectiveness of the Exchange Offer Registration Statement, it would, subject to certain conditions, offer to the Holders of Old Notes who are able to make certain representations the opportunity to exchange their Old Notes for Exchange Notes. In the event that applicable interpretations of the staff of the SEC do not permit the Company to effect the Exchange Offer ("SEC Blockage") or do not permit any Holder of Old Notes, subject to certain limitations, to participate in such Exchange Offer, the Company has agreed to file with the SEC a shelf registration statement (the "Shelf Registration Statement") to cover resales of the applicable Old Notes. The Registration Statement of which this Prospectus is a part constitutes the Exchange Offer Registration Statement.

     The Registration Agreement provides that the Company will use its reasonable best efforts to have the Exchange Offer Registration Statement declared effective by the SEC within 180 days after the Issue Date. If the Exchange Offer has not been consummated within 210 days after the Issue Date (unless there exists a SEC Blockage) (such event, a "Registration Default"), during the first 90-day period immediately following the occurrence of such Registration Default interest will accrue on the Notes at a rate of 0.25% per annum and shall increase by 0.25% per annum at the end of each subsequent 90-day period until the Exchange Offer is consummated, but in no event shall such interest exceed 1.0% per annum.

     Holders of Old Notes will be required to make certain representations to the Company (as described in the Registration Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding liquidated damages set forth in the preceding sentence. In addition, for so long as the Notes are outstanding, the Company will continue to provide to Holders of Notes and to prospective purchasers of the Notes the information required by Rule 144A(d)(4). The Company will provide a copy of the Registration Agreement to prospective investors upon request.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary describes the material United States federal income tax consequences of the ownership and disposition of the Notes by U.S. Holders (as defined below) who acquired such securities in the Offering (the "Initial U.S. Holders"). This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, changes to any of which subsequent to the date of this Prospectus may affect the tax consequences described herein. This summary discusses only Notes held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules, such as persons who are not U.S. Holders (as defined below) or Initial U.S. Holders, certain financial institutions, insurance companies, dealers in securities and holders who hold the Notes as part of a straddle, hedging, conversion or other integrated transaction. Holders of Notes should consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

     As used herein, the term "U.S. Holder" means a beneficial owner of a Note that, for United States federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source. The term also includes certain former citizens or residents of the United States.

PAYMENTS OF INTEREST

     Interest paid on a Note will generally be taxable as ordinary income at the time it accrues or is received in accordance with the U.S. Holder's method of accounting for federal income tax purposes.

EXCHANGE OFFER

     The exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer will not result in any federal income tax consequences to U.S. Holders. When a U.S. Holder exchanges an Old Note for an Exchange Note pursuant to the Exchange Offer, the U.S. Holder will have the same adjusted basis and holding period in the Exchange Note as in the Old Note immediately before the exchange.

SALE, EXCHANGE OR RETIREMENT

     Upon the sale, exchange or retirement of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (excluding amounts attributable to accrued and unpaid interest, which amounts will be includible as ordinary interest income) and such U.S. Holder's tax basis in the Note. Gain or loss realized on the sale, exchange or retirement of a Note will be capital gain or loss. Recently enacted legislation includes substantial changes to the federal taxation of capital gains recognized by individuals, including a 20% maximum tax rate for certain gains from the sale of capital assets held for more than 18 months. The deduction of capital losses is subject to certain limitations. Prospective investors should consult their tax advisors regarding the treatment of capital gains and losses.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. Each of the Company and the Subsidiary Guarantors has agreed that it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period of 180 days after the Expiration Date. In
addition, until             , 1998 (90 days after the date of this Prospectus),
all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     Neither the Company nor the Subsidiary Guarantors will receive any proceeds from any sales of the Exchange Notes by broker-dealers. Exchange Notes received by brokers-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker or dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer or participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.

     The Company and each of the Subsidiary Guarantors has jointly and severally agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Old Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the Exchange Notes offered hereby will be passed upon for the Company by Davis Polk & Wardwell, New York, New York.

                                    EXPERTS

     The combined balance sheet of TSG as of December 31, 1996 and the related combined statements of operations and cash flows for each of the two years in the period ended December 31, 1996 appearing in this Prospectus have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated balance sheet of the Company as of December 28, 1997 and the related consolidated statement of operations and cash flows for the year then ended appearing elsewhere in this Prospectus have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The combined balance sheet of APX as of November 6, 1996 and the related combined statements of operations, stockholders' deficit and cash flows for the period December 31, 1995 to November 6, 1996 appearing in this Prospectus have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The combined financial statements of APX International at December 30, 1995 and for the year then ended, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated carve-out balance sheets of GRI as of December 31, 1996 and August 31, 1997 and the related consolidated carve-out statements of operations, stockholders' equity and cash flows for the two years in the period ended December 31, 1996 and for the eight-month period ended August 31, 1997 appearing in this Prospectus have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
MSX INTERNATIONAL, INC. (INCLUDING ITS PREDECESSOR TSG)
  Report of Independent Accountants.........................  F-2
  Combined Balance Sheet as of December 31, 1996 and
     Consolidated Balance Sheet as of December 28, 1997.....  F-3
  Combined Statements of Operations for the years ended
     December 31, 1995 and 1996 and Consolidated Statement
     of Operations for the fiscal year ended December 28,
     1997...................................................  F-4
  Combined Statements of Cash Flows for the years ended
     December 31, 1995 and 1996 and Consolidated Statement
     of Cash Flows for the fiscal year ended December 28,
     1997...................................................  F-5
  Notes to Combined and Consolidated Financial Statements...  F-6

APX INTERNATIONAL
  Report of Independent Accountants.........................  F-30
  Combined Balance Sheet as of November 6, 1996.............  F-31
  Combined Statement of Operations for the period December
     31, 1995 to November 6, 1996...........................  F-32
  Combined Statement of Stockholders' Deficit for the period
     December 31, 1995 to November 6, 1996..................  F-33
  Combined Statement of Cash Flows for the period December
     31, 1995 to November 6, 1996...........................  F-34
  Notes to Combined Financial Statements....................  F-35
  Report of Independent Auditors............................  F-40
  Combined Balance Sheet as of December 30, 1995............  F-41
  Combined Statement of Income and Stockholders' Deficiency
     for the year ended December 30, 1995...................  F-42
  Combined Statement of Cash Flows for the year ended
     December 30, 1995......................................  F-43
  Notes to Combined Financial Statements....................  F-44

GEOMETRIC RESULTS INCORPORATED
  Report of Independent Accountants.........................  F-49
  Consolidated Carve-Out Balance Sheets as of December 31,
     1996 and August 31, 1997...............................  F-50
  Consolidated Carve-Out Statements of Operations for the
     years ended December 31, 1996 and 1995 and for the
     eight-month period ended August 31, 1997...............  F-51
  Consolidated Carve-Out Statements of Stockholder's Equity
     for the years ended December 31, 1996 and 1995 and for
     the eight-month period ended August 31, 1997...........  F-52
  Consolidated Carve-Out Statements of Cash Flows for the
     years ended December 31, 1996 and 1995 and for the
     eight-month period ended August 31, 1997...............  F-53
  Notes to Consolidated Carve-Out Financial Statements......  F-54

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
MSX International, Inc.:

     We have audited the accompanying combined balance sheet of the Technical Services Group (certain subsidiaries of MascoTech, Inc., as described in the basis of presentation note) ("TSG"), the predecessor for accounting purposes, as of December 31, 1996 and the accompanying combined statement of operations and cash flows for the years ended December 31, 1995 and 1996. In addition, we have audited the accompanying consolidated balance sheet of MSX International, Inc. ("MSXI") as of December 28, 1997 and the related consolidated statements of operations and cash flows for the fiscal year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of TSG as of December 31, 1996 and the consolidated financial position of MSXI as of December 28, 1997, and the results of their operations and their cash flows for the periods indicated above in conformity with generally accepted accounting principles.

Coopers & Lybrand L.L.P.

Detroit, Michigan
March 31, 1998

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)

                             COMBINED BALANCE SHEET
                          AS OF DECEMBER 31, 1996 AND
                           CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 28, 1997

                                                                PREDECESSOR
                                                                ------------
                                                                DECEMBER 31,   DECEMBER 28,
                                                                    1996           1997
                                                                ------------   ------------
                                                                  (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents.................................      $ 7,070        $ 11,575
  Receivables, net..........................................       58,860         178,938
  Inventory.................................................          930           1,239
  Prepaid expenses and other assets.........................        3,600           5,638
  Deferred income taxes.....................................           --           2,352
                                                                  -------        --------
     Total current assets...................................       70,460         199,742
Property and equipment, net.................................       18,140          34,337
Goodwill, net of accumulated amortization of $892...........           --          31,934
Other assets................................................        5,550           8,783
Deferred income taxes.......................................           --          12,380
                                                                  -------        --------
     Total assets...........................................      $94,150        $287,176
                                                                  =======        ========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Notes payable and current portion of long-term debt.......      $ 4,170        $ 87,930
  Bank overdrafts...........................................           --          21,908
  Accounts payable..........................................        5,550          58,458
  Accrued payroll and benefits..............................        2,640          16,984
  Accrued expenses..........................................        8,090          20,907
  Deferred income taxes.....................................           --             984
                                                                  -------        --------
     Total current liabilities..............................       20,450         207,171
Long-term debt..............................................           30          65,000
Long-term capital lease obligations.........................           --             316
Long-term deferred compensation liability and other.........        4,220           5,053
                                                                  -------        --------
     Total liabilities......................................       24,700         277,540
                                                                  -------        --------
Redeemable Series A Preferred Stock, authorized 500,000
  shares; issued and outstanding 360,000 shares.............           --          36,000
Shareholders' equity (deficit):
  Common stock, $.01 par: authorized 2,000,000 shares;
     issued and
     outstanding 95,004 shares..............................           --               1
  Additional paid-in capital................................           --         (22,251)
  Cumulative foreign currency translation adjustment........       (2,790)         (1,141)
  Accumulated deficit.......................................           --          (2,973)
  MascoTech, Inc. net investment and advances...............       72,240              --
                                                                  -------        --------
     Total shareholders' equity (deficit)...................       69,450         (26,364)
                                                                  -------        --------
     Total liabilities and shareholders' equity (deficit)...      $94,150        $287,176
                                                                  =======        ========

    The accompanying notes are an integral part of the financial statements

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)

                       COMBINED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED DECEMBER 28, 1997

                                                          PREDECESSOR    PREDECESSOR
                                                          ------------   ------------   FISCAL YEAR
                                                           YEAR ENDED     YEAR ENDED       ENDED
                                                          DECEMBER 31,   DECEMBER 31,   DECEMBER 28,
                                                              1995           1996           1997
                                                          ------------   ------------   ------------
                                                                    (DOLLARS IN THOUSANDS)
Net sales...............................................   $ 216,130      $ 228,260      $ 564,546
Cost of sales...........................................    (178,760)      (192,510)      (514,019)
                                                           ---------      ---------      ---------
  Gross profit..........................................      37,370         35,750         50,527
                                                           ---------      ---------      ---------
Selling, general and administrative expenses............     (25,230)       (26,240)       (36,007)
Michigan Single Business Tax............................      (1,500)        (1,510)        (2,868)
Restructuring costs.....................................          --             --         (2,000)
                                                           ---------      ---------      ---------
  Operating income......................................      10,640          8,000          9,652
                                                           ---------      ---------      ---------
Other income (expense), net:
  Interest expense, net.................................        (230)          (170)        (4,383)
  Interest expense, related parties.....................      (1,240)        (1,140)        (8,017)
  Other income (expense), net...........................       1,070            (70)            --
                                                           ---------      ---------      ---------
                                                                (400)        (1,380)       (12,400)
                                                           ---------      ---------      ---------
     Income (loss) before income taxes..................      10,240          6,620         (2,748)
Income tax provision....................................       3,820          2,800            225
                                                           ---------      ---------      ---------
     Net income (loss)..................................   $   6,420      $   3,820      $  (2,973)
                                                           =========      =========      =========

    The accompanying notes are an integral part of the financial statements.

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)

                       COMBINED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                  FOR THE FISCAL YEAR ENDED DECEMBER 28, 1997

                                                          PREDECESSOR    PREDECESSOR    FISCAL YEAR
                                                           YEAR ENDED     YEAR ENDED       ENDED
                                                          DECEMBER 31,   DECEMBER 31,   DECEMBER 28,
                                                              1995           1996           1997
                                                          ------------   ------------   ------------
                                                                    (DOLLARS IN THOUSANDS)
Cash from (used for):
Operating activities:
  Net income (loss).....................................    $  6,420       $ 3,820       $  (2,973)
  Adjustments to reconcile net income (loss) to net cash
     from (used for) operating activities:
     Depreciation.......................................       4,540         4,970           8,967
     Amortization.......................................          --            --             892
     (Increase) decrease in receivables, net............     (12,650)        1,380         (36,343)
     (Increase) decrease in inventory...................        (160)          530            (309)
     (Increase) decrease in prepaid expenses............        (940)          210          (1,513)
     Increase (decrease) in current liabilities.........         930            10          30,487
     Other, net.........................................         780        (3,130)          2,576
                                                            --------       -------       ---------
  Net cash from (used for) operating activities.........      (1,080)        7,790           1,784
                                                            --------       -------       ---------
Investing activities:
  Capital expenditures..................................      (8,400)       (4,840)        (11,518)
  Acquisition of business, net of cash received.........          --            --        (159,137)
  Other, net............................................         110            70              (5)
                                                            --------       -------       ---------
  Net cash used for investing activities................      (8,290)       (4,770)       (170,660)
                                                            --------       -------       ---------
Financing activities:
  Increase in debt......................................         260           650         143,399
  Payment of debt.......................................         (80)           --              --
  Decrease in cash overdraft............................          --            --            (669)
  Sale of Redeemable Preferred Stock....................          --            --          36,000
  Sale of Common Stock..................................          --            --           3,800
  Increase in MascoTech, Inc. net investment and
     advances...........................................      11,690         4,770              --
  Other, net............................................        (680)         (610)           (938)
                                                            --------       -------       ---------
  Net cash from financing activities....................      11,190         4,810         181,592
                                                            --------       -------       ---------
Effect of foreign exchange rate changes on cash.........      (1,560)       (2,560)         (1,141)
                                                            --------       -------       ---------
Cash:
  Increase for the period...............................         260         5,270          11,575
  Balance, beginning of period..........................       1,540         1,800              --
                                                            --------       -------       ---------
  Balance, end of period................................    $  1,800       $ 7,070       $  11,575
                                                            ========       =======       =========

    The accompanying notes are an integral part of the financial statements.

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)

            NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS UNLESS STATED OTHERWISE)

1. ORGANIZATION AND BASIS OF PRESENTATION:

     The accompanying financial statements represent the consolidated assets and liabilities and operations of MSX International, Inc. and its subsidiaries ("MSXI" or "the Company") in 1997, and in 1996 and 1995, the combined assets and liabilities and operations of certain subsidiaries and divisions of subsidiaries of MascoTech, Inc. ("MascoTech") which constituted the Technical Services Group of MascoTech ("TSG"). MSXI is a holding company formed and owned by Citicorp Venture Capital, Ltd. ("CVC"), MascoTech and certain members of management. The Company was formed to consummate the acquisition of TSG ("TSG Acquisition"), in which it acquired selected assets and operations of TSG owned by MascoTech and MascoTech Automotive Systems Group ("MASG"), as well as the net assets of APX International, a design and engineering services provider, which had been acquired by MASG effective November 6, 1996. The TSG Acquisition was effective on January 3, 1997. Effective August 31, 1997, the Company acquired certain service-providing operations of Ford Motor Company ("Ford") through the acquisition of Geometric Results Incorporated ("GRI"), a wholly-owned subsidiary of Ford. The results of operations of APX and GRI have been included in the results of operations of the Company from January 3, 1997 and September 1, 1997, respectively.

     The acquisitions of APX and GRI have been accounted for using the purchase method of accounting and, accordingly, the purchase price of each acquisition has been allocated to the acquired assets and assumed liabilities based upon the estimated fair values as of the closing of the acquisition. These allocations resulted in an increase in certain accrued liabilities, principally severance and facility costs. These allocations also resulted in goodwill of approximately $32.7 million.

     The acquisition of TSG (the "Predecessor" for accounting purposes) has been accounted for, using the purchase method of accounting, at carryover basis as no change in control resulted from the acquisition. The amount paid in excess of book value for TSG of approximately $26.2 million has been recorded as a reduction of additional paid-in capital. In accordance with SFAS 109 "Accounting for Income Taxes," the Company established deferred taxes related to the TSG Acquisition by recording an increase in additional paid-in capital in the amount of $10.4 million.

     As a result of the acquisitions and new basis of accounting, the Company's financial statements for the periods subsequent to the acquisitions are not comparable to the Predecessor's financial statements for the periods prior to the acquisitions.

     The Company is principally engaged in the business of providing technical support services, primarily to automobile manufacturers and suppliers in the United States and Europe.

     Until it was sold, TSG paid MascoTech a management fee for various corporate support staff and administrative services. Such fees approximated one percent of domestic net sales and amounted to approximately $1.4 million in 1995 and $1.5 million in 1996. Certain of TSG's employee benefit plans and insurance coverages were administered by MascoTech. These costs as well as other costs incurred on TSG's behalf were charged directly to TSG. TSG was also charged interest expense at various rates for TSG's European operations on the average amounts due MascoTech. This charge aggregated $1.2 million and $1.1 million in 1995 and 1996, respectively. The related advances are included in MascoTech's net investment and advances in the related accompanying balance sheet.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     a. Principles of Consolidation/Combination: The accompanying financial statements include the accounts of MSXI and TSG, as appropriate. Significant intercompany transactions have been eliminated. Beginning in 1997, the Company adopted a 52-week fiscal year which ends on the last Sunday in December.

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                 (DOLLARS IN THOUSANDS UNLESS STATED OTHERWISE)

     b. Cash and Cash Equivalents: All highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

     c. Receivables: Receivables are presented net of aggregate allowances for doubtful accounts of $.3 million at December 31, 1995 and 1996 and $1.2 million at December 28, 1997.

     d. Inventory: Inventory is comprised of raw materials, parts and supplies which are stated at the lower of cost or net realizable value, with cost determined using the first-in, first-out method.

     e. Property and Equipment: Property and equipment, including significant betterments to existing facilities, are recorded at cost. Upon retirement or disposal of properties and equipment, the cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income. Maintenance and repair costs are charged to expense as incurred.

     f. Goodwill: The excess of the purchase price over the estimated fair values of acquired assets and assumed liabilities is being amortized using the straight-line method over the period estimated to be benefited ranging from 20 to 30 years.

     At each balance sheet date, management assesses whether there has been a permanent impairment of goodwill by comparing anticipated undiscounted future cash flows from operating activities with the carrying amount of the excess of cost over net assets of acquired companies. The factors considered by management in performing this assessment include current operating results, business prospects, market trends, competitive activities and other economic factors. Based on this assessment, there was no permanent impairment related to goodwill at December 28, 1997.

     g. Fair Value of Financial Instruments: The carrying value of financial instruments reported in each balance sheet approximates fair value. The carrying value of bank debt approximates fair value as the variable rates inherent in the related financial instrument reflects changes in the overall market interest rates.

     h. Foreign Currency Translation: Net assets of operations outside of the United States are translated into U.S. dollars using current exchange rates with the effects of translation adjustments included as a separate component in Shareholders' equity (deficit). Revenues and expenses are translated at the average rates of exchange during the period.

     i. Revenue Recognition: Revenues from fixed price contracts are recognized using the percentage of completion method, measured by comparing the percentage of labor costs incurred to date to estimated total labor costs for each contract. Time and material contracts are valued at selling price based on contractual billing rates.

     Contract costs include all direct material and labor costs and indirect costs such as indirect labor, supplies, tools and repairs. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in fixed price contracts may result in revisions to estimates of costs and revenue and are recognized in the period in which the revisions are determined.

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                 (DOLLARS IN THOUSANDS UNLESS STATED OTHERWISE)

     j. Depreciation: Depreciation is computed using the straight-line method over the estimated useful lives of assets as follows:

                                                                USEFUL LIVES
                                                                  IN YEARS
                                                                ------------
Buildings and leasehold improvements........................       10-40
Machinery and equipment.....................................        3- 5
Computer, peripherals and software..........................        3- 5
Automobiles and trucks......................................        3- 5

     k. Income Taxes: Deferred income taxes are recorded to reflect the tax liability/benefit on future years of differences between the tax basis and financial reporting amounts of assets and liabilities at each fiscal year end.

     As of December 31, 1996, the domestic operations of TSG were included in the consolidated federal income tax return of MascoTech. Accordingly, substantially all U.S. income tax-related assets and liabilities of TSG related to TSG's operations were due from or to MascoTech.

     For the years ended December 31, 1995 and 1996, income tax expense and credits were computed on a separate return basis.

     l. Reclassification: Certain prior year amounts have been reclassified to conform with current year presentation.

     m. Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions also affect the reported amounts of revenue and expenses during the reporting periods. Actual results may differ from such estimates and assumptions.

     n. Recently Issued Financial Accounting Standards: In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company will adopt the provisions of these statements as required, for the fiscal year ended December 27, 1998. The Company believes the adoption of those statements will have no material impact on the Company's financial statements.

3. ACQUISITIONS OF BUSINESSES:

     On January 3, 1997, the Company acquired selected assets and operations of the former engineering and technical business services units of MASG and MascoTech, as well as the net assets of APX, a design and engineering services provider which had been acquired by MASG effective November 6, 1996 ("the TSG Acquisition").

     The purchase price of the TSG Acquisition was $145.6 million which was financed through $3.8 million of common equity, $36.0 million of redeemable preferred stock, a $20.0 million bridge loan provided by CVC, a $20.0 million bridge loan provided by MascoTech, the issuance of a $30.0 million Senior Subordinated Note to MascoTech and $35.8 million of borrowings under the Old Credit Facility. The excess of purchase price over acquired net assets resulted in a $26.2 million decrease in Shareholders' equity (deficit), as discussed in
Note 1, and goodwill of $24.6 million relating to the acquisition of APX.

     Effective August 31, 1997, the Company acquired certain service-providing operations of Ford through the acquisition of GRI, a wholly-owned subsidiary of Ford. As part of Ford, GRI acted as administrator of

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)
     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                 (DOLLARS IN THOUSANDS UNLESS STATED OTHERWISE)

Ford's temporary staffing services using a predecessor to the Master Vendor Program and also provided process management, purchasing and printing services to Ford. The purchase price of $60.0 million was financed with borrowings under the Old Credit Facility, offset in part by substantial cash balances acquired. The excess of purchase price over the acquired net assets of GRI resulted in an increase in Goodwill of approximately $8.1 million.

     The aforementioned transactions are summarized as follows:

                                                         TSG         APX         GRI         TOTAL
                                                         ---         ---         ---         -----
Current assets.....................................    $ 63,798    $ 28,923    $116,066    $ 208,787
Excess of purchase price over acquired net
  assets...........................................      26,229      24,594       8,142       58,965
Other non-current assets...........................      23,984       4,715      11,653       40,352
Liabilities........................................     (11,523)    (15,104)    (75,861)    (102,488)
                                                       --------    --------    --------    ---------
Purchase price.....................................    $102,488    $ 43,128    $ 60,000    $ 205,616
                                                       ========    ========    ========    =========

     The final determination of the purchase prices for the APX and GRI acquisitions will be completed when certain contractual matters are concluded. The preliminary allocation of purchase price for the GRI acquisition will be completed during 1998. Any adjustments to purchase prices will change recorded goodwill and will be amortized to expense over the remaining goodwill period. Management believes the resolution of these matters will not have a material effect on the results of operations, financial position or cash flows of the Company.

     The following unaudited pro forma consolidated results of operations for the year ended December 31, 1996 and for the fiscal year ended December 28, 1997 are presented as if the TSG and GRI acquisitions had been made at the beginning of each period presented. The unaudited pro forma information does not reflect the effects of the debt issue and refinancing which took place January 22, 1998, as described in Note 17. The unaudited pro forma information is not necessarily indicative of either the results of operations that would have occurred had the acquisitions been made during the periods presented or the future results of the combined operations.

                                                                 YEAR ENDED     FISCAL YEAR ENDED
                                                                DECEMBER 31,      DECEMBER 28,
                                                                    1996              1997
                                                                ------------    -----------------
Net sales...................................................     $1,044,379         $985,096
Income before income taxes..................................          3,956            2,908
Net income..................................................          2,180              307

4. ACCOUNTS RECEIVABLE, NET:

     Receivables arise from services provided pursuant to contracts or agreements with customers for such services. The primary users of MSXI's and TSG's services are manufacturers in the automotive industry. Billed sales to one customer were $70.1 million, $57.5 million and $318.2 million in 1995, 1996, and 1997, respectively, billed sales to a second customer were $57.4 million, $49.0 million and $74.8 million in 1995, 1996, and 1997, respectively, and billed sales to a third customer were $35.3 million, $44.9 million and $67.4 million in 1995, 1996, and 1997, respectively. At December 31, 1995 and 1996 and at December 28, 1997, the foregoing three customers accounted for approximately 70 percent, 64 percent and 69 percent, respectively, of the accounts receivable balance.

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)
     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                 (DOLLARS IN THOUSANDS UNLESS STATED OTHERWISE)

     Accounts receivable include both billed and unbilled receivables. Unbilled receivables amounted to $26.7 million and $61.8 million at December 31, 1996 and at December 28, 1997, respectively. All such billings are expected to be collected within the ensuing year.

5. PROPERTY AND EQUIPMENT, NET:

                                                              AT DECEMBER 31,    AT DECEMBER 28,
                                                                   1996               1997
                                                              ---------------    ---------------
Cost:
  Land and improvements.....................................     $     --           $    163
  Buildings and leasehold improvements......................        4,940             11,930
  Machinery and equipment...................................       33,510             52,140
  Computer, peripherals and software........................        8,660             27,188
  Automobiles and trucks....................................        1,040              1,609
                                                                 --------           --------
                                                                   48,150             93,030
  Less accumulated depreciation.............................      (30,010)           (58,693)
                                                                 --------           --------
                                                                 $ 18,140           $ 34,337
                                                                 ========           ========

Depreciation expense totaled $4.5 million, $5.0 million and $9.0 million in 1995, 1996 and 1997, respectively.

6. ACCRUED LIABILITIES:

                                                              AT DECEMBER 31,    AT DECEMBER 28,
                                                                   1996               1997
                                                              ---------------    ---------------
Income and other taxes......................................      $4,100             $   911
Insurance...................................................       2,110               1,110
Restructuring costs.........................................          --               6,097
Deferred income.............................................          --               4,078
Interest....................................................          --               4,979
Other.......................................................       1,880               3,732
                                                                  ------             -------
                                                                  $8,090             $20,907
                                                                  ======             =======

7. RESTRUCTURING ACTIONS:

     During fiscal year 1997, restructuring costs aggregated $6.7 million. These costs are comprised of $2.7 million of severance pay for certain employees of an acquired business, facility closure costs of $2.0 million which are primarily remaining operating lease obligations of acquired facilities closed subsequent to the acquisition, and $2.0 million of remaining lease obligations and other costs related to the closure of MSXI facilities. Restructuring costs accounted for in the purchase of the related businesses and costs charged to operations were $4.7 million and $2.0 million, respectively. Restructuring charges were accounted for in accordance with approved management plans and are expected to be completed in 1998. Remaining accrued restructuring costs totaled $6.1 million as of December 28, 1997, of which approximately $4.9 million is expected to be paid in 1998.

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                 (DOLLARS IN THOUSANDS UNLESS STATED OTHERWISE)

8. DEBT:

     MSX International

     At December 28, 1997 MSXI had a $20.0 million bridge loan provided by CVC, a $20.0 million bridge loan provided by MascoTech and a $30.0 million Senior Subordinated Note issued to MascoTech outstanding. In addition, at December 28, 1997, the Company had available under a short-term credit agreement with NBD Bank ("NBD Credit Facility") up to $115.0 million of credit, under which $75.4 million was outstanding, a variable amount credit facility available through the Ford Motor Company Limited, under which $7.5 million was outstanding, and United Kingdom credit facilities with banks of $3.4 million, under which $0.7 million was outstanding.

     Under a Bridge Credit Agreement, a further $60 million of bridge revolving loans were available but not drawn as of December 28, 1997. Such loans would bear interest under the terms, described below, applicable to the bridge loans.

     The bridge loans are payable in escalating annual installments and bear interest at 12%, which will escalate in steps to 13% after December 31, 1997 and remain as such until maturity at December 31, 2002. At December 28, 1997, bridge loan principal of $5.0 million is due within one year. The Senior Subordinated
Note is payable in full at December 31, 2006, and bears interest at the rate of 12.5%. Both the bridge loans and the Senior Subordinated Note provide for semi-annual interest payment.

     The short-term credit agreement with NBD provides for borrowings as Prime Rate loans, Eurodollar Rate loans, Swingline loans and Letters of Credit. This agreement expires on March 31, 1998. Prime Rate and Swingline loans are payable on demand. Eurodollar Rate loans are issued in maturities of one to three months. Borrowings under this agreement bear interest at a variable rate. At December 28, 1997, the interest rates based on LIBOR on the short-term credit agreement approximated 7.46% on loans of $40.0 million. Also at December 28, 1997, interest on swingline loans approximated 6.94% on loans of $26.5 million. Line of Credit borrowings from the Ford Motor Company Limited bear interest at 9.3% and are payable on demand. Borrowings under the United Kingdom credit facilities bear interest at a rate of 1.25% over the bank's base rate, as defined or as negotiated, and are payable on demand. Such interest rates ranged from 8.5% to 9.06% at December 28, 1997.

     On January 23, 1998, the Company issued, in a private placement, $100 million aggregate principal amount of 11 3/8% unsecured Senior Subordinated Notes, maturing January 15, 2008. Concurrently with the private placement, the Company entered into a new credit facility with NBD, with a borrowing base of up to $100 million, as defined, to replace the NBD Credit Facility. See Note 17. The proceeds from the placement and the new credit facility were used to retire the bridge loans to CVC and MascoTech, the Senior Subordinated Note and the outstanding amount under the NBD Credit Facility.

     Debt maturities as of December 28, 1997 were as follows: 1998 - $5.0 million; 1999 - $5.0 million; 2000 - $6.0 million; 2001 - $7.0 million, 2002 -
$8.0 million, and 2003 - $9.0 million.

     Interest paid was approximately $7.4 million for the fiscal year ended December 28, 1997.

     Technical Services Group

     TSG had a note payable in the amount of $70 thousand, of which $40 thousand was classified as a current liability and short-term credit agreements of which $4.1 million was outstanding at December 31, 1996. The note was payable in annual installments and bore a variable interest rate. The short-term credit agreements bore variable interest rates of .75 percent to 2.75 percent over the bank's base rate, as defined. Such interest rates approximated 7.2 percent at December 31, 1996. The note and short-term credit agreements matured

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                 (DOLLARS IN THOUSANDS UNLESS STATED OTHERWISE)

as follows: 1997 - $4.2 million; 1998 - $30 thousand. Payment of the note and short-term credit agreements were guaranteed by MascoTech.

     Interest paid was $.3 million and $.5 million in 1995 and 1996, respectively.

9. LEASE COMMITMENTS:

     MSX International

     MSXI and its subsidiaries have leases for real estate and equipment utilized in its business. In most cases, management expects that in the normal course of business these leases will be renewed or replaced by other leases. Future minimum rental payments required under leases that have an initial or remaining non-cancelable lease term in excess of one year are as follows:

                                                                                 OTHER
                                                                 CAPITAL       OPERATING
                                                    TOTAL        LEASES         LEASES
                                                    -----        -------       ---------
Year ended December 31:
  1998.........................................    $16,653        $182          $16,471
  1999.........................................     11,706          69           11,637
  2000.........................................      8,857          68            8,789
  2001.........................................      6,753          27            6,726
  2002.........................................      1,803          --            1,803
  Thereafter...................................      2,455          --            2,455
                                                   -------        ----          -------
                                                   $48,227         346          $47,881
                                                   =======                      =======
Less amount representing interest..............                     30
                                                                  ----
Present value of minimum payments..............                   $316
                                                                  ====

     Rental expense was approximately $17.6 million for the fiscal year ended December 28, 1997.

     Technical Services Group

     Rental expense was approximately $8.2 million and $5.4 million in 1995 and 1996, respectively.

10. REDEEMABLE SERIES A PREFERRED STOCK:

     In connection with the TSG Acquisition, the Company issued 360,000 shares of 12% Series A Cumulative Redeemable Preferred Stock ("the Preferred Stock") with a stated value and redemption value of $100 per share or $36 million.

     Dividends on the Preferred Stock are payable in cash at the rate per annum equal to 12% of the stated value plus an amount equal to any accrued and unpaid dividends. As of December 28, 1997, the Company has not declared any dividends. Accordingly, no dividends have been paid or accrued. Dividends accumulated but not declared aggregate approximately $4.4 million as of December 28, 1997. The Company may not declare or pay any dividends or other distribution with respect to any common stock or other class or series of stock ranking junior to the Preferred Stock without first complying with restrictions specified in the Stockholder's Agreement. The Preferred Stock, which has no voting rights, is mandatorily redeemable at the earlier of June 30, 2007 or the date on which a sale transaction, as defined, occurs. The Company may redeem any or all of the Preferred Stock at its election prior to June 30, 2007. The Company may also elect to acquire shares of the Preferred Stock from time to time without redeeming or otherwise acquiring all or any other issued shares

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                 (DOLLARS IN THOUSANDS UNLESS STATED OTHERWISE)

of the Preferred Stock pursuant to the terms of the Stockholder's Agreement. As of December 28, 1997, no Preferred Stock had been redeemed or acquired by the Company.

11. SHAREHOLDERS' EQUITY (DEFICIT):

                                                                PREDECESSOR
                                                                ------------
                                                                     AT                 AT
                                                                DECEMBER 31,       DECEMBER 28,
                                                                    1996               1997
                                                                ------------       ------------
Balance, beginning of period................................      $63,650            $     --
Net income (loss)...........................................        3,820              (2,973)
Common Stock................................................           --                   1
Additional paid-in capital..................................           --             (22,251)
Cumulative foreign currency translation adjustment..........       (2,790)             (1,141)
MascoTech, Inc. additional net investment and advances......        4,770                  --
                                                                  -------            --------
Balance, end of period......................................      $69,450            $(26,364)
                                                                  =======            ========

     MSX International

     The common stock at par value resulted from the initial capitalization of the Company by MascoTech, CVC and certain members of management. The additional paid-in capital amount of $(22.3) million represents amounts received from the issuance of common stock in excess of par value of $3.8 million, reduced by amounts paid to MascoTech for the acquisition of TSG in excess of book value as of December 31, 1996 of $(26.2) million. As the acquisition of TSG did not involve a change in control, the acquisition was recorded at carryover basis. In accordance with SFAS 109 "Accounting for Income Taxes", the Company established deferred taxes related to the TSG Acquisition by recording an increase in additional paid-in capital in the amount of $10.4 million.

     Technical Services Group

     Investment and advances reflect the accumulation of transactions between MascoTech and TSG through December 31, 1996. These transactions included operating results, management fees, advances and intercompany transactions.

12. EMPLOYEE BENEFIT PLANS:

     The Company maintains a qualified cash or deferred compensation plan under
Section 401(k) of the Internal Revenue Code. Participation in this plan is available to substantially all salaried employees and to certain groups of hourly employees. Under the plan, employees may elect to defer up to 20 percent of their annual wages, subject to the limitations of the Internal Revenue Code. Third party administrative costs paid by the plan approximated $21,033 for 1997.

     Contributions to union-sponsored, multi-employer pension plans were approximately $0.6 million and $0.5 million in 1995 and 1996, respectively, and $0.7 million for the fiscal year ended December 28, 1997. These plans are not administered by the Company and contributions are determined in accordance with provisions of negotiated labor contracts. MSXI has no present intention of withdrawing from any of these plans, nor has MSXI been informed that there is any intention to terminate such plans.

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                 (DOLLARS IN THOUSANDS UNLESS STATED OTHERWISE)

     MSXI has an unfunded deferred compensation plan for certain salaried employees. Individual participants make pre-tax contributions to the plan and MSXI matches up to 5 percent of the individual's annual salary. MSXI contributions vest over a period of time. Individuals may elect to receive lump-sum or defined payments of vested balances upon retirement or termination. The deferred compensation plan liability at December 31, 1996 and December 28, 1997 was $3.7 million and $3.2 million, respectively. This is an unfunded and unsecured obligation of MSXI. However, MSXI has, through deposits to a grantor trust, restricted certain corporate assets having a fair value at December 31, 1996 and December 28, 1997 of $2.0 million and $1.6 million, respectively, that are intended to be used to settle a portion of the obligation.

     With the APX Acquisition, the Company acquired certain obligations with respect to a frozen defined benefit pension plan. The plan was frozen in 1988 and covers certain union and non-union employees who were employed by Autodynamics Corporation of America, Inc., a company acquired previously by one of the companies that comprised APX. This plan is not administered by the Company. Contributions are determined in accordance with provisions of the plan.

     The Autodynamics plan status as of June 30, 1997, the date of the most recent actuarial report, was as follows:

Actuarial present value of benefit obligations:
  Vested benefit obligation.................................  $747
                                                              ====
  Accumulated benefit obligation............................  $747
                                                              ====
  Projected benefit obligation..............................  $747
  Plan assets at fair value.................................   842
                                                              ----
  Plan assets in excess of projected benefit obligations....  $ 95
                                                              ====

     TSG had a liability, subsequently assumed by MSXI, related to a terminated post-retirement life and health benefit plan for certain currently retired employees. The accumulated post-retirement obligation was approximately $0.6 million and approximately $0.2 million at December 31, 1996 and December 28, 1997, respectively. The net periodic post-retirement benefit cost was approximately $40 thousand for the year ended December 31, 1996 and the fiscal year ended December 28, 1997. The discount rates used in determining the accumulated post-retirement benefit obligation were 7.5 percent and 7.25 percent in 1996 and 1997, respectively. The assumed health cost trend rate in 1996 was 12 percent, decreasing to an ultimate rate in the year 2001 of 7 percent. The assumed health cost trend rate in 1997 was 9 percent, decreasing to an ultimate rate in the year 2006 of 5 percent. If the assumed medical cost trend rates were increased by 1 percent, the accumulated post-retirement benefit obligation would have increased by $10 thousand and the aggregate of the service and interest cost components of the net periodic post-retirement benefit cost would have increased by $2 thousand.

13. OTHER INCOME (EXPENSE), NET:

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                              --------------
                                                               1995    1996
                                                               ----    ----
Other, net:
  Realized currency exchange gain (loss)....................  $  630   $(110)
  Other, net................................................     440      40
                                                              ------   -----
                                                              $1,070   $ (70)
                                                              ======   =====

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                 (DOLLARS IN THOUSANDS UNLESS STATED OTHERWISE)

14. INCOME TAXES:

                                                                 YEAR ENDED
                                                                DECEMBER 31,         ENDED
                                                              -----------------   DECEMBER 28,
                                                               1995      1996         1997
                                                               ----      ----     ------------
Income (loss) before income taxes:
  Domestic..................................................  $ 6,160   $ 1,700     $ 3,236
  Foreign...................................................    4,080     4,920      (5,984)
                                                              -------   -------     -------
                                                              $10,240   $ 6,620     $(2,748)
                                                              =======   =======     =======
Provision for income taxes (credit):
  Currently payable:
     Federal................................................  $ 1,410   $ 2,810     $ 1,049
     Foreign................................................    2,030     1,950        (640)
  Deferred:
     Federal................................................      770    (2,170)        315
     Foreign................................................     (390)      210        (499)
                                                              -------   -------     -------
                                                              $ 3,820   $ 2,800     $   225
                                                              =======   =======     =======
Deferred tax assets (liabilities):
  Amortizable goodwill......................................  $    --   $    --     $ 9,111
  Accrued interest expense..................................       --        --       2,023
  Accrued liabilities and deferred compensation.............    2,170     3,480         863
  Net operating loss........................................       --        --         360
  German tax benefit........................................      620       240         332
  Property and equipment....................................     (370)     (700)      1,937
  Contractual advances......................................       --     1,300          --
  Accounts receivable.......................................     (670)     (800)       (984)
  Valuation allowance.......................................       --        --        (535)
  Other, net................................................     (120)       70         641
                                                              -------   -------     -------
     Net deferred tax asset.................................  $ 1,630   $ 3,590     $13,748
                                                              =======   =======     =======

     The following is a reconciliation of the tax at the U.S. federal statutory rate to the provision for income taxes allocated to income before income taxes:

                                                                YEAR ENDED      FISCAL YEAR
                                                               DECEMBER 31,        ENDED
                                                              ---------------   DECEMBER 28,
                                                               1995     1996        1997
                                                               ----     ----    ------------
                                                               35%      35%         35%
                                                               ---      ---         ---
Tax at U.S. statutory rate..................................  $3,580   $2,320      $(961)
Valuation allowance.........................................      --       --        535
Higher (lower) effective foreign tax rate...................     210      440        351
Other, net..................................................      30       40        300
                                                              ------   ------      -----
                                                              $3,820   $2,800      $ 225
                                                              ======   ======      =====

     As of December 31, 1996 and December 28, 1997, a provision had not been made for U.S. or additional foreign taxes on approximately $8.7 million and $1.4 million, respectively, of undistributed earnings of foreign subsidiaries, as those earnings were intended to be permanently reinvested. Generally, such earnings become

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)
     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                 (DOLLARS IN THOUSANDS UNLESS STATED OTHERWISE)

taxable upon the remittance of dividends and under certain other circumstances. It was not practicable to estimate the amount of deferred tax liability on such undistributed earnings. A $0.3 million German tax benefit had been recorded on approximately $0.9 million of undistributed earnings of a German subsidiary to its parent, a subsidiary of MSXI, located in the United Kingdom. The valuation allowance relates to certain foreign deductions for which recovery of the related deferred tax asset is not likely.

     Income taxes paid were approximately $1.8 million, $3.6 million, and $1.6 million in 1995, 1996 and 1997, respectively.

15. GEOGRAPHIC INFORMATION:

     The Company operates in one principal industry segment: providing technical support services to automobile manufacturers and suppliers.

     Geographic financial information is as follows:

                                                                     YEAR ENDED         FISCAL YEAR
                                                                    DECEMBER 31,           ENDED
                                                                --------------------    DECEMBER 28,
                                                                  1995        1996          1997
                                                                  ----        ----      ------------
Net sales to customers:
  United States.............................................    $143,950    $140,770      $463,141
  Europe and rest of world..................................      72,180      87,490       101,405
                                                                --------    --------      --------
     Total net sales........................................    $216,130    $228,260      $564,546
                                                                ========    ========      ========
Income (loss) before income taxes:
  United States.............................................    $  6,160    $  1,700      $  3,236
  Europe and rest of world..................................       4,080       4,920        (5,984)
                                                                --------    --------      --------
     Income (loss) before income taxes......................    $ 10,240    $  6,620      $ (2,748)
                                                                ========    ========      ========
Identifiable Assets:
  United States.............................................    $ 53,750    $ 53,610      $208,494
  Europe and rest of world..................................      33,730      40,540        78,682
                                                                --------    --------      --------
     Total assets...........................................    $ 87,480    $ 94,150      $287,176
                                                                ========    ========      ========

16. COMMITMENTS AND CONTINGENCIES:

     On December 23, 1997, Cambridge Industries, Inc. filed a complaint against the Company in Michigan State Court. The complaint alleges that the Company, by retaining approximately $1.1 million of funds paid into a lock-box account maintained by the Company, has converted such funds. Cambridge Industries is seeking whatever relief the court deems just, including treble damages. The Company believes it has meritorious defenses and counterclaims to this action and intends to defend itself vigorously against all of the allegations contained in the complaint. The Company does not believe that the ultimate outcome of this litigation will have a material effect on its consolidated financial condition, results of operations or cash flows.

17. SUBSEQUENT EVENT

     Issuance of Senior Subordinated Notes and New Credit Facility

     On January 22, 1998, the Company issued, in a private placement, $100 million aggregate principal amount of 11 3/8% unsecured Senior Subordinated Notes maturing January 15, 2008. Interest on the Notes is payable semi-annually at 11.375% per annum commencing on July 15, 1998. The Notes may be redeemed

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                 (DOLLARS IN THOUSANDS UNLESS STATED OTHERWISE)

subsequent to January 15, 2003 at premiums which begin at 105.6875% and decline each year to face for redemptions taking place after January 15, 2006. In addition, at any time prior to January 15, 2001, the Company may redeem up to 35% of the original aggregate principal amount of the Notes with the proceeds of one or more public equity offerings at a redemption price of 111.375% plus accrued and unpaid interest, if any. Also, upon the occurrence of a Change of Control as defined in the indenture (the "Indenture"), the Notes may be redeemed at the option of the Note holders at a premium of 1%, plus accrued and unpaid interest, if any. The Notes contain covenants which, among others, limit the incurrence of additional indebtedness and restrict capital transactions, distributions and asset dispositions of certain subsidiaries.

     In connection with the Notes Offering, each of the Company's domestic restricted subsidiaries, as defined in the Indenture ("the Guarantor Subsidiaries"), is expected to irrevocably and unconditionally guarantee the Company's performance under the Notes as primary obligors. The following consolidating and combining financial data provides information regarding the financial position, results of operations and cash flows of the Guarantor Subsidiaries (including Predecessor combining financial data) as set forth.

     Concurrently with the private placement, the Company entered into a new credit facility with NBD (the "New Credit Facility"), with a borrowing base of up to $100 million, as defined, to replace the NBD Credit Facility. Interest on the loans under the New Credit Facility will be payable quarterly or, if earlier, at the end of each interest period and will accrue at an annual rate equal to, at the option of the Company, (a) a floating rate, as defined, or (b) the London Interbank Offered Rate plus an applicable margin, as defined.

     Each significant domestic subsidiary of the Company will guarantee all obligations of the Company under the New Credit Facility. In addition, these obligations will be secured by a pledge of the Stock of such domestic subsidiaries and a first lien on substantially all assets of such domestic subsidiaries and a pledge of 65% of the stock of the significant foreign subsidiaries. The obligations of the Company under the New Credit Facility will rank senior to all other indebtedness of the Company, including the Notes.

     The New Credit Facility contains certain reporting covenants and other customary affirmative covenants and various negative covenants including but not limited to certain limitations on mergers, sales of assets, acquisitions, liens, investments, indebtedness, contingent obligations, dividends, subsidiaries ability to agree to dividend restrictions, affiliate transactions and changes of business. The New Credit Facility also contains certain covenants with respect to employee benefit arrangements and environmental matters and certain financial covenants including but not limited to a ratio of total debt to EBITDA, a fixed charge coverage ratio and a minimum net worth requirement, each as defined.

     The Guarantor Subsidiaries account for their investments in the non-guarantor subsidiaries, if any, on the equity method. The principal elimination entries are to eliminate the investments in subsidiaries and intercompany balances and transactions.

     GRI is a guarantor subsidiary. The financial statements of GRI as of and for the two years in the period ended December 31, 1995 and 1996 and as of and for the eight months in the period ended August 31, 1997 are separately included on a consolidated basis with its subsidiaries.

     The financial statements of APX International are presented on a combined basis, including its non-guarantor subsidiaries, as of and for the year ended December 30, 1995 because the non-guarantor subsidiaries were immaterial to the combined financial statements of APX International for that period.

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)

                          CONSOLIDATING BALANCE SHEET
                            AS OF DECEMBER 28, 1997

                                                 GUARANTOR      NON-GUARANTOR                        MSXI
                                                SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                                ------------    -------------    ------------    ------------
                                                                   (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents...................    $  2,449         $ 9,126         $     --        $ 11,575
  Receivables, net............................     130,404          48,534               --         178,938
  Inventory...................................       1,204              35               --           1,239
  Prepaid expenses and other assets...........       2,106           3,532               --           5,638
  Deferred income taxes.......................         863           1,489               --           2,352
                                                  --------         -------         --------        --------
     Total current assets.....................     137,026          62,716               --         199,742
                                                  --------         -------         --------        --------
Property and equipment, net...................      23,208          11,129               --          34,337
Goodwill, net.................................      31,934              --               --          31,934
Investment in subsidiaries....................      23,587              --          (23,587)             --
Other assets..................................       5,290           3,493               --           8,783
Deferred income taxes.........................      11,036           1,344               --          12,380
                                                  --------         -------         --------        --------
     Total assets.............................    $232,081         $78,682         $(23,587)       $287,176
                                                  ========         =======         ========        ========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Notes payable and current portion of
     long-term debt...........................    $ 71,280         $16,650         $     --        $ 87,930
  Bank overdrafts.............................      21,908              --               --          21,908
  Accounts payable............................      51,818           6,640               --          58,458
  Accrued liabilities.........................      31,752           6,171              (32)         37,891
  Deferred income tax.........................          --             984               --             984
                                                  --------         -------         --------        --------
     Total current liabilities................     176,758          30,445              (32)        207,171
Long-term debt................................      65,000              --               --          65,000
Intercompany accounts.........................     (31,389)         31,389               --              --
Long-term capital lease obligations...........         316              --               --             316
Long-term deferred compensation liability and
  other.......................................       4,654             399               --           5,053
                                                  --------         -------         --------        --------
     Total liabilities........................     215,339          62,233              (32)        277,540
Redeemable Series A Preferred Stock...........      36,000              32              (32)         36,000
Shareholders' equity (deficit)
Common Stock..................................           1           2,702           (2,702)              1
Additional paid-in capital....................     (16,263)         22,158          (28,146)        (22,251)
Cumulative foreign currency translation
  adjustment..................................         (23)         (3,598)           2,480          (1,141)
Retained earnings (deficit)...................      (2,973)         (4,845)           4,845          (2,973)
                                                  --------         -------         --------        --------
     Total shareholders' equity (deficit).....     (19,258)         16,417          (23,523)        (26,364)
                                                  --------         -------         --------        --------
     Total liabilities and shareholders'
       deficit................................    $232,081         $78,682         $(23,587)       $287,176
                                                  ========         =======         ========        ========

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)

                            COMBINING BALANCE SHEET
                            AS OF DECEMBER 31, 1996

                                                                GUARANTOR      NON-GUARANTOR      TSG
                                                               SUBSIDIARIES    SUBSIDIARIES     COMBINED
                                                               ------------    -------------    --------
                                                                        (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents................................      $   340          $ 6,730       $ 7,070
  Receivables, net.........................................       34,274           24,586        58,860
  Inventory................................................          894               36           930
  Prepaid expenses and other assets........................        2,241            1,359         3,600
                                                                 -------          -------       -------
     Total current assets..................................       37,749           32,711        70,460
Property and equipment, net................................       11,371            6,769        18,140
Other assets...............................................        4,490            1,060         5,550
                                                                 -------          -------       -------
     Total assets..........................................      $53,610          $40,540       $94,150
                                                                 =======          =======       =======
LIABILITIES AND MASCOTECH, INC. NET INVESTMENT AND ADVANCES
Current liabilities:
  Notes payable and current portion of long-term debt......      $    --          $ 4,170       $ 4,170
  Accounts payable.........................................        2,711            2,839         5,550
  Accrued liabilities......................................        6,849            3,881        10,730
                                                                 -------          -------       -------
     Total current liabilities.............................        9,560           10,890        20,450
Long-term debt.............................................           --               30            30
Long-term deferred compensation liability and other........        4,220               --         4,220
                                                                 -------          -------       -------
     Total liabilities.....................................       13,780           10,920        24,700
                                                                 -------          -------       -------
Shareholders' equity (deficit):
Cumulative foreign currency translation adjustment.........           --           (2,790)       (2,790)
MascoTech, Inc. net investment and advances................       39,830           32,410        72,240
                                                                 -------          -------       -------
     Total shareholders' equity (deficit): ................       39,830           29,620        69,450
                                                                 -------          -------       -------
     Total liabilities and MascoTech, Inc. net investment
       and advances........................................      $53,610          $40,540       $94,150
                                                                 =======          =======       =======

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)

                       COMBINING STATEMENTS OF OPERATIONS
               FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996 AND
                     CONSOLIDATING STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED DECEMBER 28, 1997

                                                 GUARANTOR        NON-GUARANTOR                          COMBINED
                                                SUBSIDIARIES      SUBSIDIARIES       ELIMINATIONS      CONSOLIDATED
                                                ------------      -------------      ------------      ------------
                                                                      (DOLLARS IN THOUSANDS)
                    1995
Net sales...................................     $ 143,950          $ 72,180            $   --          $ 216,130
Cost of sales...............................      (118,901)          (59,859)               --           (178,760)
                                                 ---------          --------            ------          ---------
     Gross profit...........................        25,049            12,321                --             37,370
Selling, general and administrative
  expenses..................................       (17,218)           (8,012)               --            (25,230)
Michigan Single Business Tax................        (1,500)               --                --             (1,500)
                                                 ---------          --------            ------          ---------
     Operating income.......................         6,331             4,309                --             10,640
Other expense, net..........................          (171)             (229)               --               (400)
                                                 ---------          --------            ------          ---------
     Income before income taxes.............         6,160             4,080                --             10,240
Income tax provision........................         2,180             1,640                --              3,820
                                                 ---------          --------            ------          ---------
     Net income.............................     $   3,980          $  2,440            $   --          $   6,420
                                                 =========          ========            ======          =========
                    1996
Net sales...................................     $ 140,770          $ 87,490            $   --          $ 228,260
Cost of sales...............................      (120,614)          (71,896)               --           (192,510)
                                                 ---------          --------            ------          ---------
     Gross profit...........................        20,156            15,594                --             35,750
Selling, general and administrative
  expenses..................................       (16,775)           (9,465)               --            (26,240)
Michigan Single Business Tax................        (1,510)               --                --             (1,510)
                                                 ---------          --------            ------          ---------
     Operating income.......................         1,871             6,129                --              8,000
Other expense, net..........................          (171)           (1,209)               --             (1,380)
                                                 ---------          --------            ------          ---------
     Income before income taxes.............         1,700             4,920                --              6,620
Income tax provision........................           640             2,160                --              2,800
                                                 ---------          --------            ------          ---------
     Net income.............................     $   1,060          $  2,760            $   --          $   3,820
                                                 =========          ========            ======          =========
FISCAL YEAR ENDED DECEMBER 28, 1997
Net sales...................................     $ 463,141          $101,405            $   --          $ 564,546
Cost of sales...............................      (420,999)          (93,020)               --           (514,019)
                                                 ---------          --------            ------          ---------
     Gross profit...........................        42,142             8,385                --             50,527
Selling, general and administrative
  expenses..................................       (24,572)          (11,435)               --            (36,007)
Michigan Single Business Tax................        (2,868)               --                --             (2,868)
Restructuring costs.........................        (2,000)               --                --             (2,000)
                                                 ---------          --------            ------          ---------
     Operating income (loss)................        12,702            (3,050)               --              9,652
Other expense, net..........................        (9,466)           (2,934)               --            (12,400)
Equity in subsidiary earnings (loss)........        (4,845)               --             4,845                 --
                                                 ---------          --------            ------          ---------
     Loss before income taxes...............        (1,609)           (5,984)            4,845             (2,748)
Income tax provision (benefit)..............         1,364            (1,139)               --                225
                                                 ---------          --------            ------          ---------
     Net loss...............................     $  (2,973)         $ (4,845)           $4,845          $  (2,973)
                                                 =========          ========            ======          =========

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)

                       COMBINING STATEMENT OF CASH FLOWS
                  FOR THE FISCAL YEAR ENDED DECEMBER 28, 1997

                                                GUARANTOR     NON-GUARANTOR                      MSXI
                                               SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                               ------------   -------------   ------------   ------------
                                                                 (DOLLARS IN THOUSANDS)
Cash from (used for):
Operating activities:
  Net income (loss)..........................   $   1,872       $ (4,845)       $     --      $  (2,973)
  Equity in earnings of subsidiaries.........      (4,845)                         4,845             --
  Adjustments to reconcile net income (loss)
     to net cash from (used for) operating
     activities:
     Depreciation............................       5,523          3,444              --          8,967
     Amortization............................         892             --                            892
     (Increase) decrease in receivables......     (28,394)        (7,949)             --        (36,343)
     (Increase) decrease in inventory........        (310)             1              --           (309)
     (Increase) decrease in prepaid expenses
       and other assets......................        (828)          (685)             --         (1,513)
     Increase (decrease) in current
       liabilities...........................      32,558         (2,071)             --         30,487
     Other, net..............................       2,861           (285)             --          2,576
                                                ---------       --------        --------      ---------
  Net cash from (used for) operating
     activities..............................       9,329        (12,390)          4,845          1,784
                                                ---------       --------        --------      ---------
INVESTING ACTIVITIES:
  Capital expenditures.......................      (7,433)        (4,085)             --        (11,518)
  Acquisition of business, net...............    (122,806)       (30,327)         (6,004)      (159,137)
  Investment in foreign subsidiaries.........     (24,378)            --          24,378             --
  Other, net.................................          (8)             3              --             (5)
                                                ---------       --------        --------      ---------
  Net cash used for investing activities.....    (154,625)       (34,409)         18,374       (170,660)
                                                ---------       --------        --------      ---------
Financing activities:
  Intercompany...............................     (30,610)        30,610              --             --
  Investment in subsidiaries.................           8         19,385         (19,393)            --
  Equity in subsidiaries.....................       3,794             --          (3,794)            --
  Increase in debt...........................     136,275          7,124                        143,399
  Decrease in cash overdraft.................        (669)            --              --           (669)
  Sale of Redeemable Preferred Stock.........      36,000             --              --         36,000
  Sale of Common Stock.......................       3,800             --              --          3,800
  Other, net.................................        (830)           (76)            (32)          (938)
                                                ---------       --------        --------      ---------
  Net cash from financing activities.........     147,768         57,043         (23,219)       181,592
                                                ---------       --------        --------      ---------
Effect of foreign exchange rate on cash......         (23)        (1,118)             --         (1,141)
                                                ---------       --------        --------      ---------
Cash:
  Increase during the period.................       2,449          9,126              --         11,575
  Balance, beginning of period...............          --             --              --             --
                                                ---------       --------        --------      ---------
  Balance, end of period.....................   $   2,449       $  9,126        $     --      $  11,575
                                                =========       ========        ========      =========

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)

                       COMBINING STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                              GUARANTOR     NON-GUARANTOR     TSG
                                                             SUBSIDIARIES   SUBSIDIARIES    COMBINED
                                                             ------------   -------------   --------
                                                                     (DOLLARS IN THOUSANDS)
Cash from (used for):
Operating activities:
  Net income...............................................    $ 1,060         $ 2,760      $ 3,820
  Adjustments to reconcile net income to net cash from
     (used for) operating activities:
     Depreciation and amortization.........................      2,373           2,597        4,970
     Decrease in receivables, net..........................        412             968        1,380
     (Increase) decrease in inventory......................        533              (3)         530
     (Increase) decrease in prepaid expenses and other
       assets..............................................        630            (420)         210
     Increase (decrease) in current liabilities............      2,800          (2,790)          10
     Other, net............................................     (1,537)         (1,593)      (3,130)
                                                               -------         -------      -------
  Net cash from (used for) operating activities............      6,271           1,519        7,790
                                                               -------         -------      -------
Investing activities:
  Capital expenditures, net................................     (2,178)         (2,592)      (4,770)
                                                               -------         -------      -------
  Net cash used for investing activities...................     (2,178)         (2,592)      (4,770)
Financing activities:
  Increase in debt.........................................         --             650          650
  Increase (decrease) in MascoTech net investment and
     advances..............................................     (3,237)          8,007        4,770
  Other, net...............................................       (670)             60         (610)
                                                               -------         -------      -------
  Net cash from (used for) financing activities............     (3,907)          8,717        4,810
                                                               -------         -------      -------
Effect of foreign exchange rate changes on cash............        -0-          (2,560)      (2,560)
Cash:
  Increase for the year....................................        186           5,084        5,270
  At January 1.............................................        154           1,646        1,800
                                                               -------         -------      -------
  At December 31...........................................    $   340         $ 6,730      $ 7,070
                                                               =======         =======      =======

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)

                       COMBINING STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                               GUARANTOR      NON-GUARANTOR      TSG
                                                              SUBSIDIARIES    SUBSIDIARIES     COMBINED
                                                              ------------    -------------    --------
                                                                       (DOLLARS IN THOUSANDS)
Cash from (used for):
Operating activities:
  Net income..............................................      $ 3,980         $  2,440       $  6,420
  Adjustments to reconcile net income to net cash from
     (used for) operating activities:
     Depreciation and amortization........................        2,202            2,338          4,540
     Decrease in receivables, net.........................         (674)         (11,976)       (12,650)
     (Increase) decrease in inventory.....................       (1,008)             848           (160)
     (Increase) decrease in prepaid expenses and other
       assets.............................................         (406)            (534)          (940)
     Increase (decrease) in current liabilities...........       (4,338)           5,268            930
     Other, net...........................................        1,579             (799)           780
                                                                -------         --------       --------
  Net cash from (used for) operating activities...........        1,335           (2,415)        (1,080)
                                                                -------         --------       --------
Investing activities:
  Capital expenditures....................................       (4,075)          (4,325)        (8,400)
  Other, net..............................................           --              110            110
                                                                -------         --------       --------
  Net cash used for investing activities..................       (4,075)          (4,215)        (8,290)
                                                                -------         --------       --------
Financing activities:
  Increase in debt........................................           --              260            260
  Payment of debt.........................................           --              (80)           (80)
  MascoTech net investment and advances...................        3,002            8,688         11,690
  Other, net..............................................         (680)              --           (680)
                                                                -------         --------       --------
  Net cash from financing activities......................        2,322            8,868         11,190
                                                                -------         --------       --------
Effect of foreign exchange rate changes on cash...........          -0-           (1,560)        (1,560)
Cash:
  Increase (decrease) for the year........................         (418)             678            260
  At January 1............................................          572              968          1,540
                                                                -------         --------       --------
  At December 31..........................................      $   154         $  1,646       $  1,800
                                                                =======         ========       ========

                   GEOMETRIC RESULTS INCORPORATED -- SERVICES
  (A FORMER BUSINESS UNIT OF GEOMETRIC RESULTS INCORPORATED AND SUBSIDIARIES)

                     CONSOLIDATED CARVE-OUT BALANCE SHEETS
              AS OF DECEMBER 31, 1995 AND 1996 AND AUGUST 31, 1997

                                                                 AS OF           AS OF           AS OF
                                                              DECEMBER 31,    DECEMBER 31,     AUGUST 31,
                                                                  1995            1996            1997
                                                              ------------    ------------     ----------
                                                                         (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash investments...............................      $  4,416        $  3,268        $  6,334
  Cash equivalent -- investment with Ford.................        12,080          14,012          50,044
  Receivables.............................................        80,308          95,972          56,109
  Prepaid expenses and other assets.......................         2,552           3,286           4,691
                                                                --------        --------        --------
     Total current assets.................................        99,356         116,538         117,178
Property and equipment, net...............................        13,206          10,972          11,051
Deposits and other assets.................................            56              20              18
                                                                --------        --------        --------
     Total assets.........................................      $112,618        $127,530        $128,247
                                                                ========        ========        ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Cash overdraft..........................................      $  9,075        $ 18,348        $ 22,569
  Accounts payable........................................        54,652          46,081          35,331
  Accrued payroll and benefits............................         5,834           7,996           6,033
  Accrued expenses........................................         4,084           6,135           8,080
  Line of credit from Ford................................         5,948           2,717           4,852
                                                                --------        --------        --------
     Total current liabilities............................        79,593          81,277          76,865
Deferred income taxes.....................................           250             170             764
                                                                --------        --------        --------
     Total liabilities....................................        79,843          81,447          77,629
Shareholders' equity:
Common stock and additional paid-in capital...............         3,780           3,780           3,780
Cumulative foreign currency translation adjustment........          (566)           (434)           (875)
Retained earnings.........................................        29,561          42,737          47,713
                                                                --------        --------        --------
     Total shareholders' equity...........................        32,775          46,083          50,618
                                                                --------        --------        --------
     Total liabilities and shareholders' equity...........      $112,618        $127,530        $128,247
                                                                ========        ========        ========

                   GEOMETRIC RESULTS INCORPORATED -- SERVICES
  (A FORMER BUSINESS UNIT OF GEOMETRIC RESULTS INCORPORATED AND SUBSIDIARIES)

                CONSOLIDATED CARVE-OUT STATEMENTS OF OPERATIONS
               FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996 AND
                FOR THE EIGHT-MONTH PERIOD ENDED AUGUST 31, 1997

                                                                                             FOR THE
                                                             FOR THE         FOR THE       EIGHT-MONTH
                                                            YEAR ENDED      YEAR ENDED     PERIOD ENDED
                                                           DECEMBER 31,    DECEMBER 31,     AUGUST 31,
                                                               1995            1996            1997
                                                           ------------    ------------    ------------
                                                                      (DOLLARS IN THOUSANDS)
Net sales................................................    $550,398        $690,468        $431,134
Cost of sales............................................     531,118         665,661         411,518
                                                             --------        --------        --------
     Gross profit........................................      19,280          24,807          19,616
Selling, general and administrative expenses.............      23,330          21,576          13,636
Michigan single business tax.............................         289             251             239
                                                             --------        --------        --------
     Operating income (loss).............................      (4,339)          2,980           5,741
Other income, net........................................       1,947           2,511           1,136
                                                             --------        --------        --------
     Income (loss) before income taxes...................      (2,392)          5,491           6,877
Income tax provision (benefit)...........................        (411)          2,530           2,908
                                                             --------        --------        --------
     Net income (loss)...................................    $ (1,981)       $  2,961        $  3,969
                                                             ========        ========        ========

                   GEOMETRIC RESULTS INCORPORATED -- SERVICES
  (A FORMER BUSINESS UNIT OF GEOMETRIC RESULTS INCORPORATED AND SUBSIDIARIES)

                       CONSOLIDATED CARVE-OUT CASH FLOWS
               FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996 AND
                FOR THE EIGHT-MONTH PERIOD ENDED AUGUST 31, 1997

                                                                                          FOR THE
                                                            FOR THE        FOR THE      EIGHT-MONTH
                                                           YEAR ENDED     YEAR ENDED    PERIOD ENDED
                                                          DECEMBER 31,   DECEMBER 31,    AUGUST 31,
                                                              1995           1996           1997
                                                          ------------   ------------   ------------
                                                                    (DOLLARS IN THOUSANDS)
Cash from (used for):
Operating Activities:
  Net income............................................    $ (1,981)      $  2,961       $  3,969
  Adjustments to reconcile net income to net cash from
     (used for) operating activities:
     Depreciation.......................................       3,922          5,111          3,960
     (Gain) loss on disposal of assets..................          74            481              8
     Provision for doubtful accounts....................         (88)           (62)            (2)
     Deferred income taxes..............................        (245)          (101)           262
     (Increase) decrease in receivables.................     (43,759)       (15,602)        39,865
     (Increase) decrease in prepaid expenses and other
       assets...........................................       2,472         (2,588)        (1,071)
     Increase (decrease) in accounts payable............      37,421         (8,571)       (10,750)
     Increase (decrease) in accrued payroll and
       benefits.........................................       1,445          2,162         (1,962)
     Increase (decrease) in income taxes due to
       parent...........................................        (985)         4,618          2,192
     Increase (decrease) in accrued expenses............       1,301           (656)          (248)
                                                            --------       --------       --------
       Net cash from operating activities...............        (423)       (12,247)        36,223
                                                            --------       --------       --------
Investing activities:
  Proceeds from sale of assets..........................         125            333             --
  Capital expenditures..................................      (6,601)        (3,676)        (4,047)
                                                            --------       --------       --------
       Net cash used for investing activities...........      (6,476)        (3,343)        (4,047)
                                                            --------       --------       --------
Financing activities:
  Net borrowings on lines of credit from parent.........         960         (3,231)         2,135
  Divisional equity transfer............................       8,079         10,215          1,007
  Increase in cash overdraft............................       3,116          9,273          4,221
                                                            --------       --------       --------
       Net cash from (used for) financing activities....      12,155         16,257          7,363
                                                            --------       --------       --------
Effect of exchange rate changes on cash.................         (65)           117           (441)
                                                            --------       --------       --------
Cash and cash investments:
  Increase for the period...............................       5,191            784         39,098
  At January 1..........................................      11,305         16,496         17,280
                                                            --------       --------       --------
  At August 31..........................................    $ 16,496       $ 17,280       $ 56,378
                                                            ========       ========       ========

                               APX INTERNATIONAL

                             COMBINED BALANCE SHEET
                          AS OF DECEMBER 30, 1995 AND
                            COMBINING BALANCE SHEET
                             AS OF NOVEMBER 6, 1996

                                                    AS OF
                                                 DECEMBER 30,             AS OF NOVEMBER 6, 1996
                                                     1995        -----------------------------------------
                                                 ------------     GUARANTOR      NON-GUARANTOR      APX
                                                 APX COMBINED    SUBSIDIARIES    SUBSIDIARIES     COMBINED
                                                 ------------    ------------    -------------    --------
                                                                  (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash investments..................      $    737        $     39         $    87       $    126
  Accounts receivable, net...................        36,369          32,555           2,053         34,608
  Inventory..................................         2,696           1,193              --          1,193
  Prepaid expenses and other current
     assets..................................         1,610           2,411              67          2,478
                                                   --------        --------         -------       --------
     Total current assets....................        41,412          36,198           2,207         38,405
Equipment, net...............................         5,970           3,451             650          4,101
Other........................................         1,141             898              41            939
                                                   --------        --------         -------       --------
     Total assets............................      $ 48,523        $ 40,547         $ 2,898       $ 43,445
                                                   ========        ========         =======       ========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable...........................      $  4,365        $  6,543         $    43       $  6,586
  Accrued payroll and benefits...............         2,873           5,664             109          5,773
  Accrued expenses...........................         3,571           5,030             298          5,328
                                                   --------        --------         -------       --------
     Total current liabilities...............        10,809          17,237             450         17,687
Long-term liabilities:
  Intercompany accounts......................            --          (3,704)          3,704             --
  Capital leases.............................           772             505              --            505
  Due to affiliate...........................        42,171          34,004              --         34,004
  Other......................................         1,063             234              --            234
                                                   --------        --------         -------       --------
     Total long-term liabilities.............        44,006          31,039           3,704         34,743
Stockholders' deficit:
  Common stock...............................           371             132             239            371
  Additional paid-in capital.................        10,990          10,990              --         10,990
  Cumulative foreign currency translation
     adjustment..............................             3              (2)              7              5
  Accumulated deficit........................       (17,656)        (18,849)         (1,502)       (20,351)
                                                   --------        --------         -------       --------
     Total stockholders' deficit.............        (6,292)         (7,729)         (1,256)        (8,985)
                                                   --------        --------         -------       --------
     Total liabilities and stockholders'
       deficit...............................      $ 48,523        $ 40,547         $ 2,898       $ 43,445
                                                   ========        ========         =======       ========

                               APX INTERNATIONAL

                        COMBINED STATEMENT OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 30, 1995 AND
                       COMBINING STATEMENT OF OPERATIONS
              FOR THE PERIOD DECEMBER 31, 1995 TO NOVEMBER 6, 1996

                                                 FOR THE
                                                YEAR ENDED      FOR THE PERIOD DECEMBER 31, 1995 TO
                                               DECEMBER 30,              NOVEMBER 6, 1996
                                                   1995       ---------------------------------------
                                               ------------    GUARANTOR     NON-GUARANTOR     APX
                                               APX COMBINED   SUBSIDIARIES   SUBSIDIARIES    COMBINED
                                               ------------   ------------   -------------   --------
                                                               (DOLLARS IN THOUSANDS)
Net sales....................................    $140,234       $126,853        $8,197       $135,050
Cost of sales                                     133,116        118,566         8,554        127,120
                                                 --------       --------        ------       --------
     Gross profit (loss).....................       7,118          8,287          (357)         7,930
Selling, general and administrative
  expenses...................................       7,299          7,357           528          7,885
Michigan Single Business Tax.................          --            806            --            806
                                                 --------       --------        ------       --------
     Operating profit (loss).................        (181)           124          (885)          (761)
Other expense, net...........................      (2,727)        (2,126)           (3)        (2,129)
                                                 --------       --------        ------       --------
     Loss before income tax benefit..........      (2,908)        (2,002)         (888)        (2,890)
Income tax benefit...........................         114            195            --            195
                                                 --------       --------        ------       --------
     Net loss................................    $ (2,794)      $ (1,807)       $ (888)      $ (2,695)
                                                 ========       ========        ======       ========

                               APX INTERNATIONAL

                        COMBINED STATEMENT OF CASH FLOWS
                    FOR THE YEAR ENDED DECEMBER 30, 1995 AND
                       COMBINING STATEMENT OF CASH FLOWS
              FOR THE PERIOD DECEMBER 31, 1995 TO NOVEMBER 6, 1996

                                                    FOR THE
                                                   YEAR ENDED        FOR THE PERIOD DECEMBER 31, 1995 TO
                                                  DECEMBER 30,                NOVEMBER 6, 1996
                                                      1995        -----------------------------------------
                                                  ------------     GUARANTOR      NON-GUARANTOR      APX
                                                  APX COMBINED    SUBSIDIARIES    SUBSIDIARIES     COMBINED
                                                  ------------    ------------    -------------    --------
                                                                   (DOLLARS IN THOUSANDS)
Cash from (used for):
Operating Activities:
  Net loss....................................      $(2,794)        $(1,807)         $  (888)      $(2,695)
  Adjustments to reconcile net income to net
     cash from (used for) operating
     activities:
     Depreciation and amortization............        2,423           1,745               97         1,842
     Loss on disposal of fixed assets.........          497             633               --           633
  Changes in assets and liabilities:
     Accounts receivable......................       (1,317)          2,914           (1,153)        1,761
     Inventory................................          129           1,503               --         1,503
     Prepaid expenses and other current
       assets.................................         (501)           (834)             170          (664)
     Accounts payable.........................          (98)            764                2           766
     Accrued expenses.........................        1,267           3,980              (25)        3,955
                                                    -------         -------          -------       -------
       Net cash provided (used) by operating
          activities..........................         (394)          8,898           (1,797)        7,101
                                                    -------         -------          -------       -------
Investing Activities:
     Purchases of equipment...................         (747)           (444)            (162)         (606)
                                                    -------         -------          -------       -------
Financing activities:
     Advances from affiliates.................        2,682          (9,969)           1,802        (8,167)
     Capital lease payments...................       (1,018)           (394)              --          (394)
     Cash overdraft...........................           --           1,455               --         1,455
     Other....................................          168            (164)             164            --
                                                    -------         -------          -------       -------
       Net cash from (used for) financing
          activities..........................        1,832          (9,072)           1,966        (7,106)
                                                    -------         -------          -------       -------
Net increase (decrease) in cash...............          691            (618)               7          (611)
Cash, beginning of period.....................           46             657               80           737
                                                    -------         -------          -------       -------
Cash, end of period...........................      $   737         $    39          $    87       $   126
                                                    =======         =======          =======       =======

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
MSX International, Inc.:

     We have audited the accompanying combined balance sheet of APX International as of November 6, 1996, and the related combined statements of operations, stockholders' deficit and cash flows for the period December 31, 1995 to November 6, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     As discussed in Note 8, TAD Resources International, Inc. sold substantially all of APX International subsequent to the balance sheet date. The accompanying combined financial statements do not reflect the impact of this transaction.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of APX International as of November 6, 1996 and the combined results of their operations and their cash flows for the period December 31, 1995 to November 6, 1996 in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Detroit, Michigan
November 10, 1997

                               APX INTERNATIONAL

                             COMBINED BALANCE SHEET

                                                               NOVEMBER 6,
                                                                   1996
                                                               -----------
                                                              (IN THOUSANDS)
ASSETS
Current assets:
     Cash...................................................     $    126
     Accounts receivable, net of allowance for doubtful
      accounts of $1,080....................................       34,608
     Inventory..............................................        1,193
     Prepaid expenses and other current assets..............        2,478
                                                                 --------
          Total current assets..............................       38,405
Equipment, net..............................................        4,101
Other.......................................................          939
                                                                 --------
          Total Assets......................................     $ 43,445
                                                                 ========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Liabilities
     Current liabilities:
          Cash overdraft....................................     $  2,705
          Accounts payable..................................        3,881
          Accrued payroll and benefits......................        5,773
          Accrued expenses..................................        3,651
          Deferred revenue..................................          858
          Deferred taxes....................................          114
          Current portion of capital leases.................          705
                                                                 --------
               Total current liabilities....................       17,687
     Long-term obligations:
          Capital leases....................................          505
          Due to affiliate..................................       34,004
          Other.............................................          234
                                                                 --------
                                                                   34,743
Stockholders' deficit
     Common stock...........................................          371
     Additional paid-in capital.............................       10,990
     Cumulative foreign currency translation adjustments....            5
     Retained earnings (accumulated deficit)................      (20,351)
                                                                 --------
          Stockholders' deficit.............................       (8,985)
                                                                 --------
               Total liabilities and stockholders'
               deficit......................................     $ 43,445
                                                                 ========

     The accompanying notes are an integral part of the combined financial statements.

                               APX INTERNATIONAL

                        COMBINED STATEMENT OF OPERATIONS

                                                              FOR THE PERIOD DECEMBER 31, 1995
                                                                    TO NOVEMBER 6, 1996
                                                              --------------------------------
                                                                       (IN THOUSANDS)
Net sales...................................................              $135,050
Cost of sales...............................................               127,120
                                                                          --------
     Gross profit...........................................                 7,930
Selling, general and administration expenses................                 7,885
Michigan Single Business Tax................................                   806
                                                                          --------
     Operating loss.........................................                  (761)
Interest expense, net.......................................                 2,129
                                                                          --------
     Loss before income tax benefit.........................                (2,890)
Income tax benefit..........................................                   195
                                                                          --------
     Net loss...............................................              $ (2,695)
                                                                          ========

     The accompanying notes are an integral part of the combined financial statements.

                               APX INTERNATIONAL

                  COMBINED STATEMENT OF STOCKHOLDERS' DEFICIT

                                                 FOR THE PERIOD DECEMBER 31, 1995 TO NOVEMBER 6, 1996
                                           -----------------------------------------------------------------
                                                                  RETAINED      CUMULATIVE
                                                                  EARNINGS        FOREIGN
                                           COMMON    PAID-IN    (ACCUMULATED    TRANSLATION    STOCKHOLDERS'
                                           STOCK     CAPITAL      DEFICIT)      ADJUSTMENTS       DEFICIT
                                           ------    -------    ------------    -----------    -------------
                                                                    (IN THOUSANDS)
Balance, December 31, 1995.............     $371     $10,990      $(17,656)         $3            $(6,292)
Net loss...............................                             (2,695)                        (2,695)
Translation adjustments, net...........                                              2                  2
                                            ----     -------      --------          --            -------
Balance, November 6, 1996..............     $371     $10,990      $(20,351)         $5            $(8,985)
                                            ====     =======      ========          ==            =======

     The accompanying notes are an integral part of the combined financial statements.

                               APX INTERNATIONAL

                        COMBINED STATEMENT OF CASH FLOWS

                                                                 FOR THE PERIOD
                                                               DECEMBER 31, 1995
                                                              TO NOVEMBER 6, 1996
                                                              -------------------
                                                                 (IN THOUSANDS)
Operating activities:
  Net loss..................................................        $(2,695)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................          1,842
     Loss on disposal of fixed assets.......................            633
     Changes in assets and liabilities:
       Accounts receivable..................................          1,761
       Inventory............................................          1,503
       Prepaid expenses and other current assets............           (664)
       Accounts payable.....................................            766
       Accrued expenses.....................................          4,326
       Deferred revenue.....................................            458
       Non-current liabilities..............................           (829)
                                                                    -------
       Net cash provided by operating activities............          7,101
                                                                    -------
Investing activities, purchases of equipment................           (606)
                                                                    -------
Financing activities:
  Advances from affiliates..................................         (8,167)
  Capital lease payments....................................           (394)
  Cash overdraft............................................          1,455
                                                                    -------
     Net cash used in financing activities..................         (7,106)
                                                                    -------
Net decrease in cash........................................           (611)
Cash, beginning of period...................................            737
                                                                    -------
Cash, end of period.........................................        $   126
                                                                    =======

     The accompanying notes are an integral part of the combined financial statements.

                               APX INTERNATIONAL

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION AND OPERATIONS

     The business of APX International (the "Company") is to provide drafting, design and other engineering-based services to primarily the automotive industry in the United States and Europe. The Company also produces automotive body parts. The preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions also affect the reported amounts of revenue and expense during the reporting periods. Actual results may differ from such estimates and assumptions.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a. Basis of Preparation: The Company is affiliated with TAD Resources International, Inc. ("TAD") through common stock ownership and management. The Company is included in the combined financial statements of TAD Resources International, Inc. and Affiliated Companies. The combined financial statements of the Company are presented as of and for the period ending November 6, 1996. Subsequent to November 6, 1996, the Company was sold by TAD to MascoTech Automotive Systems Group, Inc. ("MASG"). These combined financial statements include the accounts of the following companies and operations (collectively, APX), all affiliated through common stock ownership and management that are engaged in the similar lines of business:

       Aero-Detroit, Inc. ("Aero Detroit")
       Production Molded Composites Division
       Landmark Holdings, Inc. ("Landmark")
       Pioneer Acquisition Corporation ("Pioneer")
       APX-U. K. (a branch operation of TAD Technical Services, Ltd.) APX-Germany (a branch operation of TAD Technical Services, Ltd.) APX International do Brasil Limitada (Brazil)
       APX International GmbH (Germany)

     Intercompany transactions and accounts have been eliminated.

     b. Revenue and Cost Recognition: Revenues from fixed price contracts are recognized on the percentage of completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. Time and material contracts are based on time incurred at agreed upon billing rates.

     Contract costs include all direct material and labor costs and indirect costs such as indirect labor, supplies, tools and repairs. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in fixed price contracts may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

     c. Inventories: Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out ("FIFO") method.

     d. Advertising: Advertising costs are expensed as incurred and included in operating expenses. Advertising expenses amount to $118,000 for 1996.

     e. Property, Plant and Equipment: Equipment is stated at cost and is depreciated on straight-line and accelerated methods over the estimated useful lives or, in the case of capital leases, over the terms of the leases. Upon retirement or disposal of property, plant and equipment, the cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income. Repair and maintenance costs are charged to expense as incurred.

                               APX INTERNATIONAL
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Equipment as of November 6, 1996 consisted of the following:

Machinery and computer equipment............................  $ 3,515,000
Equipment under capital leases..............................    4,841,000
Furniture and fixtures......................................    1,111,000
Automobiles and trucks......................................       41,000
Leasehold improvements......................................      704,000
                                                              -----------
                                                               10,212,000
     Less accumulated depreciation..........................    6,111,000
                                                              -----------
                                                              $ 4,101,000
                                                              ===========

     f. Other Assets: Excess of cost over value of assets acquired is being amortized on the straight-line method over periods up to 40 years.

     g. Translation of Foreign Currency: The financial statements of the foreign subsidiaries and affiliates are translated into U. S. dollars using the current exchange rate with the effects of translation adjustments deferred and included as a component of stockholders' deficit. Revenues and expenses are translated at the average rates of exchange during the period. Gains and losses on foreign currency transactions are not significant.

     h. Income Taxes: Pioneer and Landmark have elected Subchapter S Corporation status of the Internal Revenue Code. Therefore, in lieu of Federal income taxes, the shareholders are taxed on their proportionate share of the Company's taxable income. Consequently, no provision or liability for Federal income taxes has been included for these companies. Income tax expense and credits are computed on a separate return basis. Deferred income taxes result principally from temporary differences in the bases of assets and liabilities for tax and reporting purposes for Pioneer and Landmark.

3. ACCOUNTS RECEIVABLE

     Receivables arise from services provided pursuant to contracts or agreements with customers for such services. The primary users of the Company's services are manufacturers in the automotive industry. At November 6, 1996 and for the period then ended, three customers, Ford Motor Company, Chrysler Corporation and General Motors, accounted for approximately 60 percent of the Company's accounts receivable balance and 62 percent of total sales for the year.

     Accounts receivable include both billed and unbilled receivables. Unbilled receivables consist of $4,685,000 as of November 6, 1996 for services rendered under fixed price contracts and $6,034,000 as of November 6, 1996 for services rendered under time and materials contracts in excess of amounts already billed. Billings on fixed price contracts generally can be rendered upon completion of specified portions of work. All such billings can be rendered and should be collected within the ensuing year. The Company generally does not bill in advance of providing services.

                               APX INTERNATIONAL
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

4. INCOME TAXES

                                                               NOVEMBER 6, 1996
                                                               ----------------
Provision for income taxes, deferred........................        $ (195)
                                                                    ======

                                                               NOVEMBER 6, 1996
                                                               ----------------
Deferred tax assets (liabilities):
     NOL carryforward.......................................        $ 4,601
     Property and equipment.................................           (730)
     Accrued liabilities....................................             81
     Accounts receivable....................................             49
     Other..................................................             45
     Deferred state taxes...................................           (114)
     Valuation allowance....................................         (4,046)
                                                                    -------
       Net deferred tax asset (liability)...................        $  (114)
                                                                    =======

                                                                FOR THE PERIOD
                                                               DECEMBER 31, 1995
                                                              TO NOVEMBER 6, 1996
                                                              -------------------
U. S. federal statutory rate................................          35.0%
Benefit at U. S. statutory rate.............................        $  474
Other.......................................................            18
Deferred state taxes........................................          (130)
Change in valuation allowance...............................          (557)
                                                                    ------
  Income tax benefit........................................        $ (195)
                                                                    ======

     Aero Detroit has available federal net operating loss carryforwards to offset future taxable income, if any, of $13,147,876 expiring in the years 2003 to 2011. Michigan Single Business Tax paid during the period December 31, 1995 to November 6, 1996 was approximately $1,321,000.

5. RETIREMENT PLANS

     The Company maintains a qualified cash or deferred compensation plan under
Section 401(k) of the Internal Revenue Code. Participation in this plan is available to substantially all salaried employees and to certain groups of hourly employees. Under the plan, employees may elect to defer up to 20 percent of their annual wages, subject to the limitations of the Internal Revenue Code. Third party administrative costs paid by the plan approximated $48,000 for 1996.

     The Company has three defined contribution pension plans. Participation in these plans is available to certain union employees. Company contributions to the plans are based on a specified amount per hour based on the provisions of the individual union's collective bargaining agreements. Company contributions to the plans aggregated $506,272 in 1996.

     The Company has two frozen defined benefit pension plans. One plan covers certain IAMAW union employees under a multi-employer plan that was frozen in 1984. The other plan was frozen in 1988 and covers certain union and non-union employees that were employed by Autodynamics Corporation of America, Inc., a company acquired previously by Aero-Detroit. These plans are not administered by the Company. Contributions are determined in accordance with the provisions of the plans.

                               APX INTERNATIONAL
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The Autodynamics plan status as of the most recently available period is as of the plan years ended June 30, 1996 and is as follows:

Actuarial present value of benefit obligations:
  Vested benefit obligation.................................    $  212,000
                                                                ==========
  Accumulated benefit obligation............................    $  739,000
                                                                ==========
Projected benefit obligation................................    $1,027,000
Plan assets at fair value...................................       855,000
                                                                ----------
Projected benefit obligation in excess of plan assets.......    $ (172,000)
                                                                ==========
Net pension cost:
  Service cost..............................................    $   60,000
  Actual return on plan assets..............................       (55,000)
                                                                ----------
       Net pension cost.....................................    $    5,000
                                                                ==========

6. COMMITMENTS

     Lease: Minimum lease commitments in effect at November 6, 1996, under all noncancellable leases, including capital leases, are as follows:

                                                                         CAPITAL     OPERATING
                                                             TOTAL       LEASES       LEASES
                                                             -----       -------     ---------
Year ended December:
  1997..................................................  $ 6,750,000   $ 644,000   $ 6,106,000
  1998..................................................    4,525,000     143,000     4,382,000
  1999..................................................    3,253,000      10,000     3,243,000
  2000..................................................    2,948,000       9,000     2,939,000
  2001..................................................    3,678,000          --     3,678,000
  Thereafter............................................           --          --            --
                                                          -----------   ---------   -----------
                                                          $21,154,000     806,000   $20,348,000
                                                          ===========               ===========
  Less amount representing interest.....................                 (120,000)
                                                                        ---------
  Present value of minimum payments.....................                $ 686,000
                                                                        =========

     Total rent expense paid under operating lease was $8,118,000 for the period December 31, 1995 to November 6, 1996.

7. RELATED-PARTY TRANSACTIONS

     a. Credit Arrangements: As of November 6, 1996, an affiliated company, TAD Resources International, Inc. had revolving credit arrangements with certain banks through June 1997. APX was a party to these agreements. Borrowings were limited by a collateral formula based upon the level of qualified accounts receivable. Collateral was provided to the bank by all accounts receivable including those of APX, and the arrangement was guaranteed by all affiliated companies, including those that form part of APX.

     APX records its borrowings from affiliated companies as intercompany advances. Total interest charged to APX by these affiliated companies was $1,975,000 in 1996. The weighted average interest rate approximated 6.2%.

     b. Operating Leases: The Company leases office space and equipment from various affiliated companies. Rent expense disclosed in Note 6. includes approximately $4,465,000 arising from such leases during 1996.

                               APX INTERNATIONAL
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     c. Other: The Company was charged management fees from a related company of approximately $362,000 in 1996.

8. SUBSEQUENT EVENT:

     TAD entered into an agreement dated November 6, 1996, whereby TAD sold substantially all of the assets and liabilities of Aero-Detroit, Landmark and Pioneer to MASG. Also included in the sale were the APX-UK and APX-Germany operations and all of the issued and outstanding shares of stock of APX International do Brasil Limitada and APX International GmbH.

     In early 1997, MASG sold the net assets of APX to MSX International, Inc., an affiliate of MascoTech, Inc. The sale price was in excess of book value.

     No effect has been given to these transactions in the accompanying financial statements.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
APX International

     We have audited the accompanying combined balance sheet of APX International (the Company) as of December 30, 1995, and the related combined statements of income and stockholders' deficiency, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of APX International at December 30, 1995, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Boston, Massachusetts
April 12, 1996

                               APX INTERNATIONAL

                             COMBINED BALANCE SHEET

                                                              DECEMBER 30, 1995
                                                              -----------------
                                                               (IN THOUSANDS)
ASSETS
Current assets:
  Cash......................................................      $    737
  Accounts receivable, net of allowance for doubtful
     accounts of $171.......................................        36,369
  Inventory.................................................         2,696
  Prepaid expenses and other current assets.................         1,610
                                                                  --------
Total current assets........................................        41,412
Equipment, net..............................................         5,970
Other.......................................................         1,141
                                                                  --------
                                                                  $ 48,523
                                                                  ========
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
  Cash overdraft............................................      $  1,250
  Accounts payable..........................................         3,115
  Accrued payroll and benefits..............................         2,873
  Accrued expenses..........................................         2,030
  Deferred gain.............................................           400
  Deferred taxes............................................           309
  Current portion of capital leases.........................           832
                                                                  --------
Total current liabilities...................................        10,809
Long-term obligations:
  Capital leases............................................           772
  Due to affiliate..........................................        42,171
  Other.....................................................         1,063
                                                                  --------
Total long-term obligations.................................        44,006
Stockholders' deficiency:
  Common stock..............................................           371
  Additional paid-in capital................................        10,990
  Foreign currency translation..............................             3
  Retained earnings (deficit)...............................       (17,656)
                                                                  --------
Total stockholders' deficiency..............................        (6,292)
                                                                  --------
                                                                  $ 48,523
                                                                  ========

                See accompanying notes to financial statements.

                               APX INTERNATIONAL

           COMBINED STATEMENT OF INCOME AND STOCKHOLDERS' DEFICIENCY

                                                                   YEAR ENDED
                                                                DECEMBER 30, 1995
                                                                -----------------
                                                                 (IN THOUSANDS)
Revenue from services.......................................        $140,234
Cost of services............................................         133,116
                                                                    --------
                                                                       7,118
Selling, general, and administrative expenses...............           7,299
                                                                    --------
Operating loss..............................................            (181)
Interest expense............................................           2,727
                                                                    --------
Loss before income tax benefit..............................          (2,908)
Income tax benefit..........................................            (114)
                                                                    --------
Net loss....................................................          (2,794)
Stockholders' deficiency at beginning of year...............          (3,669)
Foreign currency translation adjustment.....................               3
Stockholders' equity of new affiliates......................             168
                                                                    --------
Stockholders' deficiency at end of year.....................        $ (6,292)
                                                                    ========

                See accompanying notes to financial statements.

                               APX INTERNATIONAL

                        COMBINED STATEMENT OF CASH FLOWS

                                                                 YEAR ENDED
                                                              DECEMBER 30, 1995
                                                              -----------------
                                                               (IN THOUSANDS)
OPERATING ACTIVITIES
Net loss....................................................       $(2,794)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization.............................         2,423
  Loss on disposal of fixed assets..........................           497
  Changes in assets and liabilities:
     Accounts receivable....................................        (1,317)
     Inventory..............................................           129
     Prepaid expenses and other current assets..............          (501)
     Accounts payable.......................................           (98)
     Accrued payroll and benefits...........................           881
     Accrued expenses.......................................           786
     Deferred revenue.......................................          (400)
                                                                   -------
Net cash used in operating activities.......................          (394)
INVESTING ACTIVITY
Purchases of equipment......................................          (747)
                                                                   -------
Net cash used in investing activity.........................          (747)
FINANCIAL ACTIVITIES
Advances from affiliates....................................         2,682
Capital lease payments......................................        (1,018)
Proceeds from issuance of stock by new affiliates...........           168
                                                                   -------
Net cash provided by financial activities...................         1,832
                                                                   -------
Net increase in cash........................................           691
Cash at beginning of year...................................            46
                                                                   -------
Cash at end of year.........................................       $   737
                                                                   =======

                See accompanying notes to financial statements.

                               APX INTERNATIONAL

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 30, 1995

1. ORGANIZATION AND OPERATIONS

     The primary business of APX is to provide drafting, design and other engineering-based services to primarily the automotive industry. The Company is also in the business of producing automotive body parts.

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Basis of Preparation

     APX is affiliated with TAD Resources International, Inc. through common stock ownership and management. APX is included in the combined financial statements of TAD Resources International, Inc. and Affiliated Companies. The combined financial statements of APX have been prepared in connection with the pending sale of the businesses of APX to two separate parties. These combined financial statements include the accounts of the following companies and operations (collectively, APX), all affiliated through common stock ownership and management that are engaged in the similar lines of business:

     Aero-Detroit, Inc.
     Landmark Holdings, Inc.
     Pioneer Acquisition Corporation
     APX GmbH (Germany)
     APX-U.K. (a branch operation of TAD Technical Services, Ltd.) APX-Germany (a branch operation of TAD Technical Services, Ltd.) Overseas Resources, Inc.

     Wholly-owned subsidiaries of Aero-Detroit, Inc., TAAG, Inc. and C&D, Inc. have not been consolidated with Aero-Detroit because they are in the same business as TAD and will remain with the TAD group of companies. Aero-Detroit's investment in TAAG and C&D are recorded on the cost basis and total $13,198,000. TAAG and C&D will not be included in any proposed sale transaction, and therefore, the investment has been excluded from these combined financial statements. Amount due to affiliate has been reduced by this same amount as the original investment was funded through borrowings from TAD.

     Intercompany transactions and accounts have been eliminated.

     The fiscal year end of APX is on the Saturday nearest to December 31.

Use of Estimates

     The preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue and Cost Recognition

     Revenues from fixed price contracts are recognized on the percentage of completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. Time and material contracts are valued at selling price based on billing rates.

     Costs include all direct material and labor costs and indirect costs such as indirect labor, supplies, tools and repairs. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in fixed price contracts may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

                               APX INTERNATIONAL

Inventories

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

Advertising

     Advertising costs are expensed as incurred and included in operating expenses. Advertising expenses amounted to $209,000 for 1995.

Equipment and Depreciation

     Equipment is stated at cost and are depreciated on straight-line and accelerated methods over the estimated useful lives.

     Equipment for 1995 consisted of the following:

Machinery and computer equipment............................  $ 3,923,000
Equipment under capitalized leases..........................    5,474,000
Furniture and fixtures......................................    1,421,000
Automobiles and trucks......................................       72,000
Leasehold improvements......................................      655,000
                                                              -----------
                                                               11,545,000
     Less accumulated depreciation..........................    5,575,000
                                                              -----------
                                                              $ 5,970,000
                                                              ===========

Other Assets

     Excess of cost over value of assets acquired is being amortized on the straight-line method over periods up to 40 years.

Translation of Foreign Currency

     The financial statements of the foreign subsidiaries and affiliates are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities, and a weighted average exchange rate for revenues and expenses. The related translation adjustments are reported as a component of stockholders' equity. Gains and losses on foreign currency transactions are not significant.

Acquisitions

     APX made acquisitions of stock and assets of two companies during 1995 and the results of these acquisitions have been included from their respective dates of acquisition. The effect of these acquisitions on the Company's results of operations was not significant.

3. ACCOUNTS RECEIVABLE

     Receivables arise from services provided pursuant to contracts or agreements with customers for such services. Historically, losses due to customers' inability to comply with the payment terms of their contracts or agreements with the Company have not been significant. The primary users of the Company's services are manufacturers in the automotive industry. At December 30, 1995 and for the year then ended, three customers, Ford Motor Company, Chrysler Corporation and General Motors, accounted for approximately 60% of the Company's accounts receivable balance and 73% of total revenues for the year.

                               APX INTERNATIONAL

     Accounts receivable include both billed and unbilled receivables. Unbilled receivables consist of $3,780,000 for services rendered under fixed price contracts and $4,093,000 for services rendered under time and materials contracts in excess of amounts already billed. Billings on fixed price contracts generally can be rendered upon completion of specified portions of work. All such billings can be rendered and should be collected within the ensuing year. The Company generally does not bill in advance of providing services.

4. DEFERRED GAIN

     In 1993, the Company entered into a sale/leaseback arrangement with a related party. The Company sold fully depreciated machinery and equipment for $2,000,000 to an affiliate. The proceeds for the sale have been recorded as a deferred gain which will be amortized over a five-year period concurrent with the related operating lease, accordingly, there is no impact on the results of operations for the year ended December 30, 1995.

5. INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's deferred tax liability of $309,000 is due to deferred income resulting from the use of the cash method of accounting for tax reporting purposes.

     The Company's benefit for income taxes for the year ended December 30, 1995 consists of deferred state taxes of $114,000.

     Aero-Detroit files a consolidated tax return with its subsidiaries TAAG and C&D. 1995 operating losses of Aero will be offset by taxable income of TAAG and C&D; however, the accompanying financial statements do not reflect that benefit. Pioneer and Landmark have elected Subchapter S Corporation status of the Internal Revenue Code. Therefore, in lieu of Federal income taxes, the shareholders are taxed on their proportionate share of the Company's taxable income. Consequently, no provision or liability for Federal income taxes has been included for these companies. Aero Detroit, Inc. has available Federal net operating loss carryforwards to offset future taxable income, if any, of $11,584,000 expiring in the years 2003-2010. Deferred tax assets arising from net operating loss carryovers of Aero-Detroit are fully reserved due to the uncertainty of future taxable income.

6. RETIREMENT PLANS

     The Company maintains a qualified cash or deferred compensation plan under section 401(k) of the Internal Revenue Code. Participation in this plan is available to substantially all salaried employees and to certain groups of hourly employees. Under the plan, employees may elect to defer up to 20% of their annual wages, subject to the limitations of the Internal Revenue Code. Third-party administrative plan costs approximated $91,000 for 1995.

     The Company has three defined contribution pension plans. Participation in these plans is available to certain union employees. Company contributions to the plan are based on a specified amount per hour based on the provisions of the individual union's collective bargaining agreement. Company contributions to the plans aggregated $609,400 in 1995.

     The Company has two frozen defined benefit pension plans. One plan covers certain IAMAW union employees under a multi-employer plan that was frozen in 1984. The other plan was frozen in 1988 and covers certain union and non-union employees that were employed by Autodynamics Corporation of America, Inc., a company acquired previously by Aero-Detroit. These plans are not administered by the Company. Contributions are determined in accordance with the provisions of the plans.

                               APX INTERNATIONAL

     The IAMAW union plan's actuarially computed value of vested benefits were more than the net assets of the Plan as of August 1995. Therefore, the Company would have a withdrawal liability of $1,264,000 if the Company were to withdraw from the Plan. However, the Company has no present intention of withdrawing from this plan, nor has the Company been informed that there is any intention to terminate such plan. There were no Company contributions made to the plan in 1995.

     The Autodynamics plan status as of the most recently available period is as of the plan year ended June 30, 1995 and is as follows:

Actuarial present value of benefit obligations:
     Vested benefit obligation..............................    $ 194,000
                                                                =========
     Accumulated benefit obligation.........................    $ 727,000
                                                                =========
Projected benefit obligation................................      962,000
Plan assets at fair value...................................      861,000
                                                                ---------
Projected benefit obligation in excess of plan assets.......    $(101,000)
                                                                =========
Net pension cost:
     Service cost...........................................    $  47,000
     Actual return on plan assets...........................      (67,000)
                                                                ---------
Net pension cost (credit)...................................    $ (20,000)
                                                                =========

7. COMMITMENTS

Lease

     Minimum lease commitments in effect at December 30, 1995, under all noncancellable leases, including capital leases are as follows:

                                                                         OTHER
                                                          CAPITAL      OPERATING
                                              TOTAL        LEASES       LEASES
                                              -----       -------      ---------
Year ended December:
     1996................................  $ 7,942,000   $  918,000   $ 7,024,000
     1997................................    6,750,000      644,000     6,106,000
     1998................................    4,525,000      143,000     4,382,000
     1999................................    3,253,000       10,000     3,243,000
     2000................................    2,948,000        9,000     2,939,000
     Thereafter..........................    3,678,000           --     3,678,000
                                           -----------   ----------   -----------
                                           $29,096,000    1,724,000   $27,372,000
                                           ===========                ===========
     Less amount representing interest...                  (120,000)
                                                         ----------
     Present value of minimum payments...                $1,604,000
                                                         ==========

     Total rent expense paid under operating leases was $10,880,000 in 1995.

Deferred Compensation

     The Company has deferred compensation agreements with certain present and past officers and key employees of Pioneer. The principal costs of such plans has been accrued over the period of active

                               APX INTERNATIONAL
employment. To fund the majority of these plans, life insurance contracts were purchased on the related employees. Net present value of future payments under these agreements are as follows:

1996........................................................    $136,000
1997........................................................      68,000
1998........................................................      56,000
1999........................................................      37,000
2000........................................................      20,000
Thereafter..................................................      32,000
                                                                --------
                                                                $349,000
                                                                ========

Other

     Obligations under noncompetition agreements are $97,000, payable through the year 2000.

8. RELATED-PARTY TRANSACTIONS

Credit Arrangements

     An affiliated company, TAD Resources International, Inc. has revolving credit arrangements with certain banks through June 1997. APX is a party to these agreements. Borrowings are limited by a collateral formula based upon the level of qualified accounts receivable. Security is provided to the bank by all accounts receivable including those of APX, and the arrangement is guaranteed by all affiliated companies, including those that form part of APX.

     APX records borrowings as intercompany advances. Interest is charged to APX at the same rate charged by the bank. Total interest charged to APX in 1995 was $2,279,000.

Operating Leases

     The Company leases office space and equipment from various companies affiliated with APX. Rent expense disclosed in Note 7 includes approximately $7,152,000 arising from these leases during 1995.

Other

     The Company was charged management fees from a related company of $454,000 in 1995.

9. SUBSEQUENT EVENT

     As of December 30, 1995, TAD Resources International, Inc. made a decision to dispose of the businesses of APX. Subsequent to the end of the year, TAD received offers from separate parties to acquire separately APX's drafting, design and other engineering-based services business and APX's automotive body parts production business. TAD is currently in negotiations with the potential buyers.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
MSX International, Inc.

     We have audited the accompanying consolidated carve-out balance sheets of Geometric Results Incorporated -- Service ("GRI-Service"), a business unit of Geometric Results Incorporated and subsidiaries, as of December 31, 1996 and August 31, 1997 and the related consolidated carve-out statements of operations, stockholder's equity and cash flows for each of the two years in the period ended December 31, 1996 and for the eight-month period ended August 31, 1997. These financial statements are the responsibility of GRI-Service's management. Our responsibility is to express an opinion on these consolidated carve-out financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated carve-out financial statements referred to above present fairly, in all material respects, the financial position of GRI-Service as of December 31, 1996 and August 31, 1997 and the results of its operations and its cash flows for the periods indicated above in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Detroit, Michigan
March 4, 1998

                   GEOMETRIC RESULTS INCORPORATED -- SERVICE
  (A FORMER BUSINESS UNIT OF GEOMETRIC RESULTS INCORPORATED AND SUBSIDIARIES)

                     CONSOLIDATED CARVE-OUT BALANCE SHEETS
                  AS OF DECEMBER 31, 1996 AND AUGUST 31, 1997

                                                                 1996         1997
                                                                 ----         ----
                                                              (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
  Cash......................................................   $  3,268     $  6,334
  Investment with parent....................................     14,012       50,044
  Accounts receivable -- trade:
     From parent and other affiliates.......................     95,711       48,693
     Other, net of allowance for doubtful accounts..........        261        7,416
  Deferred income taxes.....................................        151          483
  Other.....................................................      3,135        4,208
                                                               --------     --------
       Total current assets.................................    116,538      117,178
Property, plant and equipment, net..........................     10,972       11,051
Deposits and other assets...................................         20           18
                                                               --------     --------
       Total assets.........................................   $127,530     $128,247
                                                               ========     ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Cash overdraft............................................   $ 18,348     $ 22,569
  Lines of credit from parent...............................      2,717        4,852
  Accounts payable -- trade:
     To parent and other affiliates.........................      6,644        2,884
     Other..................................................     39,437       32,447
  Accrued payroll, vacations, bonuses and incentives........      7,996        6,033
  Accrued income taxes......................................      2,707        4,900
  Other.....................................................      3,428        3,180
                                                               --------     --------
       Total current liabilities............................     81,277       76,865
Deferred income taxes.......................................        170          764
                                                               --------     --------
       Total liabilities....................................     81,447       77,629
Commitments and contingencies
Stockholder's equity:
  Common stock ($1 par value; authorized 10,000 shares; 10
     shares issued and outstanding) and paid-in capital.....      3,780        3,780
  Foreign currency translation adjustment...................       (434)        (875)
  Retained earnings (Note 2)................................     42,737       47,713
                                                               --------     --------
       Total stockholder's equity...........................     46,083       50,618
                                                               --------     --------
       Total liabilities and stockholder's equity...........   $127,530     $128,247
                                                               ========     ========

   The accompanying notes are an integral part of the consolidated carve-out financial statements.

                   GEOMETRIC RESULTS INCORPORATED -- SERVICE
  (A FORMER BUSINESS UNIT OF GEOMETRIC RESULTS INCORPORATED AND SUBSIDIARIES)

                CONSOLIDATED CARVE-OUT STATEMENTS OF OPERATIONS
                 FOR THE YEAR ENDED DECEMBER 31, 1995, 1996 AND
                FOR THE EIGHT-MONTH PERIOD ENDED AUGUST 31, 1997

                                                                1995          1996          1997
                                                                ----          ----          ----
                                                                     (DOLLARS IN THOUSANDS)
Revenue:
  Contract services.........................................  $547,333      $689,516      $429,891
  Other.....................................................     3,065           952         1,243
                                                              --------      --------      --------
                                                               550,398       690,468       431,134
                                                              --------      --------      --------
Cost of revenue:
  Subcontract costs.........................................   455,095       588,198       358,948
  Salaries, wages and benefits..............................    39,514        45,898        32,304
  Other direct costs........................................    36,509        31,565        20,266
                                                              --------      --------      --------
                                                               531,118       665,661       411,518
                                                              --------      --------      --------
  Gross profit..............................................    19,280        24,807        19,616
General and administrative expense..........................    23,330        21,576        13,636
Michigan Single Business Tax................................       289           251           239
                                                              --------      --------      --------
     Income (loss) from operations..........................    (4,339)        2,980         5,741
Interest income, net of expense.............................       675         1,373         1,166
Other income (expense), net.................................      (528)        1,138            30
Sale of certain contracts...................................     1,800            --
                                                              --------      --------      --------
     Income (loss) from operations before income taxes......    (2,392)        5,491         6,877
Provision (benefit) for income taxes........................      (411)        2,530         2,908
                                                              --------      --------      --------
     Net income (loss)......................................  $ (1,981)     $  2,961      $  3,969
                                                              ========      ========      ========

   The accompanying notes are an integral part of the consolidated carve-out financial statements.

                   GEOMETRIC RESULTS INCORPORATED -- SERVICE
  (A FORMER BUSINESS UNIT OF GEOMETRIC RESULTS INCORPORATED AND SUBSIDIARIES)

           CONSOLIDATED CARVE-OUT STATEMENTS OF STOCKHOLDER'S EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
                AND THE EIGHT-MONTH PERIOD ENDED AUGUST 31, 1997

                                                                           FOREIGN
                                                           ADDITIONAL     CURRENCY
                                                 COMMON     PAID-IN      TRANSLATION    RETAINED
                                                 STOCK      CAPITAL      ADJUSTMENT     EARNINGS     TOTAL
                                                 ------    ----------    -----------    --------     -----
                                                                   (DOLLARS IN THOUSANDS)
Balance, December 31, 1994.....................   $--        $3,780        $ (508)      $23,463     $26,735
Divisional equity transfer from PPD............    --            --            --         8,079       8,079
Net loss.......................................    --            --            --        (1,981)     (1,981)
Foreign currency translation adjustment........    --            --           (58)           --         (58)
                                                  ---        ------        ------       -------     -------
Balance, December 31, 1995.....................    --         3,780          (566)       29,561      32,775
Divisional equity transfer from PPD............    --            --            --        10,215      10,215
Net income.....................................    --            --            --         2,961       2,961
Foreign currency translation adjustment........    --            --           132            --         132
                                                  ---        ------        ------       -------     -------
Balance, December 31, 1996.....................   $--        $3,780        $ (434)      $42,737     $46,083
Divisional equity transfer from PPD............    --            --            --         1,007       1,007
Net income.....................................    --            --            --         3,969       3,969
Foreign currency translation adjustment........    --            --          (441)           --        (441)
                                                  ---        ------        ------       -------     -------
Balance, August 31, 1997.......................   $--        $3,780        $ (875)      $47,713     $50,618
                                                  ===        ======        ======       =======     =======

   The accompanying notes are an integral part of the consolidated carve-out financial statements.

                   GEOMETRIC RESULTS INCORPORATED -- SERVICE
  (A FORMER BUSINESS UNIT OF GEOMETRIC RESULTS INCORPORATED AND SUBSIDIARIES)

                CONSOLIDATED CARVE-OUT STATEMENTS OF CASH FLOWS
 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996 AND FOR THE EIGHT-MONTH PERIOD
                             ENDED AUGUST 31, 1997

                                                                  1995        1996        1997
                                                                  ----        ----        ----
                                                                     (DOLLARS IN THOUSANDS)
Cash flows from operating activities:
     Net income (loss)......................................    $ (1,981)   $  2,961       3,969
     Adjustments to reconcile net income (loss) to net cash
       used in
       operations:
          Depreciation......................................       3,922       5,111       3,960
          (Gain) loss on disposal of assets.................          74         481           8
          Provision for doubtful accounts...................         (88)        (62)         (2)
          Deferred income taxes.............................        (245)       (101)        262
          Changes in assets and liabilities:
            Accounts receivable.............................     (43,759)    (15,602)     39,865
            Other assets....................................       2,472      (2,588)     (1,071)
            Accounts payable -- trade.......................      37,421      (8,571)    (10,750)
            Accrued payroll, vacation, bonuses and
               incentives...................................       1,445       2,162      (1,962)
            Income taxes, due to/from parent................        (985)      4,618       2,192
            Other current liabilities.......................       1,301        (656)       (248)
                                                                --------    --------    --------
          Net cash provided by (used in) operations.........        (423)    (12,247)     36,223
                                                                --------    --------    --------
Cash flows from investing activities:
     Proceeds from sale of assets...........................         125         333          --
     Capital expenditures...................................      (6,601)     (3,676)     (4,047)
                                                                --------    --------    --------
          Net cash used in investing activities.............      (6,476)     (3,343)     (4,047)
                                                                --------    --------    --------
Cash flows from financing activities:
     Net borrowings on lines of credit from parent..........         960      (3,231)      2,135
     Divisional equity transfer (Note 2)....................       8,079      10,215       1,007
     Increase in cash overdraft.............................       3,116       9,273       4,221
                                                                --------    --------    --------
          Net cash provided by financing activities.........      12,155      16,257       7,363
                                                                --------    --------    --------
     Effect of exchange rate changes on cash................         (65)        117        (441)
                                                                --------    --------    --------
          Net increase in cash and equivalents..............       5,191         784      39,098
                                                                --------    --------    --------
     Cash and equivalents at beginning of year..............      11,305      16,496      17,280
                                                                --------    --------    --------
          Cash and equivalents at end of year...............    $ 16,496    $ 17,280    $ 56,378
                                                                ========    ========    ========

   The accompanying notes are an integral part of the consolidated carve-out financial statements.

                   GEOMETRIC RESULTS INCORPORATED -- SERVICE
  (A FORMER BUSINESS UNIT OF GEOMETRIC RESULTS INCORPORATED AND SUBSIDIARIES)

              NOTES TO CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1. DESCRIPTION OF BUSINESS:

Business

     The accompanying consolidated financial statements represent the carve-out of certain operations of Ford Motor Company ("Ford"). Such carve-out financial statements comprise the Service Business ("GRI-Service") of Geometric Results Incorporated and subsidiaries' ("GRI"). GRI was created to provide contract administrative and professional services that Ford, GRI-Service's former parent, and its subsidiaries have historically outsourced and to compete for such contracts on an arm's length basis. GRI also, through its Industrial Power Products Division ("PPD"), is engaged in the sale, marketing and servicing of Ford industrial and marine engines, transmissions, parts and components.

     GRI-Service consists of five lines:

     - Purchasing Services, including PeopleNet (in-client labor process management) and AdTeam (training and procurement consulting management);

     - Automotive Process Management, focusing on warranty, dealer and customer support services;

     - Training Services, emphasizing training, process management, instructional system design and training delivery;

     - Enterprise Imaging, providing electronic imaging of text documents and engineering drawings via internet/intranet technologies; and

     - Diversified Document Services, principally printing and mailroom operations.

     The largest revenue generating GRI-Service line is purchasing services, which contributed 85%, 87% and 84% of total GRI-Service revenues in 1995 and 1996, and for the eight-month period ended August 31, 1997, respectively. GRI-Service has established wholly-owned subsidiaries in Spain, Great Britain, Germany, Mexico, Canada, Australia and New Zealand. The subsidiaries are engaged in the same activities as GRI-Service. Foreign subsidiary assets accounted for approximately 18% and 20% of total GRI-Service assets as of December 31, 1996 and August 31, 1997, respectively.

     On August 31, 1997, MSX International (Holdings), Inc. a Delaware corporation ("MSXI"), purchased GRI, pursuant to a Stock Purchase Agreement (the "Agreement") dated July 25, 1997 by and among Ford and MSXI. GRI's PPD was not a part of this sale, therefore, the accompanying consolidated financial statements reflect only the "carve-out" balance sheets, statements of operations, stockholders' equity and cash flows of GRI-Service for the periods presented. The consolidated carve-out financial statements have been prepared as if GRI-Service had operated as a stand-alone entity for all periods presented, and include those assets, liabilities, revenues and expenses directly attributable to the GRI-Service operations. Certain corporate, general and administrative expenses have been allocated to GRI-Service from Ford on various bases which, in the opinion of management, are reasonable. GRI-Service in turn allocates certain corporate, general and administrative expenses to PPD on various bases which, in the opinion of management, are reasonable. The financial statements exclude certain corporate, general and administrative expenses that have been allocated by GRI-Service to PPD. Such expenses and allocations are not necessarily indicative of, and it is not practical for management to estimate, the nature and level of expenses which might have been incurred had GRI-Service been operating as a separate company. Under the terms of an interim agreement, GRI-Service will continue to provide PPD certain services for which it will bill PPD directly. The sale of GRI-Service will limit and eventually eliminate GRI-Service's ability to allocate expenses to PPD, which amounts are material to the results of operations of GRI-Service. For the years ended December 31, 1995 and 1996 and for the eight-month period ended August 31, 1997, these allocated costs were $4,113, $5,207 and $3,397,

                   GEOMETRIC RESULTS INCORPORATED -- SERVICE
  (A FORMER BUSINESS UNIT OF GEOMETRIC RESULTS INCORPORATED AND SUBSIDIARIES)

      NOTES TO CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

respectively. The amounts that will be incurred on a separate company basis could differ significantly from allocated amounts due to economies of scale, differences in management and/or operational practices or other factors. The financial information included herein does not purport to be indicative of the financial position and results of operation of GRI-Service had it operated as a stand-alone entity during the periods covered, and may not be indicative of future operations or financial position.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation and Basis of Presentation

     The accompanying financial statements include the accounts of GRI-Service and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

     Included in the retained earnings of GRI-Service is the divisional equity transfer from PPD which represents the difference between all expenses paid by GRI-Service on behalf of PPD or allocated to PPD by GRI-Service and all cash transferred to GRI-Service by PPD since its acquisition. Expenses paid by GRI-Service or allocated to PPD are not settled with GRI-Service and become a permanent component of the divisional equity transfer. Cash generated by PPD is utilized by GRI-Service on a daily basis. At December 31, 1996 and August 31, 1997, the cumulative divisional equity transfer that is included in GRI-Service's retained earnings was approximately $26,821 and $27,828, respectively.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

     As previously stated, GRI-Service's principal customer is Ford. The loss of this business would have a severe impact on GRI-Service.

Cash Equivalent -- Investment with Parent

     Prior to August 31, 1997, GRI-Service invested excess cash with Ford. As the funds were readily accessible by GRI-Service, the investment with Ford was considered a cash equivalent. Such balances were approximately $14,012 and $498 at December 31, 1996 and August 31, 1997, respectively. The investment bore interest at the published floating short-term rate established by Ford which was 5.3% and 5.5% at December 31, 1996 and August 31, 1997, respectively. Accrued interest receivable at December 31, 1996 and August 31, 1997 was $130 and $146, respectively.

                   GEOMETRIC RESULTS INCORPORATED -- SERVICE
  (A FORMER BUSINESS UNIT OF GEOMETRIC RESULTS INCORPORATED AND SUBSIDIARIES)

      NOTES TO CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

Property, Plant and Equipment

     Depreciation of property, plant and equipment is computed using the straight-line method based upon the following useful lives:

Office furniture, fixtures and equipment....................     1 - 5 years
Computer equipment and purchased software...................     3 - 5 years
Tooling.....................................................         5 years
Automobiles.................................................         3 years
Machinery and equipment.....................................        20 years
Buildings and improvements..................................        36 years

     Leasehold improvements are amortized on a straight-line basis over their estimated useful lives or the term of the lease, whichever is less. When depreciable assets are retired or sold, the cost and related allowance for depreciation are removed from the accounts and the resulting gain or loss is reflected in earnings.

Income Taxes

     Prior to August 31, 1997, GRI-Service's accounts were included in Ford's consolidated federal and principal combined state income tax returns. In connection with this arrangement, GRI-Service had a tax allocation agreement with Ford whereby they provided for income taxes on a separate return basis and paid to or received from Ford those amounts which would have otherwise been due to or from the applicable tax authority. Under this agreement, losses could be carried forward to offset future taxable income. Income taxes payable to Ford as of December 31, 1996 and August 31, 1997 were $1.9 million and $3.1 million, respectively.

     Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

     Foreign earnings are considered permanently invested outside the United States. Repatriation of these earnings to the United States would result in additional taxes.

Foreign Currency Translation

     All balance sheet accounts of foreign subsidiaries are translated at the current exchange rate as of the end of the accounting period. Income statement items are translated at average currency exchange rates. The resulting translation adjustment is recorded as a separate component of stockholder's equity. Transaction gains and losses included in income were not significant in 1995, 1996 or for the eight-month period ended August 31, 1997.

Revenue Recognition

     GRI-Service recognizes contract services revenue and related direct costs as the services are provided.

New Accounting Pronouncements

     In June 1997, the FASB issued Statement of Financial Accountings Standards No. 130 "Comprehensive Income" ("SFAS No. 130") and Statement of Financial Accounting Standards No. 131 "Disclosure about Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS No. 130 establishes

                   GEOMETRIC RESULTS INCORPORATED -- SERVICE
  (A FORMER BUSINESS UNIT OF GEOMETRIC RESULTS INCORPORATED AND SUBSIDIARIES)

      NOTES TO CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. SFAS No. 131 requires publicly-held companies to report financial and other information about key revenue-producing segments of the entity for which such information is available and is utilized by the chief operating decision maker. Specific information to be reported for individual segments includes profit or loss, certain revenue and expense items and total assets. The impact of adopting SFAS No. 130 and SFAS No. 131, both effective for the GRI-Service in 1998, has not yet been determined.

Reclassification

     Certain prior year amounts have been reclassified to conform with the current year presentation.

3. RELATED PARTY TRANSACTIONS:

     For 1995, 1996 and for the eight-month period ended August 31, 1997, substantially all contract service revenue and other income were earned from transactions with Ford. Additionally, substantially all of the interest income is earned from and expense is paid to Ford.

     GRI-Service has historically purchased telephone, insurance, and various other services from Ford, which amounted to $1,622, $2,780 and $2,053 in 1995, 1996 and for the eight-month period ended August 31, 1997, respectively.

4. PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment is comprised of the following at December 31, 1996 and August 31, 1997:

                                                             1996       1997
                                                             ----       ----
Land and improvements....................................  $    163   $    163
Building and improvements................................     1,440      1,682
Machinery and equipment..................................     6,204      6,269
Leasehold improvements...................................     3,794      3,608
Office furniture, fixtures and equipment.................     4,249      4,389
Computer equipment and purchased software................    12,318     14,919
Tooling..................................................       433        381
Automobiles..............................................       215        416
                                                           --------   --------
                                                             28,816     31,827
Less accumulated depreciation and amortization...........   (17,844)   (20,776)
                                                           --------   --------
                                                           $ 10,972   $ 11,051
                                                           ========   ========

                   GEOMETRIC RESULTS INCORPORATED -- SERVICE
  (A FORMER BUSINESS UNIT OF GEOMETRIC RESULTS INCORPORATED AND SUBSIDIARIES)

      NOTES TO CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

5. COMMITMENTS AND CONTINGENCIES:

     GRI-Service leases certain office space, furniture, fixtures and equipment under operating leases with renewal options of one to three years and rent escalation clauses generally in accordance with the consumer price index. Pursuant to the Agreement, GRI-Service will assume certain of the leases. The related lease expense for 1995 and 1996 and for the eight-month period ended August 31, 1997 was $3,609 and $3,574 and $2,794, respectively. Minimum future rental payments under the assumed operating leases are as follows:

YEAR ENDING DECEMBER 31,                                                      RENTS
------------------------                                                      -----
         1997 (four months)................................................  $ 1,960
         1998..............................................................    4,391
         1999..............................................................    2,714
         2000..............................................................    2,124
         2001..............................................................    3,966
                                                                             -------
                                                                             $15,155
                                                                             =======

Litigation

     GRI-Service is subject to legal proceedings, claims and liabilities which arise in the normal course of business. In the opinion of management, the amount of ultimate liability with respect to these actions will not have a material impact on the financial position, results of operations and cash flows of GRI-Service.

6. SHORT-TERM DEBT:

     In April 1996 a line of credit for European operations was established with an affiliate of GRI-Service for a term of three years. Such agreement provides for advances against certain dealer maintenance and servicing accounts receivable, bearing interest at the prevailing European bank rate of 6.25% plus 1.66%. Principal is due when GRI-Service receives payment from its customers and simple interest is due monthly in arrears. At August 31, 1997, approximately $4,852 was outstanding under this agreement.

7. EMPLOYEE BENEFIT PLANS:

     GRI-Service has various employee benefit plans, including a profit sharing plan for U.S. employees and various management and executive incentive plans under which employees meeting certain eligibility tests can earn, at the discretion of the Board of Directors, additional compensation. Such additional compensation, if any, is determined on an annual basis.

     GRI-Service has an employee savings plan (401(k) plan) for all permanent, U.S. employees who are at least 21 years of age and have one year of service (as defined). GRI-Service contributions to the plan are made strictly at the discretion of the Board of Directors and are allocated to participant accounts on a pro rata basis based on participant age and salary. Participants may make voluntary contributions to the plan, subject to federal limitations, up to 15% of their compensation (as defined).

     For the years ended December 31, 1995 and 1996 and for the eight-month period ended August 31, 1997 GRI-Service provided $2,487, $4,499 and $3,230, respectively, relating to these plans.

                   GEOMETRIC RESULTS INCORPORATED -- SERVICE
  (A FORMER BUSINESS UNIT OF GEOMETRIC RESULTS INCORPORATED AND SUBSIDIARIES)

      NOTES TO CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

8. INCOME TAXES:

     The provision (benefit) for income taxes for the years ended December 31, 1995 and 1996 and for the eight-month period ended August 31, 1997 include the following:

                                                          1995      1996       1997
                                                          ----      ----       ----
Federal:
  Current............................................    $ (268)   $ 1,555    $1,046
  Deferred...........................................      (201)       (93)      241
State and local:
  Current............................................       (46)        52        96
  Deferred...........................................       (44)        (8)       20
Foreign, current.....................................       148      1,019     1,505
                                                         ------    -------    ------
       Total.........................................    $ (411)   $ 2,530    $2,908
                                                         ======    =======    ======

     The types of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts that give rise to a significant portion of the deferred tax liability and deferred tax asset and their approximate tax effects are as follows:

                                                            1996                           1997
                                                ----------------------------   ----------------------------
                                                NET DEFERRED   NET DEFERRED    NET DEFERRED   NET DEFERRED
                                                 TAX ASSET     TAX LIABILITY    TAX ASSET     TAX LIABILITY
                                                  CURRENT       NON-CURRENT      CURRENT       NON-CURRENT
                                                ------------   -------------   ------------   -------------
Depreciation..................................     $  --           $(265)         $  --           $(859)
Incentives....................................        --              95             --              95
Unbilled revenue..............................      (279)             --             --              --
Bad debts.....................................         6              --             18              --
Accrued vacation..............................       415              --            446              --
Other, net....................................         9              --             19              --
                                                   -----           -----          -----           -----
     Net asset (liability)....................     $ 151           $(170)         $ 483           $(764)
                                                   =====           =====          =====           =====

     Management has determined that a valuation allowance for the net deferred tax asset is not necessary based on GRI-Service's history of increasing earnings allowing GRI-Service, in the event of future losses, to carry back and recover the majority of its deferred tax assets from refunds of taxes paid in prior years.

     For the years ended December 31, 1995 and 1996, and for the eight-month period ended August 31, 1997, GRI-Service has cumulative undistributed foreign tax-based earnings of approximately $7,541 and $8,051 and $12,207, respectively. It is the intent of GRI-Service to permanently reinvest these earnings. U.S. income tax has been provided on approximately $1,891, $3,791 and $4,763 for the years ended December 31, 1995 and 1996 and for the eight-month period ended August 31, 1997, respectively, which, under U.S. tax law, represent constructive dividends. In the event the remaining earnings of approximately $5,650, $4,260 and $7,444 for the years ended December 31, 1995 and 1996 and for the eight-month period ended August 31, 1997, respectively, are distributed, GRI-Service will be subject to U.S. income taxes.

9. SALE OF CERTAIN CONTRACTS:

     During 1995, GRI-Service sold the assets and certain liabilities of selected contracts in Great Britain. Accordingly, the net gain of $1,800 has been included in other income.

             ======================================================

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               ------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Available Information..................     4
Prospectus Summary.....................     5
Risk Factors...........................    17
Use of Proceeds........................    23
Capitalization.........................    24
Pro Forma Financial Data...............    25
Selected Financial and Other Data......    30
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................    31
Business...............................    39
Management.............................    49
Principal Stockholders.................    52
Certain Relationships and Related
  Transactions.........................    52
Description of Capital Stock...........    55
Description of Certain Other
  Indebtedness.........................    57
The Exchange Offer.....................    58
Description of Notes...................    64
United States Federal Income Tax
  Consequences.........................    92
Plan of Distribution...................    93
Legal Matters..........................    93
Experts................................    94
Index to Consolidated Financial
  Statements...........................   F-1

     UNTIL        , 1998 (90 DAYS AFTER THE DATE HEREOF), ALL DEALERS EFFECTING
TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

             ======================================================
             ======================================================

                                  $100,000,000
                            MSX INTERNATIONAL, INC.
                       11 3/8% SENIOR SUBORDINATED NOTES
                                    DUE 2008

                          MSX INTERNATIONAL, INC. LOGO
                                  ------------
                                   PROSPECTUS
                                    --, 1998
                                  ------------

             ======================================================

                                    PART II

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General corporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 102(b)(7) of the Delaware General Corporation Law provides, generally, that the certificate of incorporation may contain a provisions eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under section 174 of Title 8, or (iv) for any transaction form which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date which such provision becomes effective.

     Article FOUR, Section 1 of the Company's By-laws provides as follows:

          "The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not apposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful."

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS

 *3.1    --  Restated Certificate of Incorporation of the Company.
 *3.2    --  Amended and Restated By-laws of the Company.
  4.1    --  Indenture dated as of January 15, 1998 by and between the
             Company, the Subsidiary Guarantors and IBJ Schroder Bank &
             Trust Company, as trustee, in respect of the 11 3/8% Senior
             Subordinated Notes due 2008.
  4.2    --  Form of Exchange Notes.
  4.3    --  Registration Agreement dated as of January 16, 1998 by and among the Company, the Subsidiary Guarantors and Salomon
             Brothers Inc, Lehman Brothers Inc. and First Chicago Capital
             Markets, Inc.
 *5.1    --  Opinion of Davis Polk & Wardwell as to the validity of the
             Exchange Notes.
*10.1    --  Stockholders' Agreement dated as of January 3, 1997 among the Company, MascoTech, Inc. ("MascoTech"), Citicorp Venture
             Capital, Ltd. ("CVC") and certain executive officers and
             directors of the Company.
*10.2    --  Registration Rights Agreement dated as of January 3, 1997 among the Company, CVC, MascoTech and certain executive
             officers and directors of the Company.
*10.3    --  Credit Agreement dated as of January   , 1998 among the
             Company, the Subsidiary Guarantors and NBD Bank.
*10.4    --  Master Vendor Agreement dated as of August 31, 1997 between the Company and Ford Motor Company ("Ford").
*10.5    --  Master Supply Agreement dated as of August 31, 1997 between the Company and Ford.
*10.6    --  MascoTech Subscription Agreement dated as of January 3, 1997 between the Company and MascoTech.
*10.7    --  CVC Subscription Agreement dated as of January 3, 1997 between the Company and CVC.
*10.8    --  Management Subscription Agreement dated as of January 3,
             1997 between the Company and certain executive officers of the Company.
*10.9    --  Stock Purchase Agreement dated as of July 25, 1997 between
             MSX International (Holdings), Inc. and Ford.
*10.10   --  Acquisition Agreement dated as of November 12, 1996 among the Company, MascoTech and ASG Holdings Inc.
*10.11   --  Employment Agreement dated as of January 3, 1997 between the
             Company and Ralph L. Miller.
*10.12   --  Employment Agreement dated as of January 3, 1997 between the
             Company and Frederick K. Minturn.
*10.13   --  Employment Agreement dated as of August 28, 1997 between the
             Company and Don Springer.
*12.1    --  Statement re: Computation of Ratio of Earnings to Fixed
             Charges.
*21.1    --  Subsidiaries of the Company.
 23.1    --  Consent of Coopers & Lybrand L.L.P.
 23.2    --  Consent of Coopers & Lybrand L.L.P.
 23.3    --  Consent of Coopers & Lybrand L.L.P.
 23.4    --  Consent of Ernst & Young LLP
*23.5    --  Consent of Davis Polk & Wardwell (contained in Exhibit 5.1).
*25.1    --  Statement of eligibility of Trustee on Form T-1.
*99.1    --  Letter of Transmittal.
*99.2    --  Notice of Guaranteed Delivery.

*99.3    --  Instruction to Registered Holder and/or Book-entry transfer of Participant.
*99.4    --  Form of Letter to Clients.
*99.5    --  Form of Letter to Registered Holders and Depository Trust
             Company Participants.

-------------------------
* To be filed by amendment

ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (d) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, State of Michigan on April 9, 1998.

                                          MSX INTERNATIONAL, INC.

                                          By:      /s/ RALPH L. MILLER
                                            ------------------------------------
                                                      Ralph L. Miller
                                             President; Chief Operating Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph L. Miller and Frederick K. Minturn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney's-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated on April 9, 1998.

                   NAME                                                 TITLE
                   ----                                                 -----

           /s/ ERWIN H. BILLIG                  Chairman of the Board of Directors
------------------------------------------
             Erwin H. Billig

           /s/ RALPH L. MILLER                  President; Chief Operating Officer
------------------------------------------
             Ralph L. Miller

         /s/ FREDERICK K. MINTURN               Executive Vice President; Chief Financial Officer
------------------------------------------
           Frederick K. Minturn

         /s/ RICHARD A. MANOOGIAN               Director
------------------------------------------
           Richard A. Manoogian

        /s/ RICHARD M. CASHIN, JR.              Director
------------------------------------------
          Richard M. Cashin, Jr.

          /s/ MICHAEL A. DELANEY                Director
------------------------------------------
            Michael A. Delaney

            /s/ DAVID E. COLE                   Director
------------------------------------------
              David E. Cole

             /s/ LEE GARDNER                    Director
------------------------------------------
               Lee Gardner

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, State of Michigan on April 9, 1998.

                                          GEOMETRIC RESULTS INCORPORATED

                                          By:      /s/ RALPH L. MILLER
                                            ------------------------------------
                                                      Ralph L. Miller
                                                         President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph L. Miller and Frederick K. Minturn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney's-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated on April 9, 1998.

                   NAME                                                 TITLE
                   ----                                                 -----

           /s/ ERWIN H. BILLIG                  Chief Executive Officer
------------------------------------------
             Erwin H. Billig

           /s/ RALPH L. MILLER                  President
------------------------------------------
             Ralph L. Miller

         /s/ FREDERICK K. MINTURN               Vice President, Treasurer and Secretary
------------------------------------------
           Frederick K. Minturn

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, State of Michigan on April 9, 1998.

                                          MSX INTERNATIONAL BUSINESS SERVICES,
                                          INC.

                                          By:      /s/ EDWARD MANNINO
                                            ------------------------------------
                                                       Edward Mannino
                                                         President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph L. Miller and Frederick K. Minturn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney's-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated on April 9, 1998.

                   NAME                                                 TITLE
                   ----                                                 -----

           /s/ ERWIN H. BILLIG                  Chief Executive Officer
------------------------------------------
             Erwin H. Billig

           /s/ RALPH L. MILLER                  Director
------------------------------------------
             Ralph L. Miller

         /s/ FREDERICK K. MINTURN               Vice President, Treasurer and Assistant Secretary
------------------------------------------
           Frederick K. Minturn

            /s/ EDWARD MANNINO                  President
------------------------------------------
              Edward Mannino

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, State of Michigan on April 9, 1998.

                                          MSX INTERNATIONAL ENGINEERING
                                          SERVICES, INC.

                                          By:      /s/ RALPH L. MILLER
                                            ------------------------------------
                                                      Ralph L. Miller
                                                         President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph L. Miller and Frederick K. Minturn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney's-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated on April 9, 1998.

                   NAME                                                 TITLE
                   ----                                                 -----

           /s/ ERWIN H. BILLIG                  Chief Executive Officer
------------------------------------------
             Erwin H. Billig

           /s/ RALPH L. MILLER                  President
------------------------------------------
             Ralph L. Miller

         /s/ FREDERICK K. MINTURN               Vice President, Treasurer and Secretary
------------------------------------------
           Frederick K. Minturn

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, State of Michigan on April 9, 1998.

                                          MSX INTERNATIONAL (HOLDINGS), INC.

                                          By:      /s/ RALPH L. MILLER
                                            ------------------------------------
                                                      Ralph L. Miller
                                                         President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph L. Miller and Frederick K. Minturn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney's-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated on April 9, 1998.

                   NAME                                                 TITLE
                   ----                                                 -----

           /s/ ERWIN H. BILLIG                  Chief Executive Officer
------------------------------------------
             Erwin H. Billig

           /s/ RALPH L. MILLER                  President
------------------------------------------
             Ralph L. Miller

         /s/ FREDERICK K. MINTURN               Vice President, Treasurer and Secretary
------------------------------------------
           Frederick K. Minturn

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, State of Michigan on April 9, 1998.

                                          MSX INTERNATIONAL (USA), INC.

                                          By:      /s/ RALPH L. MILLER
                                            ------------------------------------
                                                      Ralph L. Miller
                                                         President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph L. Miller and Frederick K. Minturn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney's-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated on April 9, 1998.

                   NAME                                                 TITLE
                   ----                                                 -----

           /s/ ERWIN H. BILLIG                  Chief Executive Officer
------------------------------------------
             Erwin H. Billig

           /s/ RALPH L. MILLER                  President
------------------------------------------
             Ralph L. Miller

         /s/ FREDERICK K. MINTURN               Vice President, Treasurer and Secretary
------------------------------------------
           Frederick K. Minturn

                                 EXHIBIT INDEX

  *3.1 --   Restated Certificate of Incorporation of the Company
  *3.2 --   Amended and Restated By-laws of the Company.
   4.1 --   Indenture dated as of January 15, 1998 by and between the
            Company, the Subsidiary Guarantors and IBJ Schroder Bank &
            Trust Company, as trustee, in respect of the 11 3/8% Senior
            Subordinated Notes due 2008.
   4.2 --   Form of Exchange Notes.
   4.3 --   Registration Agreement dated as of January 16, 1998 by and among the Company, the Subsidiary Guarantors and Salomon
            Brothers Inc, Lehman Brothers Inc. and First Chicago Capital
            Markets, Inc.
  *5.1 --   Opinion of Davis Polk & Wardwell as to the validity of the
            Exchange Notes.
 *10.1 --   Stockholders' Agreement dated as of January 3, 1997 among
            the Company, MascoTech, Inc. ("MascoTech"), Citicorp Venture
            Capital, Ltd. ("CVC") and certain executive officers and
            directors of the Company.
 *10.2 --   Registration Rights Agreement dated as of January 3, 1997
            among the Company, CVC, MascoTech and certain executive
            officers and directors of the Company.
 *10.3 --   Credit Agreement dated as of January   , 1998 among the
            Company, the Subsidiary Guarantors and NBD Bank.
 *10.4 --   Master Vendor Agreement dated as of August 31, 1997 between the Company and Ford Motor Company ("Ford").
 *10.5 --   Master Supply Agreement dated as of August 31, 1997 between the Company and Ford.
 *10.6 --   MascoTech Subscription Agreement dated as of January 3, 1997 between the Company and MascoTech.
 *10.7 --   CVC Subscription Agreement dated as of January 3, 1997
            between the Company and CVC.
 *10.8 --   Management Subscription Agreement dated as of January 3,
            1997 between the Company and certain executive officers of the Company.
 *10.9 --   Stock Purchase Agreement dated as of July 25, 1997 between
            MSX International (Holdings), Inc. and Ford.
*10.10 --   Acquisition Agreement dated as of November 12, 1996 among
            the Company, MascoTech and ASG Holdings Inc.
*10.11 --   Employment Agreement dated as of January 3, 1997 between the
            Company and Ralph L. Miller.
*10.12 --   Employment Agreement dated as of January 3, 1997 between the
            Company and Frederick K. Minturn.
*10.13 --   Employment Agreement dated as of August 28, 1997 between the
            Company and Don Springer.
 *12.1 --   Statement re: Computation of Ratio of Earnings to Fixed
            Charges.
 *21.1 --   Subsidiaries of the Company.
  23.1 --   Consent of Coopers & Lybrand L.L.P.
  23.2 --   Consent of Coopers & Lybrand L.L.P.
  23.3 --   Consent of Coopers & Lybrand L.L.P.
  23.4 --   Consent of Ernst & Young LLP
 *23.5 --   Consent of Davis Polk & Wardwell (contained in Exhibit 5.1).
 *25.1 --   Statement of eligibility of Trustee on Form T-1.
 *99.1 --   Letter of Transmittal.
 *99.2 --   Notice of Guaranteed Delivery.
 *99.3 --   Instruction to Registered Holder and/or Book-entry transfer of Participant.
 *99.4 --   Form of Letter to Clients.
 *99.5 --   Form of Letter to Registered Holders and Depository Trust
            Company Participants.

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* To be filed by amendment

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